UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

__________

ELECTRAMECCANICA VEHICLES CORP.

(Exact name of registrant as specified in its charter)

British Columbia	3711	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

102 East 1st Avenue

Vancouver, British Columbia, Canada, V5T 1A4

Telephone: (604) 428-7656

(Address of principal executive offices, including zip code, and telephone number, including area code)

Ortoli Rosenstadt LLP

501 Madison Avenue, 14th Floor

New York, New York, U.S.A., 10022

Telephone: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximumaggregate offeringprice(1)	Amount ofregistration fee
Common Shares, $0.001 par value per share(2)	$27,500,000	$3,424
Total	$	$

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.
(2)	Includes common shares that may be purchased by the underwriters pursuant to their option to purchase additional common shares to cover over-allotments.
(3)
Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion: Preliminary Prospectus Dated February 1, 2018

ELECTRAMECCANICA VEHICLES CORP.

                                    Common Shares

This prospectus relates to an offering of                   common shares of Electrameccanica Vehicles Corp.

Our common shares are quoted on the OTC Market Group Inc.’s Venture Market (the “OTCQB”) under the symbol “ECCTF”. On January 25, 2018, the last reported sales price of our common share on the OTCQB was US$4.95 per share, and on January 25, 2018 we had approximately 47,994,209 common shares outstanding. We submitted our application for listing on the Nasdaq Capital Markets on October 17, 2017. This application might not be approved.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. (See “Exemptions Under the Jumpstart Our Business Startups Act.”)

Per Common Share(1)(2)
Assumed public offering price	US	$
Underwriter fees and commissions(1)	US	$
Proceeds to us, before expenses(1)(2)	US	$
____________
(1)
We will pay the underwriters a success fee of 5.5% for those gross proceeds originating from investors introduced by us and 7% on all other gross proceeds. See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriter. This table sets out the maximum possible underwriting fees and commissions.
(2)
The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering.”

In addition to the fees discussed above, we have agreed to issue to the underwriters warrants to purchase up to a total of                  common shares (equal to 1.5% of the common shares sold in this offering to investors introduced to the underwriters by us and 5% of all other common shares sold in this offering). The warrants will be exercisable from time to time, in whole or in part, commencing from one year from the closing of the offering and expiring            years from the effective date of this registration statement. The warrants are exercisable at a per share price of US$            . The warrants are also exercisable on a cashless basis. We also have agreed to reimburse the underwriters for certain of their out-of-pocket expenses. See “Underwriting” for a description of these arrangements.

We expect our total cash expenses for this offering to be approximately US$          . The underwriters have agreed to purchase the shares from us on a firm commitment basis. The underwriters have an option exercisable within              days from the date of this prospectus to purchase up to            additional common shares from us at the public offering price, less the underwriting discount, solely to cover over-allotments.

The underwriters expect to deliver the common shares against payment in U.S. dollars in New York, New York on or about                  , 2018.

In reviewing this prospectus you should carefully consider the matters described under the caption “Risk Factors” beginning on page 1.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall the Underwriter sell any of these securities in any state where such an offer to sell or solicitation would be unlawful before registration or qualification under such state’s securities laws.

THE DATE OF THIS PROSPECTUS IS , 2018

TABLE OF CONTENTS

PROSPECTUS SUMMARY	iii
RISK FACTORS	1
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	11
USE OF PROCEEDS	11
DIVIDEND POLICY	11
CAPITALIZATION	11
DILUTION	12
CURRENCY AND EXCHANGE RATES	12
COMPANY INFORMATION	13
BUSINESS OVERVIEW	14
EXEMPTIONS UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT	26
CAUTIONARY NOTE REGARDING FINANCIAL DISCLOSURE IN THIS PROSPECTUS	26
DIRECTORS AND SENIOR MANAGEMENT	27
KEY INFORMATION	29
OPERATING AND FINANCIAL REVIEW AND PROSPECTS	33
DIRECTORS AND SENIOR MANAGEMENT AND EMPLOYEES	42
EXECUTIVE COMPENSATION	47
MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS	57
MATERIAL AGREEMENTS	62
MARKET FOR OUR COMMON SHARES	62
NOTICE OF ARTICLES AND ARTICLES OF OUR COMPANY	64
LIMITATIONS ON RIGHTS OF NON-CANADIANS	66
MATERIAL INCOME TAX INFORMATION	67
UNDERWRITING	73
EXPENSES RELATED TO THIS OFFERING	76
EXPERTS	76
INTERESTS OF EXPERTS AND COUNSEL	76
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT	76
WHERE YOU CAN FIND MORE INFORMATION	76
INDEX TO FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the Underwriter, have authorized any other person to provide you with different or additional information. Neither we, nor the Underwriter, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Underwriter is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the Underwriter have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Unless the context otherwise requires, in this prospectus, the term(s) “we”, “us”, “our”, “Company”, “our company”, “Electrameccanica” and “our business” refer to Electrameccanica Vehicles Corp.

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should read carefully the entire document, including our financial statements and related notes, to understand our business, our common shares and the other considerations that are important to your decision to invest in our common shares. You should pay special attention to the “Risk Factors” section on page 1. Unless otherwise indicated, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option.

All references to “$” or “dollars”, are expressed in Canadian dollars unless otherwise indicated.

Our Company

We are a development-stage electric vehicle, or EV, company focusing on EVs that are efficient, cost-effective and environmentally friendly methods for urban residents to commute. We believe that our flagship EV called the SOLO, a single person car, answers the market demand for such a vehicle. In addition, we have two other EV candidates in an advanced stage of development, the Super SOLO, a sports car model of the SOLO, and the Tofino, an all-electric, two-seater roadster.

As of January 25, 2018, we have built 16 pre-production vehicles. We have used some of these pre-production vehicles as prototypes, have delivered four to customers and have used others as test drive models in our two showrooms. At our facilities located in British Colombia, we can manufacture approximately two to four vehicles per month. Our ability to build EVs at our own facilities has been enhanced by our recent acquisition of Intermeccanica International Inc. (“Intermeccanica”) which has over 50 years of custom car manufacturing expertise. Intermeccanica commenced operations during 1959 in Turin, Italy selling speed equipment kits. This led to the production of a Formula Junior racer and eventually to the first unique bodied, hand assembled road car called the InterMeccanica Puch or IMP (21). The car competed at the Nurburgring, a 13.75 mile race circuit in Germany, where it won its 500 cc class. The success of the IMP led Intermeccanica to build the Apollo (101), Griffith (14), Italia (500) and Indra (125) during the period 1959 to 1975. Thereafter, Intermeccanica moved to North America where it started to construct the Porsche 356 Speedster replica and later Intermeccanica moved to Vancouver, Canada, where it developed the tooling to produce the Roadster RS based on the 1959 Porsche 356 D, Intermeccanica incorporated its own tubular chassis in 1986 and offered various powertrains from the original VW air-cooled engine to a six cylinder engine from a Porsche 911. Intermeccanica, throughout its operating history, has built approximately 2,500 vehicles.

To enable us to mass produce our EVs, we have entered into a manufacturing agreement with Chongqing Zongshen Automobile Co., Ltd (“Zongshen”) located in Chongqing, China. Under the agreement, Zongshen has begun the process of establishing tooling and has contracted to produce 75,000 SOLO vehicles. Zongshen, through its subsidiary, Chongqing Zongshen Engine Manufacturing Co., Ltd. is a subsidiary of Zongshen Power. Since its establishment in 1992, Zongshen Power has grown into a large-scale scientific and technical enterprise capable of researching, developing, manufacturing and selling a diverse range of motorcycles and motorcycle engines in China. Its products include over 130 models of two-wheeled motorcycles, electric motorcycles, three-wheeled motorcycles, cross-country vehicles and all-terrain vehicles with motors ranging from 35CC to 500CC. Zongshen has announced that its current annual production of motorcycles exceeds 2,000,000 per year. Zongshen beneficially owns approximately 11.1% of our common stock and has subscribed for common shares and warrants for a total investment of $1,017,532. If we complete this offering, we expect to begin placing orders with Zongshen in the first or second quarter of 2018 and to begin sales of SOLOs in August 2018. We anticipate that Zongshen will produce up to 5,000 of our cars in 2018, 20,000 of our cars in 2019 and 50,000 of our cars in 2020.

We estimate that we need approximately $3.6 million at our current burn rate to continue our business for the next twelve months and an additional $22.7 million to carry out our proposed business plan over the next 12 months. Due to the Company not achieving profitable operations, our auditors have issued a going concern opinion in our audited financial statements.

We were incorporated on February 16, 2015 under the laws of British Columbia, Canada, and have a December 31, fiscal year end. As of January 25, 2018, there were 47,994,209 shares of our common share outstanding.

Our principal executive offices are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. Our telephone number is (604) 428-7656. Our website address is www.electrameccanica.com. Information on our website does not constitute part of this prospectus. Our registered and records office is located at Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

As of January 25, 2018, our executive officers and directors owned 71.8% of our common share, which includes shares that our executive officers and directors have the right to acquire within the next 60 days pursuant to warrants and stock options which have vested.

Recent Developments

Shortly after our incorporation in 2015, we entered into an arrangement with Intermeccanica to leverage Intermeccanica’s over 50 years of quality car manufacturing expertise. On October 18, 2017, we entered into a Share Purchase Agreement (the “SPA”) by which we acquired all the shares of Intermeccanica for $2,500,000.

On October 2, 2017, we announced a manufacturing agreement with Zongshen to produce 75,000 SOLO all-electric vehicles over the next three years. Specifically, the plan calls for the production of 5,000 SOLOs in 2018; 20,000 in 2019; and 50,000 in 2020. Under the agreement the Company agrees to reimburse Zongshen for the cost of the prototype tooling and molds estimated to be $1.8 million, which shall be payable on or before March 18, 2018, and the mass production tooling and molds estimated to be $6.0 million, which shall be payable 50% when Zongshen commences manufacturing the tooling and molds (which we expect will be in the second quarter of 2018), 40% when Zongshen completes manufacturing the tooling and molds (which we expect will be in the third quarter of 2018), and 10% upon delivery to the Company of the first production vehicle (which we expect will be in the third quarter of 2018).

Offering Summary

The Issuer:	Electrameccanica Vehicles Corp.
Address: 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4
Telephone: (604) 428-7656.

Shares Offered:	common shares

Offering Price:	US$25,000,000 (excluding the underwriters’ over-allotment option)

Over-allotment	We have granted a day option (commencing from the date of this prospectus) to the underwriters to purchase an additional common shares to cover over-allotments, if any.

Shares Outstanding Prior to the Offering:	47,994,209 common shares as of January 25, 2018

Gross Proceeds:	$25,000,0000

Warrants to purchase additional common share:
We have agreed to issue to the underwriters warrants to purchase up to a total of  common shares (equal to 1.5% of the common shares sold in this offering to investors introduced to the underwriters by us and 5% of all other common shares sold in this offering.) The warrants will be exercisable from time to time, in whole or in part, from one year of the closing of the offering until five years from the first public sale of common shares in the offering. The warrants are exercisable at a per share price of US$ .

The Underwriter:

Transfer Agent:	Computershare Investor Services Inc.

Market for our Common share:	Our common share is quoted on OTCQB operated by the OTC Markets Group Inc. under the symbol “ECCTF.”

Use of Proceeds:
We intend to use the net proceeds from this offering for plant and equipment, production molds, furniture and fixtures, inventory, research and development, sales and marketing, repayment of a note issued in connection with the acquisition of Intermeccanica and for general working capital.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Summary Financial Data

The summary financial information set forth below has been derived from our financial statements for the fiscal year ended December 31, 2016, for the period from February 16, 2015 (date of inception) to December 31, 2015, and for the nine months ended September 30, 2017. You should read the following summary financial data together with our financial statements and the notes thereto included elsewhere in this prospectus and with the information set forth in the section titled “Operating and Financial Review and Prospects”.

Statement of Operations
	Nine Months ended September 30, 2017	Year ended December 31, 2016	Period ended December 31, 2015
Revenues	-	-	-
Gross Margin	-	-	-
Net Loss	$6,749,268	$8,973,347	$995,833
Basic and Diluted Earnings (Loss) per Share	(0.16)	$(0.27)	$(0.22)
Basic and Diluted Earnings (Loss) per Share after 1 for 5 share split	N/A	N/A	$(0.04)(1)

Balance Sheet
	September 30, 2017	December 31, 2016	December 31, 2015
Cash	$3,464,108	$3,916,283	$106,357
Current Assets	$4,208,556	$4,437,152	$197,309
Total Assets	$4,876,118	$4,787,766	$213,118
Current Liabilities	$2,309,337	$881,176	$346,416
Total Liabilities	$2,309,337	$881,176	$346,416
Shareholders’ Equity (Deficiency)	$2,566,781	$3,906,590	$(133,298)

(1)	After taking into account the one for five share split which was effective on June 22, 2016.

v

RISK FACTORS

An investment in our common shares carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our shares. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares. Refer to “Forward-Looking Statements”.

We have not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to our Business and Industry

We have a limited operating history and have not yet generated any revenues.

Our limited operating history makes evaluating our business and future prospects difficult. We were formed in February 2015, and we have not yet begun mass production or the commercial delivery of our first vehicle. To date, we have no revenues as any amounts received from the sale of our pre-production vehicles were netted off against research and development costs as cost recovery. We intend in the longer term to derive substantial revenues from the sales of our SOLO vehicle, our Super SOLO vehicle, our Tofino vehicle and other intended elective vehicles. The SOLO and Tofino are in development, and we do not expect to start delivering to the SOLO customers until the end of the second quarter or early third quarter of 2018 or to the Tofino customers until 2019. Our vehicles require significant investment prior to commercial introduction and may never be successfully developed or commercially successful.

We expect that we will experience an increase in losses prior to the launch of the SOLO, the Super SOLO or the Tofino.

In the period from inception to December 31, 2015, we generated a loss of $995,833. For the fiscal year ended December 31, 2016, we generated a loss of $8,973,347, bringing our accumulated deficit to $9,969,180. For the nine months ended September 30, 2017, we generated a loss of $6,749,268, bringing our accumulated deficit to $16,718,448. We anticipate generating a significant loss for the current fiscal year. The independent auditor’s report on our financial statements includes an explanatory paragraph relating to our ability to continue as a going concern.

We have no revenues, are currently in debt and expect significant increases in costs and expenses to forestall profits for the foreseeable future, even if we generate revenues in the near term. Even if we are able to successfully develop the SOLO, the Super SOLO or the Tofino, they might not become commercially successful. If we are to ever achieve profitability we must have a successful commercial introduction and acceptance of our vehicles, which may not occur.

We expect the rate at which we will incur losses to increase significantly in future periods from current levels as we:

●	design, develop and manufacture our vehicles and their components;

●	develop and equip our manufacturing facility;

●	build up inventories of parts and components for the SOLO, the Super SOLO and the Tofino;

●	open Electrameccanica stores;

●	expand our design, development, maintenance and repair capabilities;

●	develop and increase our sales and marketing activities; and

●	develop and increase our general and administrative functions to support our growing operations.

Because we will incur the costs and expenses from these efforts before we receive any revenues with respect thereto, our losses in future periods will be significantly greater than the losses we would incur if we developed the business more slowly. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in profits or even revenues, which would further increase our losses.

We currently have negative operating cash flows, and if we are unable to generate positive operating cash flows in the future our viability as an operating business will be adversely affected.

We have made significant up-front investments in research and development, sales and marketing, and general and administrative expenses to rapidly develop and expand our business. We are currently incurring expenditures related to our operations that have generated a negative operating cash flow. Operating cash flow may decline in certain circumstances, many of which are beyond our control. We might not generate sufficient revenues in the near future. Because we continue to incur such significant future expenditures for research and development, sales and marketing, and general and administrative expenses, we may continue to experience negative cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses. An inability to generate positive cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses or raise additional capital on reasonable terms will adversely affect our viability as an operating business.

To carry out our proposed business plan to develop, manufacture, sell and service electric vehicles, we will require a significant amount of capital.

To carry out our proposed business plan, we estimate that we will need approximately $3.6 million for the next 12 months. We intend to raise our cash requirements for the next 12 months through this offering and, if needed, the sale of our equity securities in private placements and shareholder loans. If we are unsuccessful in raising enough funds through such capital-raising efforts, we may review other financing possibilities such as bank loans. Financing might not be available to us or, if available, only on terms that are not acceptable to us.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

Terms of subsequent financings may adversely impact your investment.

We may have to engage in common equity, debt, or preferred stock financing in the future. Your rights and the value of your investment in our common shares could be reduced. Interest on debt securities could increase costs and negatively impacts operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common shares. In addition, if we need to raise more equity capital from the sale of common shares, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Common shares which we sell could be sold into any market which develops, which could adversely affect the market price.

Our future growth depends upon consumers’ willingness to adopt three-wheeled single passenger electric vehicles.

Our growth highly depends upon the adoption by consumers of, and we are subject to an elevated risk of any reduced demand for, alternative fuel vehicles in general and electric vehicles in particular. If the market for three-wheeled single passenger electric vehicles does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be negatively impacted. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

●
perceptions about electric vehicle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles;

●	perceptions about vehicle safety in general, in particular safety issues that may be attributed to the use of advanced technology, including vehicle electronics and braking systems;

●	the limited range over which electric vehicles may be driven on a single battery charge;

●	the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;

●	concerns about electric grid capacity and reliability, which could derail our efforts to promote electric vehicles as a practical solution to vehicles which require gasoline;

●	the availability of alternative fuel vehicles, including plug-in hybrid electric vehicles;

●	improvements in the fuel economy of the internal combustion engine;

●	the availability of service for electric vehicles;

●	the environmental consciousness of consumers;

●	volatility in the cost of oil and gasoline;

●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of electric vehicle charging systems and consumers’ perceptions about convenience and cost to charge an electric vehicle;

●	the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles; and

●	perceptions about and the actual cost of alternative fuel.

The influence of any of the factors described above may cause current or potential customers not to purchase our electric vehicles, which would materially adversely affect our business, operating results, financial condition and prospects.

The range of our electric vehicles on a single charge declines over time which may negatively influence potential customers’ decisions whether to purchase our vehicles.

The range of our electric vehicles on a single charge declines principally as a function of usage, time and charging patterns. For example, a customer’s use of their vehicle as well as the frequency with which they charge the battery of their vehicle can result in additional deterioration of the battery’s ability to hold a charge. We currently expect that our battery pack will retain approximately 85% of its ability to hold its initial charge after approximately 3,000 charge cycles and 8 years, which will result in a decrease to the vehicle’s initial range. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions whether to purchase our vehicles, which may harm our ability to market and sell our vehicles.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric vehicles, which could result in the loss of competitiveness of our vehicles, decreased revenue and a loss of market share to competitors.

If we are unable to keep up with advances in electric vehicle technology, we may suffer a decline in our competitive position.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position. Any failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change we plan to upgrade or adapt our vehicles and introduce new models to continue to provide vehicles with the latest technology, in particular battery cell technology. However, our vehicles may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our vehicles. For example, we do not manufacture battery cells which makes us depend upon other suppliers of battery cell technology for our battery packs.

If we are unable to design, develop, market and sell new electric vehicles and services that address additional market opportunities, our business, prospects and operating results will suffer.

We may not be able to successfully develop new electric vehicles and services, address new market segments or develop a significantly broader customer base. To date, we have focused our business on the sale of the SOLO, a three-wheeled single passenger electric vehicle and have targeted mainly urban residents of modest means. We will need to address additional markets and expand our customer demographic to further grow our business. Our failure to address additional market opportunities would harm our business, financial condition, operating results and prospects.

Demand in the vehicle industry is highly volatile.

Volatility of demand in the vehicle industry may materially and adversely affect our business, prospects, operating results and financial condition. The markets in which we will be competing have been subject to considerable volatility in demand in recent periods. Demand for automobile sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new vehicles and technologies. As a new start-up manufacturer, we will have fewer financial resources than more established vehicle manufacturers to withstand changes in the market and disruptions in demand.

We depend on a third-party for our near-term manufacturing needs.

In October 2017, we entered into a manufacturing agreement with Zongshen, a company located in the People’s Republic of China, to produce 75,000 SOLO vehicles over the next three years. The delivery of SOLO vehicles to our future customers and the revenue derived therefrom depends on Zongshen’s ability to fulfill its obligations under that manufacturing agreement. Zongshen’s ability to fulfill its obligations is outside of our control and depends on a variety of factors including Zongshen’s operations, Zongshen’s financial condition and geopolitical and economic risks that could affect China. If Zongshen is unable to fulfill its obligations or is only able to partially fulfill its obligations, we will not be able to sell our SOLO vehicle in the volumes anticipated on the timetable that we anticipate, if at all.

We do not currently have arrangements in place that will allow us to fully execute our business plan.

To sell our vehicles as envisioned, we will need to enter into agreements and arrangements that are not currently in place. These include, entering into agreements with dealerships, arranging for the transportation of SOLOs delivered pursuant to our manufacturing agreement with Zongshen, obtaining battery and other essential supplies in the quantities that we require, entering into manufacturing agreements for the Super SOLO and the Tofino and acquiring additional manufacturing capability. If we are unable to enter into such agreements or are only able to do so on terms that are unfavorable to us, we may not be able to fully carry out our business plans.

We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success depends on the efforts, abilities and continued service of Jerry Kroll - Chief Executive Officer, Henry Reisner - Chief Operating Officer, Kulwant Sandher - Chief Financial Officer, and Ed Theobald – General Manager. A number of these key employees and consultants have significant experience in the automobile manufacturing industry. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may not be able to locate and hire a suitable replacement. We have not obtained any “key person” insurance on certain key personnel.

Since we have little experience in mass-producing electric vehicles, any delays or difficulties in transitioning from producing custom vehicles to mass-producing vehicles may have a material adverse effect on our business, prospects and operating results.

Our management team has experience in producing custom designed vehicles and is now switching focus to mass producing electric vehicles in a rapidly evolving and competitive market. If we are unable to implement our business plans in the timeframe estimated by management and successfully transition into a mass-producing electric vehicle manufacturing business, then our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.

We are subject to numerous environmental and health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.

We are subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and legal requirements contained in approvals or that arise under common law. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances, dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws and/or requirements would have a material adverse effect on our company and its operating results.

Our vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

All vehicles sold must comply with federal, state and provincial motor vehicle safety standards. In both Canada and the United States vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. In this regard, Canadian and U.S. motor vehicle safety standards are substantially the same. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have the SOLO, the Super Solo, the Tofino or any future model electric vehicle satisfy motor vehicle standards would have a material adverse effect on our business and operating results.

If we are unable to reduce and adequately control the costs associated with operating our business, including our costs of manufacturing, sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to reduce and/or maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing and servicing our electric vehicles relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted.

If our vehicles fail to perform as expected, our ability to develop, market and sell our electric vehicles could be harmed.

Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our vehicles use a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced. While we have performed extensive internal testing, we currently have a very limited frame of reference by which to evaluate the performance of our SOLO in the hands of our customers and currently have no frame of reference by which to evaluate the performance of our vehicles after several years of customer driving. A similar evaluation of the Super SOLO and the Tofino is further behind.

We have very limited experience servicing our vehicles. If we are unable to address the service requirements of our future customers our business will be materially and adversely affected.

If we are unable to successfully address the service requirements of our future customers our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the service we will provide our customers will have a direct impact on the success of our future vehicles. If we are unable to satisfactorily service our customers, our ability to generate customer loyalty, grow our business and sell additional vehicles could be impaired.

We have very limited experience servicing our vehicles. As of January 25, 2018, we had not sold any vehicles and had only delivered four pre-production vehicles to customers. We do not plan for mass production to begin for of any SOLO vehicles until the end of the second quarter or during the third quarter of 2018 or for the Tofino until 2019. The total number of SOLOs that we have produced is 16, of which four have been delivered to customers. Throughout its history, Intermeccanica has produced approximately 2,500 cars, which includes, providing after sales support and servicing. We do not have any experience servicing these cars as they do not exist currently. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques.

We may not succeed in establishing, maintaining and strengthening the Electrameccanica brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the Electrameccanica brand. Any failure to develop, maintain and strengthen our brand may materially and adversely affect our ability to sell our planned electric vehicles. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Promoting and positioning our brand will likely depend significantly on our ability to provide high quality electric cars and maintenance and repair services, and we have very limited experience in these areas. In addition, we expect that our ability to develop, maintain and strengthen the Electrameccanica brand will also depend heavily on the success of our marketing efforts. To date, we have limited experience with marketing activities as we have relied primarily on the internet, word of mouth and attendance at industry trade shows to promote our brand. To further promote our brand, we may be required to change our marketing practices, which could result in substantially increased advertising expenses, including the need to use traditional media such as television, radio and print. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Many of our current and potential competitors, particularly automobile manufacturers headquartered in Detroit, Japan and the European Union, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials in our business including aluminum, steel, carbon fiber, non-ferrous metals such as copper and cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:

●
the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;

●	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

●	an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

Our business depends on the continued supply of battery cells for our vehicles. We do not currently have any agreements for the supply of batteries and depend upon the open market for their procurement. Any disruption in the supply of battery cells from our supplier could temporarily disrupt the planned production of our vehicles until such time as a different supplier is fully qualified. Moreover, battery cell manufacturers may choose to refuse to supply electric vehicle manufacturers to the extent they determine that the vehicles are not sufficiently safe. Furthermore, current fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for our raw materials would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased electric vehicle prices. We might not be able to recoup increasing costs of raw materials by increasing vehicle prices. We have also already announced an estimated price for the base model of our planned SOLO, Super SOLO and Tofino. However, any attempts to increase the announced or expected prices in response to increased raw material costs could be viewed negatively by our potential customers, result in cancellations of SOLO, Super SOLO and Tofino reservations and could materially adversely affect our brand, image, business, prospects and operating results.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

If we fail to manage future growth effectively, we may not be able to market and sell our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We plan to expand our operations in the near future in connection with the planned production of our vehicles. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

●	training new personnel;

●	forecasting production and revenue;

●	controlling expenses and investments in anticipation of expanded operations;

●	establishing or expanding design, manufacturing, sales and service facilities;

●	implementing and enhancing administrative infrastructure, systems and processes;

●	addressing new markets; and

●	establishing international operations.

We intend to continue to hire a number of additional personnel, including design and manufacturing personnel and service technicians for our electric vehicles. Competition for individuals with experience designing, manufacturing and servicing electric vehicles is intense, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We have a manufacturing agreement with Chongqing Zongshen Automobile Co., Ltd. to produce 75,000 SOLO vehicles over the next three years. Zongshen’s workforce is not currently unionized, though they may become so in the future or industrial stoppages could occur in the absence of a union. We also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs within our business, that of Zongshen or that of our key suppliers, it could delay the manufacture and sale of our electric vehicles and have a material adverse effect on our business, prospects, operating results or financial condition. Additionally, if we expand our business to include full in-house manufacturing of our vehicles, our employees might join or form a labor union and we may be required to become a union signatory.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given we have limited field experience of our vehicles. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of other future vehicle candidates which would have material adverse effect on our brand, business, prospects and operating results. We plan to maintain product liability insurance for all our vehicles with annual limits of approximately $5 million on a claims-made basis, but any such insurance might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from interfering with our commercialization of our products.

The status of patents involves complex legal and factual questions and the breadth and effectiveness of patented claims is uncertain. We cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions, nor can we be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford sufficient protection against someone creating a knockoff of our products, or as a defensive portfolio against a competitor who claims that we are infringing its patents. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications, if any, will result in issued patents in those foreign jurisdictions or that such patents can be effectively enforced, even if they relate to patents issued in the U.S. In addition, others may obtain patents that we need to take a license to or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease selling, incorporating certain components into, or using vehicles or offering goods or services that incorporate or use the challenged intellectual property;

●	pay substantial damages;

●	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

●	redesign our vehicles or other goods or services; or

●	establish and maintain alternative branding for our products and services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Province of British Columbia, a substantial portion of our assets are in Canada and all of our directors and executive officers reside outside the United States

We are organized under the laws of the Business Corporations Act (British Columbia) (the “Business Corporation Act”) and our executive offices are located outside of the United States in Vancouver, British Columbia. All of our directors and officers, as well as our auditor, reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and the expert named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Risks Related to Our Common Shares

Our executive officers and directors own 71.8% of our common shares.

Our executive officers and directors beneficially own, in the aggregate, 71.8% of our common share, which includes shares that our executive officers and directors have the right to acquire pursuant to warrants and stock options which have vested. As a result, they will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common shares.

Given our lack of revenues, we will likely have to issue additional equity securities to obtain working capital we require for the next 12 months. Our efforts to fund our intended business plans will therefore result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common shares.

Additionally, we have approximately 35,244,271 vested options and 23,713,716 warrants outstanding as of December 31, 2017. The exercise price of the majority of these options and warrants is significantly below our current market price. If the holders of these options and warrants elect to exercise them, your ownership position will be diluted and the per share value of the shares in this offering will be diluted as well. As a result, the market value of our shares could significantly decrease as well.

Additional issuances of our common shares may result in dilution to our existing common shareholders and issuances of our preferred stock may adversely affect the rights of the holders of our common shares and reduce the value of our common shares.

Our Notice of Articles authorize the issuance of an unlimited number of common shares. The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price, if one exists at the time, of the outstanding common shares. If we do issue any such additional common shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire common shares, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control.

In addition, our Notice of Articles authorize the issuance of an unlimited number of shares of preferred stock. Our Board of Directors has the authority to create one or more series of preferred stock and, without shareholder approval, issue shares of preferred stock with rights superior to the rights of the holders of common shares. As a result, shares of preferred stock could be issued quickly and easily, adversely affecting the rights of holder of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we currently have no plans to create any series of preferred stock and have no present plans to issue any shares of preferred stock, any creation and issuance of preferred stock in the future could adversely affect the rights of the holders of common shares and reduce the value of the common shares.

The market price of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our common shares began trading on the OTCQB in September 2017. The volume of trading has been low and the share price has fluctuated significantly. Although we have applied to list on the Nasdaq, we may not eventually list on the Nasdaq Capital Markets and, if we do, such listing might not affect our volume or volatility. The value of your investment could decline due to the impact of any of the following factors upon the market price of our common shares:

●	sales or potential sales of substantial amounts of our common shares;
●	announcements about us or about our competitors;
●	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;
●	conditions in the automobile industry;
●	governmental regulation and legislation;
●	variations in our anticipated or actual operating results;
●	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;
●	change in general economic trends; and
●	investor perception of our industry or our prospects.

Many of these factors are beyond our control. The stock markets in general, and the market for automobile companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common shares, regardless of our actual operating performance.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our common shares. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement from you prior to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the value of your investment to decline.

FINRA sales practice requirements may limit your ability to buy and sell our common shares, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares and, thereby, depress our share price.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which: (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration; and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as market makers for our common shares. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common shares to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places in this prospectus and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will”, or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus may include, but are not limited to, statements and/or information related to: strategy, future operations, the size and value of the order book and the number of orders, the number and timing of building pre-production vehicles, the projection of timing and delivery of SOLOs, Super SOLOs or Tofinos in the future, projected costs, expected production capacity, expectations regarding demand and acceptance of our products, estimated costs of machinery to equip a new production facility, and trends in the market in which we operate, plans and objectives of management.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: our ability to build pre-production vehicles and to begin production deliveries within certain timelines; our expected production capacity; prices for machinery to equip a new production facility, labor costs and material costs, remaining consistent with our current expectations; production of SOLOs, Super SOLOs and Tofinos meeting expectations and being consistent with estimates; equipment operating as anticipated; there being no material variations in the current regulatory environment; and our ability to obtain financing as and when required and on reasonable terms. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Description of Business and Operating and Financial Review and Prospects, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

●	general economic and business conditions, including changes in interest rates;

●	prices of other electric vehicles, costs associated with manufacturing electric vehicles and other economic conditions;

●	natural phenomena;

●	actions by government authorities, including changes in government regulation;

●	uncertainties associated with legal proceedings;

●	changes in the electric vehicle market;

●	future decisions by management in response to changing conditions;

●	our ability to execute prospective business plans;

●	misjudgments in the course of preparing forward-looking statements;

●	our ability to raise sufficient funds to carry out our proposed business plan;

●	consumers’ willingness to adopt three-wheeled single passenger electric vehicles;

●	declines in the range of our electric vehicles on a single charge over time may negatively influence potential customers’ decisions to purchase such vehicles;

●	developments in alternative technologies or improvements in the internal combustion engine;

●	inability to keep up with advances in electric vehicle technology;

●	inability to design, develop, market and sell new electric vehicles and services that address additional market opportunities;

●	dependency on certain key personnel and any inability to retain and attract qualified personnel;

●	inexperience in mass-producing electric vehicles;

●	inability to reduce and adequately control operating costs;

●	failure of our vehicles to perform as expected;

●	inexperience in servicing electric vehicles;

●	inability to succeed in establishing, maintaining and strengthening the Electrameccanica brand;

●	disruption of supply or shortage of raw materials;

●	the unavailability, reduction or elimination of government and economic incentives;

●	failure to manage future growth effectively; and

●	labor and employment risks.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

USE OF PROCEEDS

After deducting the estimated underwriting discounts and offering expenses payable by us and assuming no exercise of the underwriters’ over-allotment option, we expect to receive net proceeds of approximately US$22,732,326 from this offering.

Gross proceeds	US	$25,000,000
Underwriting discounts and commissions (up to 7.0% of gross proceeds)	US	$1,750,000
Underwriting non-accountable expenses (0.5% of gross proceeds)	US	$125,000
Retainer Fee	US	$55,000
Miscellaneous underwriting fees expenses	US	$100,000
Other offering expenses (1)	US	$237,674
Net proceeds	US	$22,732,326

(1)
These consist of SEC filing fees of $3,424, legal fees and expenses of approximately $150,000, the NASDAQ Capital Markets listing fee of $50,000, accountant and auditing fees and expenses of approximately $20,000, FINRA filing fees of $4,250 and other fees of approximately $10,000.

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority.

Description of Use		EstimatedAmount of NetProceeds
Manufacturing Plant & Equipment	US	$2,404,730
Production Molds	US	$4,018,535
Furniture & Fixtures	US	$125,829
Inventory	US	$4,026,524
Research & Development	US	$3,643,045
Sales & Marketing	US	$2,804,985
Repayment of Promissory Note in purchase of Intermeccanica	US	$1,500,000
Unallocated Working Capital	US	$4,208,678
Total	US	$22,732,326

DIVIDEND POLICY

To date, we have not paid any dividends on our outstanding common shares. The future payment of dividends will depend upon our financial requirements to fund further growth, our financial condition and other factors which our Board of Directors may consider in the circumstances. We do not contemplate paying any dividends in the immediate or foreseeable futures.

CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2017 on a pro forma as adjusted basis giving effect to the offering at a public offering price of US$ per share and to reflect the application of the proceeds after deducting the estimated offering expenses. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds.”
		As ofNovember 30, 2017
		Actual (Unaudited)	Pro forma(1)	Pro forma adjusted
Assets:
Current Assets		$8,910,648	$	$
Intangible assets		$87,289
Property		$1,357,878
Other Assets		$2,500,000		$
Total Assets		$12,855,815	$	$

Liabilities:
Current Liabilities		$1,984,412		$
Other Liabilities		$500,000
Total Liabilities		$2,484,412		$

Shareholder’s Equity:
Common share (47,743,249 shares issued and outstanding with no par value)		$25,601,277		$
Additional paid-in capital(2)		$3,601,127	$	$
Subscription receivable
Accumulated deficit		$(18,831,001)		$
Accumulated other comprehensive income (loss)	$			$
Total shareholders’ equity		$10,371,403	$	$
Total Liabilities and Shareholders’ Equity		$12,855,815	$	$

(1)
Gives effect to the sale of common shares at an offering price of US$        per share and reflects the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses. Converted into Canadian dollars as set out in “Currency and Exchange Rates”.
(2)
Pro forma adjusted for additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discount, underwriter expense allowance and other expenses. We expect to receive net proceeds of approximately US$           (US$ offering, less underwriting discount of US$ , non-accountable expense allowance of US$ and other accountable expenses of US$ , and offering expenses of US$ ). Converted into Canadian dollars as set out in “Currency and Exchange Rates”.

DILUTION

If you invest in our common shares, your interest will be diluted to the extent of the difference between the offering price per common share and the pro forma net tangible book value per common share after the offering. Dilution results from the fact that the per common share offering price is substantially in excess of the book value per common share attributable to the existing shareholders for our presently outstanding common share. Our net tangible book value attributable to shareholders at                    , 2018 was $        or approximately $       per common share. Net tangible book value per common share as of                      , 2018 represents the amount of total assets less intangible assets and total liabilities, divided by the number of common share outstanding.

We will have common shares outstanding upon completion of the offering (and if the over-allotment option is exercised in full). Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after                     , 2018, will be approximately $           or $           per common share (or $           or $            per common share if the over-allotment option is exercised in full). This would result in dilution to investors in this offering of approximately $              per common share (or $              per common share if the over-allotment option is exercised in full) or approximately       % (or         % if the over-allotment option is exercised in full) from the offering price of US$          per common share. Net tangible book value per common share would increase to the benefit of present shareholders by $           per share attributable to the purchase of the common share by investors in this offering.

The following table sets forth the estimated net tangible book value per common share after the offering and the dilution to persons purchasing common share based on the foregoing offering assumptions.

	Offering Without Over-Allotment(1)	Offering With Over-Allotment(1)
Assumed offering price per common share	$
Net tangible book value per common share before the offering	$
Increase per common share attributable to payments by new investors	$
Pro forma net tangible book value per common share after the offering	$
Dilution per common share to new investors	$
____________
(1)
US dollar amounts converted into $ as set out in “Currency and Exchange Rates”.

CURRENCY AND EXCHANGE RATES

All dollar amounts in this prospectus are expressed in Canadian dollars unless otherwise indicated. Our accounts are maintained in Canadian dollars, and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All reference to “U.S. dollars”, “USD”, or to “US$” are to United States dollars.

The following table sets forth, for each period indicated, the high and low exchange rate for U.S. dollars expressed in Canadian dollars, and the average exchange rate for the periods indicated. Averages for year-end periods are calculated by using the exchange rates on the last day of each full month during the relevant period and the last available exchange rate in March during the relevant fiscal year. These rates are based on the noon buying rate certified for custom purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in preparation of our consolidated financial statements or elsewhere in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

Year Ended	Period End	Period Average Rate	High Rate	Low Rate
December 31, 2015	$1.3839	$1.2791	$1.3989	$1.1725
December 31, 2016	$1.3426	$1. 3243	$1. 4592	$1.2544

Last Six Months
June 2017	$1.2982	$1.3295	$1.3514	$1.2982
July 2017	$1.2490	$1.2690	$1.3000	$1.2436
August 2017	$1.2515	$1.2608	$1.2745	$1.2492
September 2017	$1.2509	$1.2279	$1.2509	$1.2131
October 2017	$1.2894	$1.2607	$1.2894	$1.2470
November 2017	$1.2884	$1.2773	$1.2890	$1.2693
December 2017	$1.2517	$1.2769	1.2900	1.2517

Certain Conversions from U.S. dollars into Canadian dollars have been made for your convenience at US$1.00 = $1.2517, the noon buying price on December 29, 2017.

COMPANY INFORMATION

History and development of the Company

Electrameccanica Vehicles Corp. is a development-stage electric vehicle (“EV”) production company incorporated on February 16, 2015 under the laws of British Columbia, Canada. The concept for our company was developed by Jerry Kroll after years of research and development on advanced EVs.

Upon returning to Vancouver in 2011, Mr. Kroll decided that new electric drive systems could revolutionize car assembly and the concept for our company’s flagship EV called the “SOLO” was born. With the help of long time automotive expert and friend, Henry Reisner, President of Intermeccanica International Inc. (“Intermeccanica”), and Intermeccanica’s vast experience in automotive craftsmanship, our company’s first prototype was finished in January 2015. To solidify our presence and branding in the EV market, we incorporated in February of 2015 under the name Electrameccanica Vehicles Corp. For the past 10 years, Mr. Kroll has been researching and developing superior technologies for autonomous drive systems and dynamic induction charging. We have plans for ongoing refinements to performance, style, value and efficiency as drive systems, computerization and materials are developed.

In 2015, we entered into an arrangement with Intermeccanica to leverage Intermeccanica’s over 50 years of experience. Pursuant to a Joint Operating Agreement entered into between us, Intermeccanica and Mr. Reisner, dated July 15, 2015, and as amended on September 19, 2016, we agreed on an arrangement dealing with leased premises, production assembly and an option to acquire Intermeccanica. We exercised this option in October 2017 to further enhance the combination of our proprietary SOLO design with Intermeccanica’s manufacturing expertise.

We currently have a modern furnished showroom near the downtown core of Vancouver, British Columbia where interested consumers may receive more information on the SOLO, review its specs and technical design, and even test-drive one of the existing prototypes.

As of January 25, 2018, we have a number of marketing efforts that have succeeded in helping us achieve a non-binding order book of approximately $2.4 billion, including 729 private and 59,831 corporate pre-sales. Interested individuals are able to place reservations for the SOLO and the Tofino with a refundable deposit of $250 and $1,000 respectively. We have private orders for 609 SOLOs, each with a refundable deposit of $250, 14 Super SOLOs; each with a refundable deposit of $1,000 and 106 Tofinos, each with a refundable deposit of $1,000. The 59,831 corporate orders are from entities that have provided non-binding letters of interest, and are comprised of 20,330 orders for the SOLO and 39,570 orders for the Tofino.

We have been funding operations to date through equity financings by our founders and through private placements of $25,165,436 from investors. Our management maintains a majority control of our company. As our January 25, 2018, our directors and executive officers owned 71.8% of our outstanding shares, including shares that our executive officers and directors have the right to acquire within the next 60 days pursuant to warrants and stock options which have vested.

Corporate Headquarters

Our principal executive offices are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. Our phone number is (604) 428-7656.

Subsidiaries

We have one subsidiary, Intermeccanica International Inc., a corporation subsisting under the laws of the Province of British Columbia, Canada.

BUSINESS OVERVIEW

General

We are a development-stage EV company focusing on the market demand for EVs that are efficient, cost-effective and environmentally friendly methods for urban residents to commute. We believe that our flagship EV called the SOLO is the answer to such market demand. In addition, we have two other EV candidates in an advanced stage of development, the Super SOLO and the Tofino.

SOLO

We created the SOLO’s first prototype in January of 2015. Since the completion of the prototype, our engineers and designers have devoted efforts to provide the SOLO with an appealing design, and have engaged in proprietary research and development leading to a high performance electric rear drive motor.

The SOLO features a lightweight aerospace composite chassis to allow for a top speed of 130km/h, an attainable cruise speed of 110km/h and is able to go from 0 km/h to 100 km/h in approximately eight seconds. Our SOLO features a lithium ion battery system that requires only three hours of charging time on a 220-volt charging station or six hours from a 110-volt outlet. The lithium battery system utilizes approximately 8.64 kW/h for up to 160 km in range. We also offer a comprehensive warranty package for two years of unlimited mileage which is included in the price of the SOLO. Standard equipment in the SOLO includes, but is not limited to the following:

●	LCD Digital Instrument Cluster;

●	Power Windows;

●	AM/FM stereo with Bluetooth/ CD/USB;

●	Remote keyless entry system;

●	Rear view backup camera;

●	285 liters of cargo space; and

●	Heater and defogger.

Optional equipment will include air conditioning at an additional cost.

The purchase price for our SOLO is $19,888.

Our production department has completed sixteen pre-production SOLOs as at December 31, 2017, and we intend to produce up to fourteen further pre-production SOLOs by the end of July 31, 2018. Producing the pre-production SOLOs allows us to determine and assess the entire production process. Currently, we have increased our production space, organized a production line, ordered components and are in the process of fine tuning the production process through the pre-production SOLOs. We have entered into a manufacturing agreement with Zongshen and expect to begin mass production of the SOLO in the third quarter of 2018. We anticipate our production costs to be $15,000 per SOLO, providing a gross margin of 25% based on a sale price of $19,888.

Super Solo

We also plan on launching the Super SOLO, which is a sports car model within our EV product line. The Super SOLO is intended to boast a longer range and a higher top speed, sleek, aerodynamic design and features that will rival existing super sports cars such as the Ferrari 488 and Lamborghini Gallardo.

Refundable deposits have been accepted for the planned Super SOLO and such deposits are able to be returned at any time. Mechanical development on the Super SOLO has begun and progress will determine when this and any other variants can be launched. No set date has been declared at this time. The Super SOLO is intended to be a high-performance version of the SOLO.

The Tofino

We announced on March 28, 2017, at the Vancouver International Auto Show that we intend to build the Tofino, an all-electric, two-seater roadster representing an evolution of the Intermeccanica Roadster. We are designing the Tofino to be equipped with a high-performance, all-electric motor with a top speed of 200 kph (125 mph) and a 0-100 kph (0-60 mph) in less than seven seconds. The chassis and body are expected to be made of a lightweight aerospace-grade composite with the car capable of up to 400 km (250 miles) of range on a full charge. We are accepting a refundable deposit of $1,000 to reserve the Tofino.

Future EV candidates

We have identified other vehicles that we would like to add to our candidate list such as the “Cargo” and the “Twinn”. We have plans in the future to release the “Cargo,” a larger vehicle than the SOLO that is designed for use as a fleet vehicle with ample storage space which would be best suited for delivery companies such as FedEx, the United States Postal Service and Canada Post. We expect that the Cargo will offer the appropriate compartment space for fleet vehicle uses such as delivery, while offering long range capability and cleaner technology. We envision the Twinn featuring two seats, suitable for urban families, young commuters, empty nesters, and environmentally-conscious consumers.

Sources and Availability of Raw Materials

We continue to source duplicate suppliers for all of our components, and in particular, we are currently sourcing our lithium batteries from Panasonic, Samsung and LT Chem. Lithium is subject to commodity price volatility which is not under our control and could have a significant impact on the price of lithium batteries.

At present, we are subject to the supply of our chassis from one supplier for the production of the SOLO, the Super SOLO and the Tofino. We are exploring adding additional suppliers of the chassis to mitigate the risk of depending on only one supplier.

Patents and Licenses

We have filed patents on items that our legal counsel deem necessary to protect our products. We do not rely on any licenses from third-party vendors at this time.

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on a combination of patent and design applications, trade secrets, including know-how, employee and third party non-disclosure agreements, copyright laws, trademarks and other contractual rights to establish and protect our proprietary rights in our technology. As at January 25, 2018, we had one issued design registration, two allowed design application and six pending patent and design applications with various countries which we consider core to our business in a broad range of areas related to the design of the SOLO and its powertrain. We intend to continue to file additional patent applications with respect to our technology. We do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. Even if granted, these pending patent applications might not provide us with adequate protection.

Trademarks

We operate under the trademark “ELECTRA MECCANICA SOLO”, which is registered under applicable intellectual property laws. We have also registered the trademark for the name “Tofino” in Japan and applied to register the trademark in Canada, the United States, the European Union and China. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market Overview

Investment in clean technology has been trending for several years as nations, governments, and society overall become more aware of the damaging effects pollution and greenhouse gas emissions (“GHG”) have on the environment. In an attempt to prevent and/or slow-down these damaging effects and create a more sustainable environment, nations and government agencies have announced their proposals to reduce GHGs, contribute funding into research and development in clean technology, and offer incentives/rebates for clean technology investments by businesses and consumers.

Electric vehicle (“EV”) is a broad term for vehicles that do not solely operate on gas or diesel. Within this alternative vehicle group, there are more categories that further segment into alternative vehicles that embrace different innovative technologies such as: (i) battery electric vehicles (“BEV”); (ii) fuel-cell electric vehicles (“FCV”); or (iii) plug-in hybrid electric vehicles (“PHEV”).

BEVs draw on power from battery management systems to power electric motors instead of from an internal combustion engine, a fuel cell, or a fuel tank. The Nissan Leaf, Tesla Model S, and our SOLO are BEVs.

FCVs typically utilize a hydrogen fuel cell that, along with oxygen from the air, converts chemical energy into electricity which powers the vehicle’s motor. Emissions from a FCV are water and heat, hence making FCVs true zero-emission vehicles.

PHEVs are the hybrid vehicles that have both an electric motor and an internal combustion engine. A PHEV can alternate between using electricity while in its all-electric range and relying on its gas-powered engine. The Chevrolet Volt and the Toyota Prius are examples of PHEVs.

The popularity of EVs have also been met with difficulties in charging convenience. There are far more gas stations available than public EV charging stations: a search on Yellow Pages reveals that there are 439 gas stations alone in the City of Vancouver whereas the entire Province of British Columbia has approximately 500 public EV charging stations. The convenience and availability of public EV charging stations may prove to be an obstacle of mass adoption of EVs.

Consumers may be afraid that their EVs may run out of charge while they are out on the road and this fear is recognized by the public and has been popularized with the term “range anxiety”. Despite this fear, the distance travelled by most urban commuters is a lot lower than the typical range of an EV. Data from Statistics Canada’s National Household Survey in 2011 reported the average Canadian takes 25 minutes to commute to work.

There currently exists different categories of charging stations depending on the voltage they provide. EV owners can often charge at home on a regular 110-volt outlet which may take between 10 hours to 20 hours depending on the model and make of the EV. This type of outlet and charging is termed level 1 charging. Level 2 charging means the voltage at the charging station is typically around 240 volts and this type of outlet is usually available at public charging stations, shopping malls and big box retailer parking lots, and even located in certain residential hi-rises. Charging at a level 2 station typically cuts down the level 1 charge time in half and may require a small fee for the service.

Electric Vehicles/Automotive – Global Market

EVs have been around for a number of years, but have only recently gained mass adoption and public interest due to open discussions of GHG emission levels, government and international policies on climate change and pollution, increased literature on EVs, fluctuating fuel costs, and improved battery management systems and EV range. According to Navigant Research, the global light duty EV market is estimated to grow from 2.6 million vehicle sales in 2015 to over 6.0 million vehicle sales in 2024.1

EVs in the global market are gaining adoption by the general public and these efforts have also been aided by traditional automotive manufacturers’ entry into the market. The majority of growth in the EV industry has been led by the following top five EV models: (1) Nissan Leaf; (2) Chevrolet Volt (PHEV); (3) Toyota Prius (PHEV); (4) Tesla Model S; and, (5) Mitsubishi Outlander (PHEV).2 There are few manufacturers that are solely devoted to the manufacturing of EVs, the most well-known and popular one being Tesla Motors.

On a global scale, EVs are gaining popularity, particularly in countries where there is high population density, narrow roads, and limited urban space. According to an April article from Pedestrian Observations3, an online website dedicated to transit-oriented developments, several European countries are formulating programs that ban cars fueled by petrol or diesel. This initiative was introduced by Norway’s Minister for the Environment and co-spokesperson for the Green Party, which expects to implement the ban completely by 2025.4

In France, the Paris region has been calling for a phase-out of the internal combustion engine due to rising levels of particulate pollution from diesel vehicles and the local government is looking into implement more battery charging stations to help commuters refuel along the way.5 The German government is expecting German automakers to spend more money on research and development for improved battery range and charging stations.6

In Belgium, Switzerland, and the Netherlands, such governments would like a similar phase-out program akin to that of Norway’s.7 These countries expect the phase-out to be complete by 2030.8 In some of these countries, however, there remain opposing parties to the phase-out program and it is uncertain as to how it will ultimately play out.

We believe that the aforementioned initiatives show that there is significant demand for EVs and with government support, adoption of EVs and changes to the industry can be made more rapidly. Our management believes that these initiatives will materialize and are optimistic at the prospects of an overall cleaner environment and bigger market for EVs.

Electric Vehicles/Automotive – Canadian Market

Data from FleetCarma.com (“FleetCarma”), a clean technology information and communications technology website, reported 2015 EV sales in Canada to be 6,933.9 Although this number pales in comparison to the total 1.898 million internal combustion vehicles sold in Canada in 2015, the 2015 EV sales numbers represent an approximate 32% increase in sales over 2014. The graph below from FleetCarma further breaks down the number of vehicles sold by each EV automaker in Canada in 2014 and 2015.

1 Navigant Research Report, Global Forecasts for Light Duty Hybrid, Plug-in Hybrid, and Battery Electric Vehicle Sales and Vehicles in Use: 2015-2024, online: <https://www.navigantresearch.com/research/electric-vehicle-market-forecasts>.
2 “Electric Car Demand Growing, Global Market Hits 240,000 Units”, Cleantechnica (28 March 2015), online: <https://cleantechnica.com/2015/03/28/ev-demand-growing-global-market-hits-740000-units/>.
3 “Several European Countries to Follow Norway’s Lead, Ban Fuel-Powered Cars”, Pedestrian Observations (1 April 2016), online: <https://pedestrianobservations.wordpress.com/2016/04/01/several-european-countries-to-follow-norways-lead-ban-fuel-powered-cars/>.
4  Ibid.
5  Ibid.
6  Ibid.
7  Ibid.
8  Ibid.
9 Electric Vehicle Sales in Canada: 2015 Final Numbers, online: <http://www.fleetcarma.com/ev-sales-canada-2015/>.

As can be seen from the graph above, Tesla Motor’s Model S made huge strides in sales, recording a 137% increase in 2015 over 2014. Nissan Leaf sales also increased by 23% in 2015 while Chevrolet Volt sales were down 8% in 2015 as compared to the previous year.

FleetCarma also states the total number of EVs on the road in Canada at 18,451.10 54% of Canada’s total EVs are BEVs with the rest being PHEVs. FleetCarma’s data also highlights that the Province of Quebec currently leads the rest of Canada with the most registered EVs at 8,500 vehicles, representing 46% of the entire Canadian EV population. The bar chart below from FleetCarma indicates the provinces and their respective number of registered EVs as at December 31, 2015.

Data from British Columbia Air Quality11, a government division focused on transportation emissions, indicates that pollutant emissions from conventional gasoline vehicles produce almost five times as much volatile organic compounds (“VOCs”) than gasoline/electric hybrid vehicles.

10 Ibid.
11 British Columbia Government Website, B C Air Action Plan, Air Care, Diesel Bus Retrofit Program, online: <http://www.env.gov.bc.ca/epd/bcairquality/topics/government-vehicle-programs.html>.

* NOx refers to Nitrogen Oxides | PM2.5refers to particles in air pollutants that are 2.5 micrometers or less in size

Data from Environment and Climate Change Canada12 indicates that Canada is one of the top countries with large ratios of emissions to GDP. Canada has been working towards reducing its air pollutant emissions alongside other member countries of the Organisation for Economic Co-operation and Development (“OECD”). As can be seen in the bar chart and table below, Canada’s nitrogen levels in 2014 were reduced by 23.3% from 2004 levels.13

Kilotonnes
Tonnes per million US$ gross domestic product
United States
Australia
Canada
Japan
Germany
Turkey
United Kingdom
France
Spain
Italy
0
5000
10 000
15 000
20 000
25 000
0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
2004
2014
www.canada.ca/environmental-indicators

Countries	2004 nitrogen oxide emissions (kilotonnes)	2014 nitrogen oxide emissions (kilotonnes)	2004 nitrogen oxide emissions intensity (tonnes per million US dollars of gross domestic product)	2014 nitrogen oxide emissions intensity (tonnes per million US dollars of gross domestic product)
United States	19,248	11,092	1.38	0.69
Canada	2,506	1,923	2.01	1.28

The below bar chart and table also illustrates the 23.6% decrease in VOC emissions in 2014 from 2004 levels.14 The table compares Canada’s VOC emission levels with that of the United States.

12 Environment Canada Government Website, International Comparison of Air Pollutant Emissions, Canada’s Emission Trends, online: <https://www.ec.gc.ca/indicateurs-indicators/default.asp?lang=en&n=0B0E77F5-1>.
13 Environment Canada Government Website, International Comparison of Air Pollutant Emissions, online: https://www.canada.ca/en/environment-climate-change/services/environmental-indicators/international-comparison-pollutant-emissions.html.
14 Environment Canada Government Website, International Comparison of Air Pollutant Emissions, online: https://www.canada.ca/en/environment-climate-change/services/environmental-indicators/international-comparison-pollutant-emissions.html.

Kilotonnes
Tonnes per million US$ gross domestic product
United States
Canada
Australia
Germany
Turkey
Japan
Italy
United Kingdom
France
Spain
0
4000
8000
12 000
16 000
0
0.5
1.0
1.5
2.0
2.5
2004
2014
www.canada.ca/environmental-indicators

Countries	2004 VOC emissions (kilotonnes)	2014 VOC emissions (kilotonnes)	2004 VOC emissions intensity (tonnes per million US dollars of gross domestic product)	2014 VOC emissions intensity (tonnes per million US dollars of gross domestic product)
United States	14,787	12,917	1.06	0.80
Canada	2,823	2,157	2.26	1.44

The above presented data also points out opportunities for EV markets in countries that have difficulties reducing the air pollution. From the bar charts above, it appears that Australia, Turkey, Poland and the United Kingdom will also be ideal markets for EVs which allow for substantial reduction in VOC and NOXemissions.

A February 2016 article from the Globe and Mail provides more insights on the expected levels of emissions in the coming years. According to the article, in 2020, emissions will hit 768 megatons of carbon dioxide – way above Canada’s target of 622 megatons. By 2030, they will have jumped to 815 megatons, compared with a target for that year of 524 megatons. As a result, provincial governments in Canada are carefully monitoring GHG emissions and providing funding and incentives to help reduce these emission levels.15

Another reason EVs have become popular is due to variable fuel costs and vehicle maintenance costs that have become a burden for conventional gasoline automobile owners. According to the American Automobile Association, the owner of an average sedan would incur US$8,876 a year in driving costs and an average cost per mile of US$0.592 cents (US$0.367 cents per km).16 In comparison to the above statistic, an October 2015 Globe and Mail article reports electric vehicles typically cost owners $0.016 per km to drive.17

Canada is seen as a leader in many industries, but clean-tech and EVs seems not to be one of them. However, research and data reveals significant interest in EVs from Canadians. According to a recent study completed by Ipsos18, a market research firm, 80% of Canadians believe electric cars are the way of the future and 75% would like to drive a car not powered by gasoline. Converting that interest to likelihood to purchase, approximately 64% of respondents in the Ipsos survey expressed they would consider buying or leasing a hydrogen fuel cell vehicle.19

Normally, it is difficult for innovative breakthrough technology to be rapidly adopted by the mass public unless they are well-educated on the technology and the technology is affordable and sufficiently promoted via incentives from the government. In the case of Canada, government incentives and initiatives allow for affordable EVs and convenient free or low-cost charging stations, further promoting the benefits of clean-tech to the general public.20 Below is an overview of current and prospective provincial government incentives that encourage consumers to embrace EVs. As Ontario, Quebec and British Columbia are the top three most populous provinces in Canada, the overview will focus on these provinces.

In Ontario, 35% of GHGs are created from transportation emissions.21 In an effort to reduce GHGS, the Province of Ontario has established government rebates for consumers purchasing EVs. The government of Ontario has plans to allocate $325 million for investments in green technology, a portion of it will be devoted to EV programs.22

The Province of British Columbia has allotted $7.5 million funding for the Clean Energy Vehicle Program (the “CEVforBC Program”) which provides a $5,000 rebate to consumers of a qualifying battery electric, fuel-cell electric, or plug-in hybrid electric vehicle.23 A further $1.59 million in funding will be invested by the Province of British Columbia into charging infrastructure and hydrogen fueling infrastructure.24

15 “Canada’s Greenhouse Gas Emissions Can’t Be Cut Without a Little Pain”, Globe and Mail (4 February 2016), online: <http://www.theglobeandmail.com/opinion/editorials/canadas-greenhouse-gas-emissions-cant-be-cut-without-a-little-pain/article28560158/>.
16 American Automobile Association (Electric Car Fuel Costs Savings). online: <http://exchangeev.aaa.com/benefits-of-driving-electric/fuel-cost-savings/>.
17 “How much does it cost in fuel to run an electric vehicle?”, Globe and Mail (28 October 2015), online: <http://www.theglobeandmail.com/globe-drive/culture/commuting/how-much-does-it-cost-in-fuel-to-run-an-electric-vehicle/article26999091/>.
18 “Eight in Ten (80%) Canadians believe Electric Cars are the Way of the Future”, Iposos (Tuesday, August 11, 2015), online: <http://www.ipsos-na.com/news-polls/pressrelease.aspx?id=6941>.
19 Ibid.
20 Government of Ontario, Ministry of Transportation Website, online: <http://www.mto.gov.on.ca/english/vehicles/electric/index.shtml?utm_source=hootsuite>.
21 “Ontario Spends $20M to Build Electric Vehicle Charging Stations”, The Canadian Press (8 December 2015), online: <http://www.cbc.ca/news/canada/toronto/ontario-electric-vehicle-charging-stations-1.3355595>.
22 Ibid.
23 CEV for BC Dealer Manual, online: <https://www.cevforbc.ca/sites/default/files/dealer_manual_may13_2016_update_0.pdf>.
24 Ibid.

In British Columbia alone, there are over 500 public electric vehicle charging stations to allow for convenient charging. The City of Vancouver alone boasts over 90 public electric charging stations. According to the City of Vancouver website, the municipality now has the biggest municipal EV fleet in Canada, consisting of 26 Mitsubishi iMiEVS and one Nissan Leaf.25

British Columbia is not the only province in Canada offering incentives for EVs. According to a February 2016 article from CBC News, the Province of Ontario has announced, effective as of February 10, 2016, a boost to its incentives from the current range of $5,000 to $8,500 per vehicle up to $6,000 to $10,000 for the purchase or lease of eligible plug-in EVs.26 Additional incentives are available for EVs with larger battery capacity or a five-seater vehicle. CBC News reports there are currently 5,800 EVs in Ontario alone.27

According to CBC News28, the Ontario government is expected to allot $20 million in grants to encourage public and private sector partners to construct a network of public EV charging stations which will be available in cities, offices, residential high-rises, and along commuter highways. The EV rebates, along with the EV charging station network, are expected to help reduce Ontario GHGs by 80% of 1990 levels by the year 2050.29

The Province of Quebec will be allocating $420 million to promote EVs over the five years between 2015 to 2020. As reported by CBC News30, Montreal and the Province of Quebec expects to add 106 curbside charging stations by Spring 2016. Curbside charging stations will allow EV owners easier access compared to current charging stations that are often located in underground parking lots. The proposed charging stations will primarily be level 2 chargers, with approximately six stations being level 3 chargers. Costs of utilizing the stations are very affordable: $1 per hour for the level 2 stations (parking costs extra) and $10 per hour for level 3 stations. Denis Coderre, the Mayor of Montreal expects the city to have a total of 1,000 charging stations by 2020.31

Manufacturing Plan

As of January 15, 2018, we have built 16 pre-production vehicles. We have used some of these pre-production vehicles as prototypes, have delivered four to customers upon payment of the purchase price, and have used others as test drive models in our two showrooms. At our facilities located in British Colombia, we can manufacture approximately two to four vehicles per month. Our ability to build EVs at our own facilities has been enhanced by our recent acquisition of Intermeccanica which has over 50 years of custom car manufacturing expertise. Intermeccanica commenced operations during 1959 in Turin, Italy selling speed equipment kits. This led to the production of a Formula Junior racer and eventually to the first unique bodied, hand assembled road car called the InterMeccanica Puch or IMP (21). The car competed at the Nurburgring, a 13.75 mile race circuit in Germany, where it won its 500 cc class. The success of the IMP led Intermeccanica to build the Apollo (101), Griffith (14), Italia (500) and Indra (125) during the period 1959 to 1975. Thereafter, Intermeccanica moved to North America where it started to construct the Porsche 356 Speedster replica and later Intermeccanica moved to Vancouver, Canada, where it developed the tooling to produce the Roadster RS based on the 1959 Porsche 356 D, Intermeccanica incorporated its own tubular chassis in 1986 and offered various powertrains from the original VW air-cooled engine to a six cylinder engine from a Porsche 911. Intermeccanica, throughout its operating history, has built approximately 2,500 vehicles.

To enable us to mass produce our EVs, we have entered into a manufacturing agreement with Chongqing Zongshen Automobile Co., Ltd (“Zongshen”) located in Chongqing, China. Under the agreement, Zongshen has begun the process of establishing tooling and has contracted to produce 75,000 SOLO vehicles. Zongshen, through its subsidiary, Chongqing Zongshen Engine Manufacturing Co., Ltd. is a subsidiary of Zongshen Power. Since its establishment in 1992, Zongshen Power has grown into a large-scale scientific and technical enterprise capable of researching, developing, manufacturing and selling a diverse range of motorcycles and motorcycle engines in China. Its products include over 130 models of two-wheeled motorcycles, electric motorcycles, three-wheeled motorcycles, cross-country vehicles and ATVs with motors ranging from 35CC to 500CC. Zongshen Power has been the industry leader for many successive years. Zongshen beneficially owns approximately 11.1% of our common stock and has subscribed for common shares and warrants for a total investment of $1,017,532. If we complete this offering, we expect to begin placing orders with Zongshen in the first or second quarter of 2018 and to begin sales of SOLOs in August 2018. We anticipate that Zongshen will produce up to 5,000 of our cars in 2018, 20,000 of our cars in 2019 and 50,000 of our cars in 2020.

25 West Coast Electric Car Fleets, Partner Fleet Profile: City of Vancouver – EV Fleet Management, online: <http://www.westcoastelectricfleets.com/portfolio-items/vancouverbc_fleet_profile/>.
26 “Ontario boosts incentives for electric vehicles”, CBC News, Business Section (10 February 2016), online: <http://www.cbc.ca/news/business/ontario-electric-vehicle-incentives-1.3442203>.
27 Ibid.
28 “Ontario Spends $20M to Build Electric Vehicle Charging Stations”, The Canadian Press (8 December 2015), online: <http://www.cbc.ca/news/canada/toronto/ontario-electric-vehicle-charging-stations-1.3355595>.
29 Ibid.
30 “Montreal to Get 106 Electric Car Charging Stations by Next Spring”, CBC News (25 October 2015), online: <http://www.cbc.ca/news/canada/montreal/montreal-electric-car-stations-1.3287858>.
31 Ibid.

Marketing Plan

We recognize that marketing efforts must be focused on customer education and establishing brand presence and visibility which is expected to allow our vehicles to gain traction and subsequently gain increases in orders. Marketing and promotional efforts must emphasize the SOLO’s image as an efficient, clean, and affordable EV for the masses to commute on a daily basis. If we can successfully promote the SOLO on these points, we expect growth in sales and customer base to occur rapidly.

A key point to the marketing plan is to target metropolitan cities with high population density, expensive real estate, high commuter traffic load, and pollution levels which are becoming an enormous concern. Accordingly, our management has identified cities in Canada and the United States that fit the aforementioned criteria and have plans to seek out suitable locations in the following cities for additional showrooms: Toronto; Seattle; Los Angeles; San Francisco; and Manhattan.

Key aspects of our marketing plan are highlighted below. We plan to develop a marketing strategy that will generate interest and media buzz based on the SOLO’s selling points.

✓	Organic engagement on social media with engaging posts aimed to educate the public about EVs and develop interest in our SOLO, which to date has had amazing traction.

✓	Earned media – we have already received press coverage from several traditional media sources and expect these features and news stories to continue as we embark on our commercial launch.

✓	Investor Relations/ Press Releases – our in-house investor relations team will provide media releases/kits for updates and news on our progress.

✓
Industry shows and events – we displayed the SOLO at the Vancouver International Autoshow in March 2017 and at the Consumer Electronics Show in Las Vegas in January 2018. Promotional merchandise giveaways will enhance and further solidify our branding in consumer minds. Computer stations and payment processing software will be readily on hand at to accept SOLO reservations.

✓	First-hand experience - Test-drives and public viewings are available at our existing showrooms in and near the Vancouver downtown core.

We anticipate that our marketing strategy and tactics will evolve over time as our SOLO gains momentum and we identify appropriate channels and media that align with our long-term objectives. In all of our efforts, we plan to focus on the features that differentiate our SOLO from the existing EVs on the market.

Reservation System

We have an online reservation system which allows a potential customer to reserve a SOLO by paying a refundable $250 deposit, a Super SOLO by paying a refundable $1,000 deposit and a Tofino by paying a refundable $1,000 deposit. Once reserved, the potential customer is allocated a reservation number and the reservation will be fulfilled as the respective vehicles are produced. As of January 25, 2018, we have received deposits for 609 SOLOs, 14 Super SOLOs and 106 Tofinos. In addition, we have received non-binding letters of intent for 59,831 vehicles from corporate entities that are not required to make a deposit.

We will earn revenue once a vehicle has been delivered to the customer who has pre-ordered their vehicle. Each order is placed in line as received and fulfilled once the vehicle becomes available. The customer may, at any time, for any reason, cancel their order and have their deposit returned. We do not consider any order as being secured until the vehicle has been delivered and full receipt of the remaining balance of the vehicle purchase price has been received.

Sales and Service Model

Sales Model

We sell our vehicles online via our website (www.electrameccanica.com), while we develop our planned corporate owned dealerships in key markets and franchise dealer network in other market areas. As each franchise dealer is established, any vehicles sold within such dealers designated territory will be delivered to such dealer to fulfill online orders as well as such franchise dealer’s orders.

We are unable to identify where we hope to establish franchise dealers as opposed to corporate owned dealerships. The establishment of franchise dealers will depend on regional demand, available candidates and local regulations. We are currently accepting expressions of interest and applications for franchised dealerships from individuals, and do not have any franchise or dealer agreements. Our vehicles will initially be available directly from Electrameccanica.

We plan to only establish and operate corporate owned dealerships in those states in the U.S. that do not restrict or prohibit certain retail sales models by vehicle manufacturers. In all other instances, we plan to establish franchise dealerships to comply with local regulations.

Service Model

We plan to have our vehicles serviced through our corporate and franchised dealerships.

Government Regulation

As a vehicle manufacturer established in Canada, we are required to ensure that all vehicle production meets applicable safety and environmental standards. Issuance of the National Safety Mark (the “NSM”) by the Minister of Transport for Canada will be our authorization to manufacture vehicles in Canada. Receipt of the NSM is contingent on us demonstrating that our vehicles are designed and manufactured to meet or exceed the applicable sections of the Canadian Motor Vehicle Safety Act (C.R.C. Chapter 1038) and that appropriate records are maintained. Unique to Canada, the SOLO and the Super SOLO are under the three-wheeled vehicle category and are subject to the safety standards listed in Schedule III of the Canadian Motor Vehicle Safety Regulations (“CMVSR”), which can be found at (http://laws-lois.justice.gc.ca/eng/regulations/C.R.C.,_c._1038/section-sched3.html). For sale into the United States, we and our vehicles must meet the applicable parts of the U.S. Code of Federal Regulations (“CFR”) Title 49 - Transportation. This includes providing Manufacture Identification information (49 CFR Part 566), VIN-deciphering information (49 CFR Part 565), and certifying that our vehicles meet or exceeds the applicable sections of the Federal Motor Vehicle Safety Standards (40 CFR Part 571) and Environmental Protection Agency noise emission standards (40 CFR 205). Since the U.S. regulations do not have a specific class for three-wheeled ‘autocycles’, the SOLO and the Super SOLO fall under the definition of a motorcycle pursuant to Sec. 571.3 of 49 CFR Part 571.

We have submitted a SOLO for U.S. compliance certification at a testing facility in Quebec, Canada. The completion of certification depends on the cooperation of winter weather for testing of braking capabilities of SOLO, which is required for the testing. If there is no snow or sub-zero temperatures which would adversely affect these outdoor braking tests, completion is estimated to be by the end of January 2018. Compliance certification of the SOLO for Canada, and for any other EMV models, will not begin until U.S. compliance certification has been achieved. Canadian compliance of the SOLO is estimated to take 77 days, which again is weather dependent.

Within the three wheel vehicle classification in Canada, CMVSR Standard 305 sets out the regulation for prevention of injury to the occupant during and after a crash as related to the vehicle’s batteries. Under this standard, the security and integrity of electric drive system components and their isolation from the occupant are evaluated in the course of a frontal barrier crash test in accordance with Technical Standard Document No. 305. There is no such regulation applicable to the motorcycle category under the U.S. regulations.

Although the SOLO and the Super SOLO fall under the definition of a motorcycle under U.S. regulations, a motorcycle license is not required to drive them in all but two U.S. states.

Competition

The worldwide automotive market, particularly for alternative fuel vehicles, is highly competitive today and we expect it will become even more so in the future as we move towards production of the SOLO, the Super SOLO and the Tofino and the introduction of other models such as the anticipated “Twinn” and the “Cargo.” Other manufacturers have entered the electric vehicle market and we expect additional competitors to enter this market within the next several years. As they do, we expect that we will experience significant competition. With respect to the SOLO, we also face strong competition from established automobile manufacturers, including manufacturers of EVs, such as the Tesla Model S, the Chevrolet Volt and the Nissan Leaf.

A matrix of our SOLO compared to the top three selling EVs in Canada is presented below (note: in the below matrix, each vehicle may be available in different models, and only the lowest model’s specs and prices are quoted in the matrix), which information is readily available from each manufacturer’s website. Information in the below matrix analyzes key considerations of a potential purchaser of an EV.

Electra Meccanica SOLO	**Tesla Model S**	**Chevrolet Volt**	**Nissan Leaf**
Price	$19,888 ✓	$90,900+	$39,590+	$32,698+
Electric-only miles	Up to 160km	Up to 385km	Up to 85km	Up to 133km
Price/ Range	$124.3/km ✓	$236/km	$465.76/km	$245.85/km
Top Speed	120km/h	225km/h	100km/h	150km/h
Full charge time	3 hours on 240 volt outlet ✓	4 - 14 hours on 240 volt outlet	4.5 hours on 240 volt outlet	Approx. 8 hours on 240 volt outlet
Vehicle Class	Micro	Midsize	Compact	Minicompact

*In the above matrix, each vehicle may be available in different models, only the lowest model's specs and prices are quoted in the matrix.

We believe the primary competitive factors in our market include but are not limited to:

●	technological innovation;

●	product quality and safety;

●	service options;

●	product performance;

●	design and styling;

●	brand perception;

●	product price; and

●	manufacturing efficiency.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

Furthermore, certain large manufacturers offer financing and leasing options on their vehicles and also have the ability to market vehicles at a substantial discount, provided that the vehicles are financed through their affiliated financing company. We do not currently offer any form of direct financing on our vehicles. The lack of our direct financing options and the absence of customary vehicle discounts could put us at a competitive disadvantage.

We expect competition in our industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Our ability to successfully compete in our industry will be fundamental to our future success in the EV market and our market share. We might not be able to compete successfully in our market. If our competitors introduce new cars or services that compete with or surpass the quality, price or performance of our vehicles or services, we may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.

Research and Development

We have allocated substantial resources in developing our first vehicles. We expended $2,725,094 during the nine months ended September 30, 2017, $2,778,295 during the fiscal year ended December 31, 2016 and $486,809 during the period from February 16, 2015 (date of inception) to December 31, 2015 on research and development costs which include labor and materials.

Employees

As of January 25, 2018, we employed a total of 42 full-time and no part-time people at our principal executive offices in Vancouver, British Columbia. None of our employees are covered by a collective bargaining agreement.

The breakdown of employees by main category of activity is as follows:

Activity	Number of Employees
Engineering/R&D	28
Sales & Marketing	3
General & Administration	6
Executives	5

Property, Plants and Equipment

Our principal office is located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. On July 25, 2015, we together with Intermeccanica as tenants entered into a light industrial lease agreement with Cressey (Quebec Street) Development LLP (the “Landlord”) for the premises located at 102 East 1st Avenue, Vancouver, British Columbia. The lease agreement is for a term of five years which commenced on November 1, 2015, with a monthly minimum rent of $3,918.86 plus additional rent, which includes operating costs, property taxes, utilities and a management fee of 4% of the minimum rent for the particular lease year. The leased premises is 7,235 sq. ft. in size and we are not allowed to assign the lease or grant a sublease of the whole or any part of the leased premises without the written consent of the Landlord.

Currently, our development and manufacturing facility is located at 47 Braid Street, New Westminster, British Columbia, Canada and is capable of producing four to ten SOLOs per month. Our existing production facilities are being used to build four pre-production SOLOS and for the development of the Super SOLO, and they are adequate for production of the low volume required for the Super SOLO. We together with Intermeccanica as tenants entered into a lease agreement with Astron Realty Group Inc. for Unit 47, which commenced on August 1, 2016 and expires on July 31, 2020. Unit 47 is approximately 7,270 sq. ft. and the minimum rent per month is $3,938 until July 31, 2017 and $4,089 from August 1, 2017 to July 31, 2020, and we are responsible for all associated lease costs such as strata fees, property taxes, utility fees and other charges associated with the occupancy of such premises. Our management has met with several groups to discuss the possibility of a production facility located in Canada and internationally.

Ideally, the new production facility will be 50,000 to 200,000 square feet, which will allow our company to produce 25,000 to 50,000 SOLOs per year. We have also consulted a process design company, which will form a suitable manufacturing flow production process and facility layout for our anticipated 10 production lines that will maximize labor and equipment usage and minimize manufacturing and assembly time. Our management estimates the full assembly of a SOLO in the new production facility will take approximately four hours. An example of the layout of the new production facility is presented below. We estimate that the cost of the machinery to equip a new production facility will range from $10 million to $15 million for the assembly of vehicles. Experts in the field of designing and equipping a manufacturing facility presented to us that a facility of 50,000 to 200,000 square feet will be able to produce between 25,000 to 50,000 vehicles per year. The level of automation will determine if the equipment cost will be on the lower-end of the range ($10 million) for a semi-automated facility, to the upper-end of the range ($15 million) for a fully automated facility. While it is difficult to forecast any sales, we believe that there are enough expressions of interest to satisfy the production capabilities of the above mentioned facility. However, we do not anticipate building a new production facility until sometime in 2018 or later if the demand for the SOLO materializes.

EXEMPTIONS UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT

The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to reporting companies under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that qualify as “emerging growth companies.” We are an “emerging growth company” as defined in section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of US$1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer”, as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act, a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company”. In addition, section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from the rules of the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the registrant (auditor discussion and analysis).

Additionally, we have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

CAUTIONARY NOTE REGARDING FINANCIAL DISCLOSURE IN THIS PROSPECTUS

This prospectus should be read in conjunction with the accompanying financial statements and related notes. The discussion and analysis of the financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with International Financial Reporting Standards (IFRS), as adopted by the International Accounting Standards Board (IASB).

The preparation of financial statements in conformity with these accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis, we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

Critical accounting policies, the policies we believe are most important to the presentation of our financial statements and require the most difficult, subjective and complex judgments, are outlined below under the heading Critical Accounting Policies, and have not changed significantly.

DIRECTORS AND SENIOR MANAGEMENT

Our directors and executive officers, their positions and state or province of residence are as follows:

Jerry Kroll, British Columbia, Canada	President, Chief Executive Officer, Secretary and Director
Iain Ball, British Columbia, Canada	Vice-President, Finance
Henry Reisner, British Columbia, Canada	Chief Operating Officer
Kulwant Sandher, British Columbia, Canada	Chief Financial Officer
Ed Theobald, British Columbia, Canada	General Manager
Shaun Greffard, British Columbia, Canada	Director
Rob Tarzwell, British Columbia, Canada	Director
Mark West, British Columbia, Canada	Vice-President, Sales & Dealerships

For additional information concerning our directors and senior management, please see the discussion under the heading, “Directors And Senior Management And Employees”.

We have a full Advisory Board in place, complete with individuals who have various backgrounds and experience to complement our operations, mission, and business strategy. The Advisory Board provides suggestions to our management on an as-needed basis. It is comprised of the following individuals:

Name	State/province of residence	Position
John Douglas Reynolds	British Columbia, Canada	Chairperson of Advisory Board
Myron Trenne	Michigan, USA	Advisory Board member
Anthony Luzi	Nevada, USA	Advisory Board member
Bill Calsbeck, British Columbia, Canada	British Columbia, Canada	Advisory Board member
Mike Volker, British Columbia, Canada	British Columbia, Canada	Advisory Board member
Jim Fletcher, British Columbia, Canada	British Columbia, Canada	Advisory Board member
Ted Wilkinson, British Columbia, Canada	British Columbia, Canada	Advisory Board member

John Douglas Reynolds, Chairperson of Advisory Board

Starting in 1983, Mr. Reynolds was heavily involved in the Social Credit Party of British Columbia and served as Speaker of the BC Legislative Assembly. He also served as a cabinet minister. Mr. Reynolds was a Member of Parliament for the West Vancouver – Sunshine Coast – Sea to Sky riding from 1997 to 2006 and was a coordinator of the Conservative campaign in British Columbia during that time. In 2001, Mr. Reynolds was chosen as interim party leader and leader of the opposition and served in this capacity for one year. Mr. Reynolds remained active in politics until his retirement in 2006. Currently, Mr. Reynolds is a senior strategic advisor at McMillan LLP.

Myron Trenne, Advisory Board

Mr. Trenne’s background in the automotive industry includes research and development roles at the General Motors Technical Center before becoming a founding member and Vice President of Engineering at TRW Transportation Electronics.

Mr. Trenne further developed his management skills through his role of General Manager of Eaton’s automotive research and development center and Yazaki North America, Inc. During his time at Yazaki North America, Inc., Mr. Trenne was the Vice President of research and development and marketing and was the General Manager responsible for overseeing a US$100 million business unit.

As a pioneer of automotive digital technology, Mr. Trenne led the first team to apply a programmable microcomputer to a car, which integrated anti-lock braking system, traction, cruise control, ignition and digital instruments with a single digital processor. Subsequent system developments included gas and diesel electronic fuel injection, EVs, vehicle electrical architectures, vehicle fiber optics, high voltage EV components, and Intelligent Transportation Systems. Furthermore, Mr. Trenne has authored over a dozen vehicle system and control patents.

Mr. Trenne had previously served as Treasurer for the Convergence Transportation Electronics Association which merged with the Society of Automotive Engineers in 2009. Mr. Trenne has served many roles in the SAE including Committee Chair and Board positions.

Mr. Trenne received a Bachelor of Science in electrical engineering from Kettering University, formerly known as the General Motors Institute. He also received his Master of Science in electrical engineering from the University of Colorado and is a licensed Professional Engineer.

Anthony Luzi, Advisory Board

Mr. Luzi has been involved in the EV industry for over 18 years. As a key member of the Corbin Motor Company’s Sparrow team, Anthony played an integral part in the development of the Sparrow electric vehicle. He was also the founder of Ecar Motors and served as President of Corbin Motors Daytona Beach from 2000 to 2004 and worked closely with Mike Corbin on the development of the EV Sparrow 2 in 2010. Mr. Luzi’s knowledge of sustainability and alternative resource implementation has proven invaluable in the research and development of EVs.

Bill Calsbeck, Advisory Board

Mr. Calsbeck is the founder of Ubequity Capital Partners Inc. and has been actively involved in the business of raising capital since January of 2005.

Mike Volker, Advisory Board

Mr. Volker is an entrepreneur and angel investor active in the development of new high technology ventures. Shortly after completing his education at the University of Waterloo, Mr. Volker founded Volker-Craig Ltd, a video terminal manufacturer, in 1973. After the sale of Volker-Craig Ltd. in 1981, Mr. Volker focused on supporting entrepreneurs in building their business and investing in start-ups. Mr. Volker’s dedication in helping entrepreneurs has led him to expand his reach into public education and leading entrepreneurship-centric organizations.

As an instructor, Mr. Volker teaches a business course and an intellectual property management course at Simon Fraser University where he is also the Director of the SFU’s Innovation Office, which facilitates the creation of new university-industry research and development partnerships and commercializes the university’s research results.

His recent projects include: GreenAngel Energy Corp, a public company that invests in green technologies and the Western Universities Technology Innovation Fund, an angel fund for start-ups. Mr. Volker runs the Vancouver Angel Technology Network and is actively involved with New Ventures BC, an annual business competition.

Mr. Volker holds a Bachelor’s degree in engineering and a Masters in Applied Science from the University of Waterloo.

Jim Fletcher, Advisory Board

Mr. Fletcher is an angel investor who has been active in the Canadian venture capital industry for over 30 years. Currently, Mr. Fletcher is an advisor/director for several venture firms including: Inbound Retargeting, TenX Ventures Inc., BitLit Media, ChangeHeroes, BDC ICE Fund, Accelerating Social Impact CCC, Enterra Feed Corporation, Cross Pacific Capital Partners, OMERS Ventures, and Recombo Inc. Mr. Fletcher is also the founder of Northwest Venture Developments.

Mr. Fletcher holds a Master’s in Business Administration from Harvard Business School and a Bachelor’s Degree in Engineering Physics from Queen’s University.

Ted Wilkinson, Advisory Board

Mr. Wilkinson has operated North America’s premiere Automobile Collectible Registry (Wilkinson Automobilia) for 20 years.

KEY INFORMATION

Selected Financial Data

The selected financial information set forth below has been derived from our financial statements for the fiscal year ended December 31, 2016, for the period from February 16, 2015 (date of inception) to December 31, 2015, and for the nine months ended September 30, 2017. You should read the following selected financial data together with our financial statements and the notes thereto included elsewhere in this prospectus and with the information set forth in the section titled “Operating and Financial Review and Prospects”.

Statement of Operations
	Nine Months ended September 30, 2017	Year ended December 31, 2016	Period ended December 31, 2015
Revenues	-	-	-
Gross Margin	-	-	-
Net Loss	$6,749,268	$8,973,347	$995,833
Basic and Diluted Earnings (Loss) per Share	(0.16)	$(0.27)	$(0.22)
Basic and Diluted Earnings (Loss) per Share after 1 for 5 share split	N/A	N/A	$(0.04)(1)

Balance Sheet
	September 30, 2017	December 31, 2016	December 31, 2015
Cash	$3,464,108	$3,916,283	$106,357
Current Assets	$4,208,556	$4,437,152	$197,309
Total Assets	$4,876,118	$4,787,766	$213,118
Current Liabilities	$2,309,337	$881,176	$346,416
Total Liabilities	$2,309,337	$881,176	$346,416
Shareholders’ Equity (Deficiency)	$2,566,781	$3,906,590	$(133,298)

(1)	After taking into account the 1 for 5 share split effective June 22, 2016.

Capitalization and Indebtedness

The following table sets forth our capitalization as of November 30, 2017, on a historical basis and as adjusted to reflect the sale of the shares:

As of November 30, 2017 (pro-forma adjusted) (1)(2)
Stockholder’s Equity (Unaudited)
Preferred Stock: Unlimited shares authorized with no par value
Nil shares issued and outstanding
Common Share: Unlimited shares authorized with no par value
shares issued and outstanding
Contributed surplus
Share-based payment reserve
Equity component of convertible loan
Deficit
Accumulated other comprehensive income
Total Stockholder’s Equity

(1)
Gives effect to the sale of common shares at an offering price of US$ per share and reflects the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses. Converted into Canadian dollars as set out in “Currency and Exchange Rates”.
(2)
Pro forma adjusted for additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discount, underwriter expense allowance and other expenses. We expect to receive net proceeds of approximately US$ (US$  offering, less underwriting discount of US$ , non-accountable expense allowance of US$ and other accountable expenses of US$ , and offering expenses of US$ ). Converted into Canadian dollars as set out in “Currency and Exchange Rates”.

Outstanding Share Data

Our authorized share capital consists of an unlimited number of common shares and preferred shares without nominal or par value. As at January 25, 2018, our outstanding equity and convertible securities were as follows:

Securities	Outstanding
Voting equity securities issued and outstanding	47,994,209 common shares
Preferred shares	None
Securities convertible or exercisable into voting equity securities – stock options	Vested Stock options to acquire up to 35,244,271 common shares
Securities convertible or exercisable into voting equity securities – warrants	Warrants to acquire up to 23,713,716 common shares

Common Shares

The holders of shares of our common share are entitled to vote at all meetings of shareholders, to receive dividends if, as and when declared by the directors and to participate pro rata in any distribution of property or assets upon our liquidation, winding-up or other dissolution. Our common share carries no pre-emptive rights, conversion or exchange rights, redemption, retraction, repurchase, sinking fund or purchase fund provisions. There are no provisions requiring the holder of our common share to contribute additional capital and no restrictions on the issuance of additional securities by us. There are no restrictions on the repurchase or redemption of common share by us except to the extent that any such repurchase or redemption would render us insolvent pursuant to the Business Corporations Act.

For additional information regarding our common shares, please see the discussion under the heading entitled “Notice of Articles and Articles of Our Company - Rights, Preferences and Restrictions Attaching to Our Shares”.

Non-cumulative voting

Holders of shares of our common share do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Shares

We do not have any preferred shares outstanding as of the date of this prospectus. However, preferred shares may be issued from time to time in one or more series, each consisting of a number of preferred shares as determined by our Board of Directors, who also may fix the designations, rights, privileges, restrictions and conditions attached to the shares of each series of preferred shares. The preferred shares of each series shall, with respect to payment of dividends and distributions of assets in the event of liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, rank on a preference over shares of our common share and the shares of any other class ranking junior to the preferred shares.

For additional information regarding our shares of preferred stock, please see the discussion under the heading entitled “Notice of Articles And Articles Of Our Company - Rights, Preferences and Restrictions Attaching to Our Shares”.

Stock transfer agent

Our stock transfer agent for our securities is Computershare Investor Services Inc. located at 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, Canada V6C 3B9, and its telephone number is (604) 661-9400.

Indebtedness as of November 30, 2017:

Contractual obligations		Payments due by period
	Total	Less than 1 year	2-3 years	4-5 years	More than 5 years
Operating Lease Obligations	$836,248(1)	$309,046	$527,202	Nil	Nil
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under IFRS	Nil	Nil	Nil	Nil	Nil
Total	$836,248	$309,046	$527,202	Nil	Nil

(1)
Office and warehouse rent, based on $17,410.68 per month October through December 2016; $18,422.62 per month January through December 2017. Amounts are estimated due to fluctuations in common area maintenance charges.

Financings

During the nine months ended September 30, 2017, we issued the following shares;

Issuance of Shares	Number of Shares Issued	Cash Proceeds
Private Placements	1,964,970	$ 2,497,415
Finder’s Fee	105,001	$ Nil
Shares issued for convertible loan	1,300,034	$ 1,300,034
Shares issued for Services	50,000	$ nil
Share issued costs	Nil	$ 131,159

On February 8, 2017, we completed a private placement of 320,000 units at a price of $1.00 per unit for gross proceeds of $320,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until February 8, 2022. We incurred share issue costs of $42,655 relating to this private placement.

On March 29, 2017, we completed a private placement of 108,000 units at a price of $1.00 per unit for gross proceeds of $108,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until March 29, 2022. On March 29, 2017, we issued 5,000 units at a price of $1.00 per unit with a fair value of $8,223 for third party finder’s fees relating to this private placement. We incurred share issue costs of $10,417 relating to this private placement.

On March 30, 2017, we completed a private placement of 100,000 units at a price of $1.00 per unit for gross proceeds of $100,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until March 30, 2022. We incurred share issue costs of $12,194 relating to this private placement.

On April 17, 2017, we completed a private placement of 200,000 units at a price of $1.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until April 17, 2022. We incurred share issue costs of $24,820 relating to this private placement.

On April 26, 2017, we completed a private placement of 200,000 units at a price of $1.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until April 26, 2022. We incurred share issue costs of $24,820 relating to this private placement.

On May 30, 2017, we completed a private placement of 75,000 units at a price of $1.00 per unit for gross proceeds of $75,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until May 30, 2022. We incurred share issue costs of $13,159 relating to this private placement.

On June 29, 2017, we completed a private placement of 25,000 units at a price of $1.00 per unit for gross proceeds of $25,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until June 29, 2022. We incurred share issue costs of $3,095 relating to this private placement.

On July 13, 2017, we completed a private placement of 300,000 units at a price of $1.00 per unit for gross proceeds of $300,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until July 13, 2022. We has agreed to pay cash third party finder’s fees of $30,000 relating to this private placement.

On July 27, 2017, we completed a private placement of 1,500 units at a price of $1.00 per unit for gross proceeds of $1,500. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until July 27, 2022.

On July 31, 2017, a previously issued unsecured convertible loan for $300,000 (note 10) was converted by the holder into units at a price of $1.00 per unit. Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share for a period of five years from date of issue.

On July 31, 2017, we issued an unsecured convertible loan for $1,000,034. The loan, which is non-interest bearing, matures on July 31, 2018. The loan is convertible, at the holder’s option at any time before maturity into units at a price of $1.00 per unit or will automatically convert into units of the Company at a price of $1.00 per unit, if, prior to maturity the Company’s common shares trade on the over-the-counter OTCQB market (or on such other stock exchange or market on which such common shares are listed at the time and as may be selected for such purposes by the Board of Directors of the Company in its sole discretion) at either a volume weighted average trading price or with a final closing bid price of $2.00 or greater per common share for a period of 10 consecutive trading days. Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share for a period of five years from date of issue. We agreed to pay a third party finder’s fee of $100,003 cash relating to this convertible loan.

On August 9, 2017, we completed a private placement of 200,000 units at a price of $1.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until Aug 9, 2022. We agreed to pay a third party finder’s fee of $20,000 cash relating to this private placement.

On October 13, 2017, we issued 12,500 common shares pursuant the exercise of stock options of $0.15 per share for proceeds of $1,875.

On October 16, 2017, we completed a private placement of 50,000 units at a price of USD $6.00 per unit for gross proceeds of USD $300,000 (CAD $373,350). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $12.00 per warrant share until October 16, 2019. On October 16, 2017, we issued 2,000 common shares at a price of USD $6.00 per share with a fair value of USD $12,000 (CAD $14,934) for third party finder’s fees relating to this private placement. Additionally, we agreed to pay a third party finder’s fee of USD $18,000 (CAD $23,642) cash relating to this private placement.

On October 17, 2017, we issued an unsecured convertible loan for USD $1,152,289 (CAD $1,437,277). The loan, which is non-interest bearing, matures on October 17, 2018. The loan is convertible, at the holder’s option at any time before maturity into units at a price of USD $3.60 per unit or will automatically convert into units at a price of USD $3.60 per unit, if prior to maturity our common shares trades on the OTCQB (or such other stock exchange on which the common shares are listed) at either a volume weighted average trading price or final closing bid price of USD $8.00 or greater per common share for a period of 10 consecutive trading days. Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD 7.20 per warrant share for a period of five years from date of issue. We agreed to pay a third party finder’s fee of USD $115,229 (CAD $143,728) cash relating to the convertible loan upon conversion of the loan to common shares.

On October 23, 2017, we completed a private placement of 45,045 common shares at a price of USD $5.55 per share for gross proceeds of USD $250,000 (CAD $315,790).

On October 31, 2017, we completed a private placement of 250,000 units at a price of USD $3.75 per unit for gross proceeds of USD $937,500 (CAD $1,192,545). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $7.50 per warrant share until October 31, 2024. On October 31, 2017, we issued 12,500 common shares at a price of USD $3.75 per share with a fair value of USD $46,875 (CAD $59,625) for third party finder’s fees relating to this private placement. Additionally, we agreed to pay a third party finder’s fee of USD $65,625 (CAD $83,475) cash relating to this private placement.

On November 6, 2017, we entered into a private placement and option subscription agreement. Pursuant to the agreement, we issued 352,941 shares at a price of $0.85 for gross proceeds of $300,000. We agreed to pay a third party finder’s fee of $30,000 cash relating to this private placement.

On November 9, 2017, we completed a private placement of 250,000 units at a price of USD $3.75 per unit for gross proceeds of USD $937,500 (CAD $1,187,906). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $7.50 per warrant share until November 9, 2019. On November 9, 2017, we issued 12,500 common shares at a price of USD $3.75 per share with a fair value of USD $46,875 (CAD $59,395) for third party finder’s fees relating to this private placement. Additionally, we agreed to pay a third party finder’s fee of USD $65,625 (CAD $83,153) cash relating to this private placement.

Incentive Stock Options

During the nine months ended September 30, 2017, we granted 1,120,000 additional stock options with an exercise price of $1.00 per share, which options will expire on February 17, 2023. The following table represents the number of stock options that are outstanding as at September 30, 2017.

Date of Grant	Number of Options	Price Per Option	Expiry Date
June 11, 2015	45,000,000	$0.15	June 11, 2022
August 13, 2015	2,675,000	$0.15	August 13, 2022
December 9, 2015	8,400,000	$0.40	December 9, 2022
March 7, 2016	25,000	$0.40	March 7, 2023
June 21, 2016	75,000	$1.00	June 21, 2023
February 17, 2017	935,000	$1.00	February 17, 2023
August 8, 2017	100,000	$1.00	August 8, 2023

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our management’s current expectations, estimates and projections for our business, which are subject to a number of risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under the headings entitled “Forward-Looking Statements” and “Risk Factors”.

Overview

ElectraMeccanica Vehicles Corp., (the “Company”) was incorporated on February 16, 2015, under the laws of the province of British Columbia, Canada, and our principal activity is the development and manufacturing of single occupancy electric vehicles. Our head office and principal address is located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4.

Results of Operations

The period ended September 30, 2017 as compared to the period ended September 30, 2016

Three months ended September 30, 2017

During the quarter ended September 30, 2017, we incurred a comprehensive loss of $2,984,732 compared to $1,453,885 loss for the corresponding period in 2016. The largest expense items that resulted in an increase in net comprehensive loss for the quarter ended September 30, 2017 were;

General and administrative expenses for quarter ended September 30, 2017 were $589,707 compared to $363,345 for the quarter ended September 30, 2016. The following items are included in office and general expenses;

●
Rent increased to $65,698 for the quarter ended September 30, 2017 from $36,794 for the corresponding quarter ended September 30, 2016. The increase was caused by the increase in our production premises as it expands its production capabilities to produce the SOLO and an increase in its retail presence.
●
Office expenses increased to $29,637 for the quarter ended September 30, 2017 from $19,440 for the corresponding quarter ended September 30, 2016. As we increase our staffing levels, office expenses will increase as well.
●
Legal & Professional increased to $269,296 for the quarter ended September 30, 2017 from $196,001 for the corresponding quarter ended September 30, 2016. The increase in legal and professional expenses relate to the purchase of Intermeccanica, and fees related to our filing and receiving of its Scientific, Research and Experimental Development (SRED) claim.
●
Consulting fees were $67,148 for the quarter September 30, 2017 compared to $67,484 for the corresponding quarter ended September 30, 2016. Consulting fees relate to services provided for accounting, finance and corporate advisory services.
●
Investor relations expenses increased to $76,004 for the quarter ended September 30, 2017 from $nil for the corresponding period ended September 30, 2016. We increased our investor relations activities as we transition to a public company.
●
Salaries increased to $81,924 for the quarter ended September 2017 compared to $43,626 for the corresponding period ended September 30, 2016. The increase is related to performance increases to certain salaried employees.

Research and development expenses were $820,044 for the quarter ended September 30, 2017 from $850,295 for the corresponding quarter ended September 30, 2016. We continue to develop our first electric vehicles, and all of our research and development costs are attributable to the build of our prototypes. All costs related to pre-production vehicles are being expensed to research and development. During the quarter ended September 30, 2017, we received $111,380 (2016: $50,319) in government grants.

Sales and marketing expenses increased to $441,253 for the quarter ended September 30, 2017, from $53,938 for the corresponding quarter ended September 30, 2016. We have increased our sales and marketing efforts by opening retail stores, increasing our social media presence and increasing our staff as our first electric vehicle, the SOLO, nears production. During the three months ended September 2017, we issued 45,045 warrants to a consultant to provide marketing services which were fair valued at $288,000.

Stock-based compensation charges for the quarter ended September 30, 2017 were $282,167 as compared to $175,180 for the quarter ended September 30, 2016. We issued 1,020,000 stock options at an exercise price of $1.00 per share during the quarter ended March 31, 2017 and 100,000 stock options at an exercise price of $1.00 per share during the three months ended September 30, 2017. In addition, the stock-based compensation charges relate to stock options issued during previous quarters where charges are recognized over the stock option vesting period. We use the Black-Scholes method of calculating the stock-based compensation expense under the graded method.

Our operating expenses for the quarter ended September 30, 2017 increased to $2,163,168 as compared to $1,447,366 for the quarter ended September 30, 2017. The increase in operating loss was caused by the aforementioned expenses for the year.

We incurred an interest accretion expense of $145,985 for the quarter ended September 30, 2017 (2016: $(5,181)), relating to a convertible loan (see note 11 in the financial statements for the nine months ended September 30, 2017). We valued our finder’s fee related to the convertible loan of $675,007 (2016: $nil). We also had a foreign exchange loss of $572 (2016: $(1,338)).

Our net loss and comprehensive loss for the quarter ended September 30, 2017 was $2,984,732 (2016: $1,453,885).

Nine months ended September 30, 2017

During the nine months ended September 30, 2017, we incurred a comprehensive loss of $6,749,268 compared to $3,536,039 loss for the corresponding period. The largest expense items that resulted in an increase in net comprehensive loss for the nine months ended September 30, 2017 were;

General and administrative expenses for the nine months ended September 30, 2017 were $1,517,662 compared to $751,216 for the nine months ended September 30, 2016. The following items are included in general and administrative expenses;

●
Rent increased to $186,392 for the nine months ended September 30, 2017 from $94,129 for the corresponding period ended September 30, 2016. The increase was caused by the increase in our production premises as we expand our production capabilities to produce the SOLO and an increase in its retail presence
●
Office expenses increased to $90,335 for the nine months ended September 30, 2017 from $53,747 for the corresponding quarter ended September 30, 2016. As we increase our staffing levels, office expenses will increase as well.
●
Legal & Professional increased to $622,700 for the nine months ended September 30, 2017 from $375,332 for the corresponding period ended September 30, 2016. The majority of the legal expenses was due to our filing of its application for a ticker symbol to FINRA in the United States of America; other legal costs associated with contracts, together with professional fees associated with the filing of our amended F1 resale registration statement; the purchase of Intermeccanica, and fees related to our filing and receiving of its Scientific, Research and Experimental Development (SRED) claim.
●
Consulting fees increased to $254,056 for the nine months September 30, 2017 from $127,187 for the corresponding period ended September 30, 2016. Consulting fees relate to services provided for accounting, finance and corporate advisory services.

Research and development expenses increased to $2,725,094 for the nine months ended September 30, 2017, from $1,977,205 for the corresponding period ended September 30, 2016. We continue to develop our first electric vehicles, and all of our research and development costs are attributable to the build of our prototypes. All costs related to pre-production vehicles are being expensed to research and development. During the nine months ended September 30, 2017, we received $304,914 (2016: $145,780) in government grants.

Sales and marketing expenses increased to $731,491 for the nine months ended September 30, 2017, from $129,998 for the corresponding period ended September 30, 2016. We have increased our sales and marketing efforts in the period by opening two retail stores, increasing our social media presence and increasing our staff as our first electric vehicle, the SOLO, nears full production. During the nine months ended September 2017, we issued 45,045 warrants to a consultant to provide marketing services which were fair valued at $288,000.

Stock-based compensation charges for the nine months ended September 30, 2017 were $819,546 (2016: $659,802). We issued 1,120,000 stock options at an exercise price of $1.00 per share during the nine months ended September 30, 2017. In addition, the stock-based compensation charges relate to stock options issued during previous quarters where charges are recognized over the stock option vesting period. We use the Black-Scholes method of calculating the stock-based compensation expense under the graded method.

Our operating expenses for the nine months ended September 30, 2017 increased to $5,878,994 (2016: $3,526,478). The increase in operating loss was caused by the aforementioned expenses for the year.

We incurred an interest accretion expense of $186,764 for the nine months ended September 30, 2017 (2016: $(5,181)), relating to a convertible loan (note 11 in the financial statements for the nine months ended September 30, 2017). We valued our finder’s fee related to the convertible loan of $675,007 (2016: $nil). We also had a foreign exchange loss of $8,503 (2016: $(4,380)).

Our net loss and comprehensive loss of the nine months ended September 30, 2017 was $6,749,268 (2016: $3,536,039).

Year ended December 31, 2016 as compared to the period from February 16, 2015 (date of inception) to December 31, 2015

Revenues

We did not generate any revenue during the fiscal year ended December 31, 2016 (2015: $nil).

Operating Expenses

We incurred costs and expenses in the amount of $8,942,022 for the fiscal year ended December 31, 2016, an increase from costs and expenses of $994,014 for the period ended December 31, 2015.

This increase in incurred costs and expenses is primarily attributable to the collective results of the following factors:

●
General and administrative expenses for year ended December 31, 2016 were $1,205,835 compared to $132,870 for the period ended December 31, 2015. The following items are included in office and general expenses:

o
Rent increased to $141,957 for the year ended December 2016 from $17,936 for the period ended December 31, 2015. The increase was caused by the increase in our premises as we expand our production capabilities;

o
Office expenses increased to $113,158 for the year ended December 31, 2016 from $18,013 for the period ended December 31, 2015. As we increase our staffing levels, office expenses will increase as well;

o
Legal & Professional increased to $643,725 for the year ended December 31, 2016 from $78,660 for the period ended December 31, 2015. The majority of the legal expenses were due to our filing of our Form F-1 registration statement with the United States Securities and Exchange Commission and negotiation and preparation of contractual arrangements; and

o
Consulting fees increased to $186,437 for the year ended December 31, 2016 from $11,985 for the period ended December 31, 2015. Consulting fees relate to services provided for accounting, finance and investor relations.

●
Research and development expenses increased to $2,778,295 for the year ended December 31, 2016, from $486,809 for the period ended December 31, 2015. We continue to develop our first electric vehicles. All costs related to pre-production vehicles are being expensed to research and development. During the year ended December 31, 2016, we received $203,997 (2015: $12,775) in government grants.

●
Sales and marketing expenses increased to $209,455 for the year ended December 31, 2016 from $19,691 for the period ended December 31, 2015. We have increased our sales and marketing efforts as our first electric vehicle, the SOLO, nears production.

●
Stock-based compensation charges for the year ended December 31, 2016 were $1,461,189 (2015: $354,015). We granted 25,000 stock options with an exercise price of $0.40 per share, and 75,000 additional stock options with an exercise price of $1.00 per share during the year ended December 31, 2016. In addition, the stock-based compensation charges relate to stock options issued during previous quarters where charges are recognized over the stock option vesting period. We use the Black-Scholes method of calculating the stock-based compensation expense under the graded method.

●
Share-based payment expense for the year ended December 31, 2016 was $3,264,681 (2015: $nil), was caused by private placement shares being issued at a price less than the estimated fair value of the shares to certain individuals and organizations.

Other Items

We incurred an interest accretion expense of $25,908 for the year ended December 31, 2016 (2015: $92) relating to a convertible loan (note 10 in the financial statements for the year ended December 31, 2016).

In addition, other items include a foreign exchange loss of $5,417 for the year ended December 31, 2016 (2015: $1,727). Some of our expenses are paid to suppliers based in the United States who invoice us in US dollars.

Net and Comprehensive Income (Loss)

As a result of the above factors, we reported a net loss and comprehensive loss for the year ended December 31, 2016 of $8,973,347 (2015: $995,833).

Liquidity and Capital Resources

Our operations consist of the designing, developing and manufacturing of electric vehicles. Our financial success depends upon our ability to market and sell our electric vehicles; and to raise sufficient working capital to enable us to execute our business plan. Our historical capital needs have been met by the sale of common shares. Equity funding might not be possible at the times required by us. If no funds are can be raised and sales of our electric vehicles do not produce sufficient net cash flow, then we may require a significant curtailing of operations to ensure our survival.

The financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We incurred a net loss and comprehensive loss of $6,749,268 during the nine months ended September 30, 2017 and had a cash balance and a working capital surplus of $3,464,108 and $1,899,219, respectively, as at September 30, 2017. Our ability to meet our obligations as they fall due and to continue to operate as a going concern depends on the continued financial support of the creditors and the shareholders. In the past, we have relied on sales of our equity securities to meet our cash requirements. Funding from this or other sources might not be sufficient in the future to continue our operations. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or terms that are acceptable to us. Failure to obtain such financing on a timely basis could cause us to reduce or terminate our operations. The above indicates the existence of a material uncertainty that may cast significant doubt on our ability to continue as a going concern.

We had $1,899,219 of working capital surplus as at September 30, 2017 compared to $3,555,976 working capital surplus as at December 31, 2016. The decrease in working capital surplus resulted from the cash used in operations of $4,405,321, (2016: $2,651,682); cash used in investing activities of $402,149 (2016: $77,162); which was offset by financing activities generating cash of $4,355,295, (2016: $2,856,700), due to the issuance of 1,964,970 common shares for net cash proceeds of $2,146,000 (2016: $2,585,200) and net proceeds from the issuance of a convertible loan of $2,209,295 (2016: $300,000).

As at September 30, 2017, we had cash and cash equivalents of $3,464,108 (2016: $234,213). As at December 31, 2016, we had cash and cash equivalents of $3,916,283 (2015: $106,357). We are pursuing equity financing, but we might not successful in our endeavors.

As of November 19, 2017, we had no outstanding commitments, other than rent and lease commitments and $7.8 million payable to our manufacturing partner for the production of the SOLO. We have not pledged any of our assets as security for loans, or otherwise and are not subject to any debt covenants.

As of December 31, 2016, we had total current assets of $4,437,152 and total current liabilities in the amount of $881,176. As a result, we had working capital surplus of $3,555,976 as of December 31, 2016 (2015: $(149,107)).
Subsequent to December 31, 2016, we issued 528,000 common shares for proceeds of $491,000, net of share issue costs.

Our monthly burn rate is currently $310,000 per month.

Cash Used in Operating Activities

Operating activities used $4,405,321 in cash for the nine months ended September 30, 2017 compared to $2,651,682 in cash for the nine months ending September 30, 2016. Operating activities used $4,162,835 in cash for the fiscal year ended December 31, 2016, compared to $570,725 in cash used in operating activities for the period from February 16, 2015 (date of inception) to December 31, 2015. Our negative cash flow from operating activities for the nine month periods and the fiscal year ended December 31, 2016 was caused by our being in development phase of our overall business plan, and we do not expect to realize any revenues until the second quarter of 2018.

Cash Used in Investing Activities

Cash flows used in investing activities for the nine months ending September 30, 2017 was $402,149 compared to $77,162 cash flows used in investing activities for the nine months ending September 30, 2016.

Cash flows used in investing activities for the fiscal year ended December 31, 2016 was $357,372 compared to $16,438 cash flows used in investing activities for the period from February 16, 2015 (date of inception) to December 31, 2015. The cash flows used in investing activities for the fiscal year ended December 31, 2016, was caused by expenditures in equipment of $232,027 (2015: $16,438), investment of $100,000 (2015: $nil) and expenditures on patents and trademarks of $25,345 (2015: $nil).

Cash flows from Financing Activities

Cash flows generated from financing activities for the nine months ended September 30, 2017 were $4,355,295, compared to $2,856,700 for the nine months ended September 30, 2016, due to the issuance of 1,964,970 common shares for net cash proceeds of $2,146,000 (2016: $2,585,200) and net proceeds from the issuance of a convertible loan of $2,209,295 (2016: $300,000).

Cash flows generated from financing activities for the fiscal year ended December 31, 2016 were $8,330,133, compared to $693,520 for the period from February 16, 2015 (date of inception) to December 31, 2015. During the fiscal year ended December 31, 2016, we repaid a shareholder loan of $135,000, from proceeds generated from the issuance of Common Shares net of share issue costs of $8,063,633 (2015: $458,520) and also received $300,000 from a convertible loan which converted to equity at $1.00 per share when received a ticker symbol and our Common Shares posted for trading on the OTCQB.

Off-Balance Sheet Arrangements

As of September 30, 2017, we did not have any off-balance sheet debt nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have material current or future effect on financial conditions, changes in the financial conditions, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

Research and Development, Patents and Licenses, etc.

Research costs are expensed when incurred. Development costs including direct material, direct labor and contract service costs are capitalized as intangible assets when we can demonstrate that the technical feasibility of a project has been established; that we intend to complete the asset for use or sale and have the ability to do so; that the asset can generate probable future economic benefits; that the technical and financial resources are available to complete the development; and that we can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally- generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life. To date, we have not met the criteria to capitalize development costs.

The following table specifies the amounts spent on research and development for the fiscal year ended December 31, 2016 as well as for the period from inception to December 31, 2015:

	Nine Months ended September 30, 2017	Fiscal year ended December 31, 2016	February 16 to December 31, 2015
Labor	$1,359,508	$1,715,562	$382,047
Materials	1,670,500	1,266,730	117,537
Government grants	(304,914)	(203,997)	(12,775)
Total	$2,725,094	$2,778,295	$486,809

Trend Information

Due to our short operating history, we are not aware of any trends that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. However, as of January 25, 2018, we had an order backlog of 609 SOLOs, 14 Super SOLOs and 106 Tofinos.

Going Concern

The accompanying financial statements have been prepared under the assumption that our company will continue as a going concern. We are a development stage company and have incurred losses since our inception. As shown in the accompanying financial statements, we have had no revenues and have incurred a net loss and comprehensive loss of $8,973,347 during the year ended December 31, 2016 and have a cash balance and a working capital surplus of $3,916,283 and $3,555,976, respectively, as at December 31, 2016. We raised $491,000 subsequent to December 31, 2016, which may not be sufficient to enable us to operate for the next 12 months and execute our business plan.

Our ability to meet our obligations as they fall due and to continue to operate as a going concern depends on the continued financial support of our creditors and our shareholders. In the past, we have relied on sales of our equity securities to meet our cash requirements. Funding from this or other sources might not be sufficient in the future to continue our operations. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or terms that are acceptable to us. Failure to obtain such financing on a timely basis could cause us to reduce or terminate our operations. The above indicates the existence of a material uncertainty that may cast significant doubt on our ability to continue as a going concern.

The financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If the going concern basis was not appropriate for these financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

As at September 30, 2017, we had not commenced commercial production and we are currently unable to finance day to day activities through operations. Our continuation as a going concern depends upon the successful results from our electric vehicles manufacturing activities and our ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations. These factors indicate the existence of a material uncertainty that may cast significant doubt about our ability to continue as a going concern. Management intends to finance its operations over the next twelve months through the proceeds derived from this offering. Should we be unable to continue as a going concern, the net realizable value of our assets may be materially less than the amounts on our statement of financial position.

Internal control over financial reporting and disclosure controls and procedures

Management is responsible for the design and maintenance of both internal control systems over financial reporting and disclosure controls and procedures. Disclosure controls and procedures are designed to provide reasonable assurance that relevant information is gathered and reported to senior management on a timely basis so that appropriate decisions can be made regarding public disclosure.

Current disclosure controls include meetings with the Chief Executive Officer, Chief Financial Officer and members of our Board of Directors and Audit Committee through e-mails, on telephone conferences and informal meetings to review public disclosure. All public disclosures are reviewed by certain members of senior management and our board of directors and audit committee. Our Board of Directors has delegated the duties to the Chief Executive Officer who is primarily responsible for financial and disclosure controls.

Management and the board of directors continue to work to mitigate the risk of material misstatement.

Critical Accounting Estimates.

The preparation of our financial statements requires management to use estimates and assumptions that affect the reported amounts of assets and liabilities as well as revenue and expenses.

Research costs are expensed when incurred and are stated net of government grants. Development costs including direct material, direct labor and contract service costs are capitalized as intangible assets when we can demonstrate that the technical feasibility of a project has been established; that we intend to complete the asset for use or sale and have the ability to do so; that the asset can generate probable future economic benefits; the technical and financial resources are available to complete the development; and that we can reliably measure the expenditure attributable to the intangible asset during its development.

We account for all stock-based payments and awards using the fair value based method. Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity estimates issued, or liabilities incurred, whichever is more reliably measurable.

From time to time, we must make accounting estimates. These are based on the best information available at the time, utilizing generally accepted industry standards.

Financial Instruments

We classify our financial instruments in the following categories:

●	at fair value through profit or loss;

●	loans and receivables;

●	held-to-maturity investments; and

●	available-for-sale and financial liabilities.

The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition. We have no financial instruments classified as fair value through profit or loss, held-to-maturity, or available for sale.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. Cash and accounts receivable are classified as loans and receivables.

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. Our non-derivative financial liabilities consist of trade payables, advance payable, refundable deposits for shares, sales deposits and shareholder loans.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and we have transferred substantially all risks and rewards of ownership.

At each reporting date, we assess whether there is objective evidence that a financial instrument has been impaired. Any impairment is recorded in profit or loss. No impairment was required on our financial instruments.

We do not have any derivative financial assets and liabilities.

Financial Instruments and Financial Risk Management

We are exposed in varying degrees to a variety of financial instrument related risks. Our Board of Directors approves and monitors the risk management processes, inclusive of controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit Risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Our primary exposure to credit risk is on our cash held in bank accounts. The majority of cash is deposited in bank accounts held with major banks in Canada. As most of our cash is held by one bank there is a concentration of credit risk. This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies. Our secondary exposure to risk is on its other receivables. This risk is minimal as receivables consist primarily of government grant and refundable government value added taxes.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet our financial obligations as they fall due. We have a planning and budgeting process in place to help determine the funds required to support our normal operating requirements on an ongoing basis. We ensure that there are sufficient funds to meet our short-term business requirements, taking into account our anticipated cash flows from operations and our holdings of cash and cash equivalents.

Historically, our source of funding has been shareholder loans and the issuance of convertible debt and equity securities for cash, primarily through private placements. Our access to financing is always uncertain. There can be no assurance of continued access to significant debt and equity funding.

The following is an analysis of the contractual maturities of our non-derivative financial liabilities as at September 30, 2017:

At September 30, 2017	Within one year	Between one and five years	More than five years
Trade payables	$318,054	$-	$-
Customer deposits	205,000	-	-
Deposit on financing	1,209,261	-	-
Total	$1,732,315	$-	$-

At December 31, 2016	Within one year	Between one and five years	More than five years
Trade payables	$150,305	$-	$-
Customer deposits	169,500	-	-
Convertible loan	243,676	-	-
Total	$563,481	$-	$-

Foreign Exchange Risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. We are exposed to currency risk as we incur expenditures that are denominated in US dollars while our functional currency is the Canadian dollar. We do not hedge our exposure to fluctuations in foreign exchange rates.

The following is an analysis of Canadian dollar equivalent of financial assets and liabilities that are denominated in US dollars:

	September 30, 2017	December 31, 2016	December 31, 2015
Cash and cash equivalents	$1,874,044	$98,762	$43,638
Trade payables	(124,479)	(4,804)	(18,804)
Total	$1,749,565	$93,958	$25,554

Based on the above net exposures, as at September 30, 2017, a 10% change in the US dollars to Canadian dollar exchange rate would impact our net loss by $140,339 (December 31, 2016 - $6,992).

Interest Rate Risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. We are exposed to interest rate risk on its cash equivalents as these instruments have original maturities of twelve months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on our net loss of $9,338 for the period ended September 30, 2017 (December 31, 2016 - $39,163)

Classification of Financial Instruments

Financial assets included in the statement of financial position are as follows:

	September 30, 2017	December 31, 2016	December 31, 2015
Loans and receivables:
Cash and cash equivalents	$3,464,108	$3,916,283	$106,357
Other receivables	143,717	271,284	28,639
Total	$3,607,825	$4,187,567	$134,996

Financial liabilities included in the statement of financial position are as follows:

	September 30, 2017	December 31, 2016	December 31, 2015
Non-derivative financial liabilities:
Trade payable	$318,054	$150,305	$67,718
Advance payable	-	-	50,000
Customer deposits	205,000	169,500	28,506
Shareholder loan	-	-	185,000
Convertible loan	1,209,261	243,676	-
	$1,732,315	$563,481	$331,224

Fair Value

The fair value of our financial assets and liabilities approximates the carrying amount. Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

●	Level 3 – Inputs that are not based on observable market data.

The following is an analysis of our financial assets measured at fair value as at December 31, 2015:

	As at December 31, 2015
	Level 1	Level 2	Level 3
Cash and cash equivalents	$106,357	-	-

The following is an analysis of our financial assets measured at fair value as at December 31, 2016:

	As at December 31, 2016
	Level 1	Level 2	Level 3
Cash and cash equivalents	$3,916,283	-	-

The following is an analysis of our financial assets measured at fair value as at September 30, 2017:

	As at September 30, 2017
	Level 1	Level 2	Level 3
Cash and cash equivalents	$3,464,108	-	-

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with IFRS requires us to make estimates and assumptions concerning the future. Our management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the useful lives of property, plant and equipment, fair value measurements for financial instruments and share-based payments, and the recoverability and measurement of deferred tax assets.

The preparation of financial statements in accordance with IFRS requires us to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying our financial statements include:

●	the assessment of our ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;

●	the classification of financial instruments; and

●	the calculation of income taxes requires judgment in interpreting tax rules and regulations.

Our financial statements for the fiscal year ended December 31, 2016 and for the period ended December 31, 2015 have been prepared by management in accordance with IFRS, as adopted by the International Accounting Standards Board.

The critical accounting policies used in the preparation of these consolidated financial statements are described below.

Our accounting policies are disclosed in Note 2 of the Notes to our financial statements. During the fiscal year ended December 31, 2016 there were no material changes to these policies. Our more critical accounting policies are noted below:

Research and Development Costs

Research costs are expensed when incurred. Development costs including direct material, direct labor and contract service costs are capitalized as intangible assets when we can demonstrate that the technical feasibility of a project has been established; that we intend to complete the asset for use or sale and have the ability to do so; that the asset can generate probable future economic benefits; that the technical and financial resources are available to complete the development; and that we can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally- generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life. To date, we have not met the criteria to capitalize development costs.

Accounting standards issued but not yet applied

New standard IFRS 9 “Financial Instruments”

This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.

The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018. We are currently assessing the impact this new standard will have on its financial statements. Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on our financial statements.

New standard IFRS 15 “Revenue from Contracts with Customers”

This new standard contains a single model that applies to contracts with customers and two approaches to recognizing revenue: at a point in time or over time. The model features a contract-based five-step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/or timing of revenue recognized. IFRS 15 is effective for annual periods beginning on or after January 1, 2018 with early adoption permitted.

New standard IFRS 16 “Leases”

This new standard replaces IAS 17 “Leases” and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting is not substantially changed. The standard is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted for entities that have adopted IFRS 15.

We have not early adopted these new standards and are currently assessing the impact that these standards will have on our financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on our financial statements.

DIRECTORS AND SENIOR MANAGEMENT AND EMPLOYEES

Our Notice of Articles and Articles are attached to this registration statement as exhibits. The Articles of the Company provide that the number of directors is set at:

(a)	subject to paragraphs (b) and (c), the number of directors that is equal to the number of our first directors;

(b)	if we are a public company, the greater of three and the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given); and

(c)	if we are not a public company, the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given).

Our Board of Directors (the “Board”) currently consists of three directors. Our directors are elected annually at each annual meeting of our company’s shareholders.

Our Board of Directors currently has one committee, the Audit Committee. The Board has not appointed a compensation committee or a nominating committee because the Board fulfills these functions. The Board assesses potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors.

Our Board of Directors is responsible for appointing our company’s officers.

The following table sets forth the names and ages of all of our directors, executive officers and key employees.

Name, Province/State and Country of Residence	Age	Position	Director/Officer Since
Jerry Kroll (1)(2)(3)(4) British Columbia, Canada	57	President, CEO and director	February 16, 2015

Iain Ball British Columbia, Canada	63	Vice-President, Finance	February 16, 2015

Henry Reisner British Columbia, Canada	53	Chief Operating Officer	February 16, 2015

Kulwant Sandher(5) British Columbia, Canada	56	Chief Financial Officer and Secretary	June 15, 2016

Ed Theobald British Columbia, Canada	65	General Manager	February 16, 2015

Shaun Greffard (2)(3)(4) British Columbia, Canada	43	Director	August 8, 2016

Robert Tarzwell (2)(3)(4)British Columbia, Canada	47	Director	August 8, 2016

Mark West British Columbia, Canada	50	Vice-President, Sales & Dealerships	November 1, 2016

(1)	Mr. Kroll was appointed President, CEO and a director of the Company effective February 16, 2015.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Nominating and Corporate Governance Committee.
(5)	Mr. Sandher was appointed CFO of the Company on June 15, 2016. Mr. Sandher was appointed as Secretary of the Company on August 8, 2016.

Business Experience

The following summarizes the occupation and business experience during the past five years or more for our directors, executive officers and key employees as of the date of this prospectus:

Jerry Kroll – President, Chief Executive Officer and a director

Mr. Kroll has an extensive background working in small businesses and start-ups. His career began when he managed the production, strategic planning, and sales operations of Kroll Greenhouses, his family business. From there, Mr. Kroll served in other management roles in the floral and food services industries, overseeing the import/export of floral products, managing employees, managing food franchises, and establishing supplier/distributor relationships.

In 1996, Mr. Kroll became involved in air racing as the owner of Vancouver International Air Races and Airshow, which featured large scale events attracting over 15,000 spectators and 31 corporate sponsors. From then on, Mr. Kroll became increasingly involved in air racing and motor races. He eventually became the president and CEO of Corbin Motors Vancouver Inc. in 2001 where he organized the sales of the firm’s three-wheeled commuter vehicle in Canada.

In 2007, Mr. Kroll founded KleenSpeed Technologies, a firm focused on stationary energy storage products. He began researching and developing an EV for the everyday commuter. As an entrepreneur, Mr. Kroll also founded Ascend Sportmanagement Inc., a sports property and technology management firm.

Mr. Kroll’s experience and skillset in innovative technology and start-ups, coupled with his passion for clean technology developments, allows Mr. Kroll to coordinate, manage, and execute strategies for our company.

Mr. Kroll is also actively involved in the Vancouver venture capital scene and has been a member of the Vancouver Angel Technology Network, an investing and mentoring network for new technology start-ups, since 2003.

Kulwant Sandher, Chief Financial Officer and Secretary

Kulwant Sandher is a Chartered Professional Accountant with over 25 years of experience in business and finance. Mr. Sandher graduated from Queen Mary, University of London (formerly known as Queen Mary College) in 1986 with a B.Sc. degree (Eng.) in Avionics. Mr. Sandher became a Chartered Accountant in England in 1991 and received his Chartered Professional Accountant designation in Canada in 1997.

Mr. Sandher has considerable private and public company experience. He served as CFO of MineSense Technologies Inc. from August 2013 until July 2015; he served as COO & CFO for Marketrend Interactive Inc., from March 2004 to March 2006.

Mr. Sandher has also served as CFO of several publicly listed companies, including: Hillcrest Petroleum (TSX-V), Millrock Resources Inc. (TSX-V) and St. Elias Mines (TSX-V). Currently, Mr. Sandher serves as President of Hurricane Corporate Services Ltd. and as CFO of Alba Resources Ltd. (TSX-V). Furthermore, Mr. Sandher is currently serving as a director and CFO of Delta Oil and Gas Inc. since 2007 and Director of The Cloud Nine Education Group Inc since December 2015.

Iain Ball, Vice-President, Finance

Mr. Ball is an experienced financial executive with over 25 years of international corporate financial and general management experience. He has been providing CFO services, along strategic and financial advice, to growing companies and start-ups since 2012.

He is the former Chief Financial Officer and Director of Progressive Solutions Inc. (“Progressive Solutions”), an enterprise resource planning software company that grew (both organically and by acquisition) from 40 employees to 135 employees in the United States, the United Kingdom, and Canada. Mr. Ball was responsible for debt and equity financings that were instrumental to Progressive Solutions’ acquisitions and international growth. Progressive Solutions was successfully sold to a strategic buyer in 2012.

Mr. Ball graduated from the University of Aberdeen in 1975 with a Bachelor of Science (Honours), as well as a Master of Business Administration from Simon Fraser University in 1999. He became a Chartered Accountant in Scotland in 1979 and obtained his Chartered Professional Accountant designation in 1982 from the Canadian Institute of Chartered Professional Accountants.

Henry Reisner, Chief Operating Officer

Mr. Reisner is the current President of Intermeccanica, a subsidiary of our company, which is an automobile manufacturer, and has held this position since 2001. He is incredibly experienced in the automotive industry and has a background in manufacturing.

Mr. Reisner holds a Bachelor of Arts degree in political science from the University of British Columbia in 1989.

On October 18, 2017 we entered into a Share Purchase Agreement (the “SPA”) with Mr. Reisner and two of his family members to acquire Intermeccanica. Under the SPA we agreed to purchase all the shares of Intermeccanica for $2,500,000. We also entered into a Promissory Note (the “Note”) for $1,500,000. The Note was issued to Mr. Reisner. We agreed in the SPA that until all amounts under the Note are fully paid, Mr. Reisner, as a director and officer of Intermeccanica, will have the right at all times, working with our management, to manage its day-to-day operations and business decisions. Mr. Reisner has not been appointed as a director of our company.

Ed Theobald, General Manager

Mr. Theobald is a seasoned operational manager with over 40 years of experience in finance, industrial sales, construction, retail, and oil & gas industries. This experience includes 19 years as General Manager at Envirotest Canada. He also oversaw the operations of 16 automotive repair shops as Regional Manager of Speedy Glass.

Dr. Robert Tarzwell, Director

Dr. Tarzwell began his career as a psychiatrist at St. Paul’s Hospital in 2006. His experience and expertise led him to other clinical/consultant roles in medicine and academia, serving as external faculty member for Green College of the University of British Columbia, medical advisor for virtual healthcare application Medeo, and clinical assistant professor in the faculty of medicine at the University of British Columbia. Dr. Tarzwell is currently Clinical Director of Research for Mental Health at Lions Gate Hospital.

In addition to his background in academia and medicine, Dr. Tarzwell is an enthusiast of high tech industries, multimedia innovations, and race cars. He is an investor/advisor for a number of Vancouver-based start-ups, including Medeo, Hothead Games, EM, and Viewers Like You Productions.

Dr. Tarzwell holds a Bachelor’s Degree in English and Literature from Simon Fraser University, a Doctor of Medicine from the University of Manitoba, a Psychiatrist certification from the Royal College of Physicians of Canada at Dalhousie University, and a Nuclear Medicine certification from the Royal College of Physicians of Canada at the University of British Columbia.

Shaun Greffard, Director

Mr. Greffard is a management professional with over 20 years of experience in telecommunications, information technology and government. During his career as a management professional, Mr. Greffard has been responsible for Ledcor's over $80M Canadian telecommunications division and responsible for negotiating commercial and contractual terms for the largest P3 telecommunications deal in North America valued at close to US$600M over a three-year Design/Build contract and 30 year Operations contract. He was also responsible for negotiating numerous US contracts between the public and private sectors, working with and for local and federal government entities including delivery of one of the largest Canadian telecommunications deals with the Federal government. He has been responsible for conducting labor negotiations and transforming people, culture and corporate image after a prolonged labor dispute and has run the marketing organization for a $100M division of Telus. He is adept at overhauling under-performing business units and analyzing and removing operational flaws to improve operational performance and profitability.

Mr. Greffard accumulated his experience and skill set from roles at Telus Communications Inc., the City of Surrey, and Ledcor Group. He is currently the Vice President of Strategic Projects at the Ledcor Group.

Mr. Greffard holds a Master’s in Business Administration from Royal Roads University.

Mark West, Vice-President, Sales & Dealerships

Mark West has over 25 years of experience directing and expanding operations in the highly competitive food and beverage industry. Mr. West was instrumental in the local and international growth of Blenz Coffee from 10 stores to over 70 stores in Canada and Asia. Mr. West was the President of Blenz Coffee from 2012 to 2016 and previously held the positions of President, Vice-President, Manager of Operations and Manager of Franchising from 1996 to 2007. Mr. West was the Vice-President and an owner of MyCup Coffee and Tea from 2008 to 2012.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Term of Office

Each director of our company is to serve for a term of one year ending on the date of the subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his successor is elected and qualified or until his death, resignation or removal. Our Board of Directors appoints our officers and each officer is to serve until his successor is appointed and qualified or until his or her death, resignation or removal.

Involvement in Certain Legal Proceedings

During the past ten years, Messrs. Jerry Kroll, Iain Ball, Henry Reisner, Kulwant Sandher, Ed Theobald, Shaun Greffard, Robert Tarzwell and Mark West have not been the subject of the following events:

1.
a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	engaging in any type of business practice; or

iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6.
was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	any Federal or State securities or commodities law or regulation; or

ii)
any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our Board has determined that the following directors are “independent” as such directors do not have a direct or indirect material relationship with our company. A material relationship is a relationship which could, in the view of our Board of Directors, be reasonably expected to interfere with the exercise of a director’s independent judgment.

●	Shaun Greffard; and

●	Robert Tarzwell.

Audit Committee and Financial Expert

Our Audit Committee consists of Jerry Kroll, Shaun Greffard and Robert Tarzwell. Messrs. Greffard and Tarzwell are independent under the listing standards regarding “independence” of the NASDAQ Capital Markets. Mr. Kroll is not independent as he is our Chief Executive Officer.

National Instrument 52-110 Audit Committees (“NI 52-110”) of the Canadian Securities Administrators provides that a member of an audit committee is “independent” if the member has no direct or indirect material relationship with the issuer, which could, in the view of the issuer’s board of directors, reasonably interfere with the exercise of the member’s independent judgment. Each of Messrs. Greffard and Tarzwell are also considered independent within the meaning of NI 52-110.

Our Audit Committee is mandated to monitor the audit and preparation of our financial statements and to review and recommend to the Board of Directors all financial disclosure contained in our public documents. The Audit Committee is also mandated to recommend to the Board of Directors the external auditors to be nominated for appointment by the Board, to set the compensation for the external auditors, to provide oversight of the external auditors, and to ensure that the external auditors report directly to the Audit Committee. The Audit Committee also approves in advance any permitted services to be provided by the external auditors which are not related to the audit.

Our company provides appropriate funding as determined by the Audit Committee to permit the Audit Committee to perform its duties and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations, and if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties.

The Audit Committee operates pursuant to a written charter, a copy of which is included as an exhibit to our registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on October 11, 2016.

Our Audit Committee Financial Expert is Robert Tarzwell who is also the Audit Committee’s Chairman.

Other Board Committees

Our Board of Directors has established a Nominating and Corporate Governance Committee that operates under a written charter approved by the Board, a copy of which is included as an exhibit to our registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on October 11, 2016. The Nominating and Corporate Governance Committee is comprised of Jerry Kroll, Shaun Greffard and Robert Tarzwell. Mr. Tarzwell is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing an appropriate approach to corporate governance issues and compliance with governance rules. The Nominating and Corporate Governance Committee is responsible for reviewing on a periodic basis the composition of the Board and, when appropriate, with maintaining a list of potential candidates for Board membership and interviewing potential candidates for Board membership.

Our Board of Directors has established a Compensation Committee that operates under a written charter approved by the Board, a copy of which is included as an exhibit to this registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on October 11, 2016. The Compensation Committee is comprised of Jerry Kroll, Shaun Greffard and Robert Tarzwell. Mr. Greffard is the Chairman of the Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and all other employees, a copy of which is included as an exhibit to our registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on October 11, 2016.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section sets out the objectives of our company’s executive compensation arrangements, our company’s executive compensation philosophy and the application of this philosophy to our company’s executive compensation arrangements. It also provides an analysis of the compensation design, and the decisions that the Board made in fiscal 2016 with respect to our Named Executive Officers (as defined below). When determining the compensation arrangements for the Named Executive Officers, our Board of Directors acting as the Compensation Committee considers the objectives of: (i) retaining an executive critical to our success and the enhancement of shareholder value; (ii) providing fair and competitive compensation; (iii) balancing the interests of management and our shareholders; and (iv) rewarding performance, both on an individual basis and with respect to the business in general.

Benchmarking

Our Board of Directors acting as the Compensation Committee considers a variety of factors when designing and establishing, reviewing and making recommendations for executive compensation arrangements for all our executive officers. The Board typically does not position executive pay to reflect a single percentile within the industry for each executive. Rather, in determining the compensation level for each executive, the Board looks at factors such as the relative complexity of the executive’s role within the organization, the executive’s performance and potential for future advancement and pay equity considerations.

Elements of Compensation

The compensation paid to Named Executive Officers in any year consists of two primary components:

(a)	base salary; and

(b)	long-term incentives in the form of stock options granted under our Stock Option Plan (as defined below).

The key features of these two primary components of compensation are discussed below:

1.	Base Salary

Base salary recognizes the value of an individual to our company based on his or her role, skill, performance, contributions, leadership and potential. It is critical in attracting and retaining executive talent in the markets in which we compete for talent. Base salaries for the Named Executive Officers are intended to be reviewed annually. Any change in base salary of a Named Executive Officer is generally determined by an assessment of such executive’s performance, a consideration of competitive compensation levels in companies similar to our company (in particular, companies in the EV industry) and a review of our performance as a whole and the role such executive officer played in such corporate performance.

2.	Stock Option Awards

We provide long-term incentives to Named Executive Officers in the form of stock options as part of its overall executive compensation strategy. Our Board of Directors acting as the Compensation Committee believes that stock option grants serve our executive compensation philosophy in several ways: firstly, it helps attract, retain, and motivate talent; secondly, it aligns the interests of the Named Executive Officers with those of the shareholders by linking a specific portion of the officer’s total pay opportunity to the share price; and finally, it provides long-term accountability for Named Executive Officers.

Risks Associated with Compensation Policies and Practices

The oversight and administration of our executive compensation program requires the Board of Directors acting as the Compensation Committee to consider risks associated with our compensation policies and practices. Potential risks associated with compensation policies and compensation awards are considered at annual reviews and also throughout the year whenever it is deemed necessary by the Board of Directors acting as the Compensation Committee.

Our executive compensation policies and practices are intended to align management incentives with the long-term interests of the Corporation and its shareholders. In each case, the Corporation seeks an appropriate balance of risk and reward. Practices that are designed to avoid inappropriate or excessive risks include (i) financial controls that provide limits and authorities in areas such as capital and operating expenditures to mitigate risk taking that could affect compensation, (ii) balancing base salary and variable compensation elements and (iii) spreading compensation across short and long-term programs.

Compensation Governance

The Compensation Committee intends to conduct a yearly review of directors’ compensation having regard to various reports on current trends in directors’ compensation and compensation data for directors of reporting issuers of comparative our size. Director compensation is currently limited to the grant of stock options pursuant to the Stock Option Plan. It is anticipated that the Chief Executive Officer will review the compensation of our executive officers for the prior year and in comparison to industry standards via information disclosed publicly and obtained through copies of surveys. The Board expects that the Chief Executive Officer will make recommendations on compensation to the Compensation Committee. The Compensation Committee will review and make suggestions with respect to compensation proposals, and then makes a recommendation to the Board.

The Compensation Committee is currently comprised of Jerry Kroll, Shaun Greffard and Robert Tarzwell, which is currently the entire Board of Directors.

The Compensation Committee’s responsibility is to formulate and make recommendations to our directors in respect of compensation issues relating to our directors and executive officers. Without limiting the generality of the foregoing, the Compensation Committee has the following duties:

(a)
to review the compensation philosophy and remuneration policy for our executive officers and to recommend to our directors changes to improve our ability to recruit, retain and motivate executive officers;

(b)	to review and recommend to the Board the retainer and fees, if any, to be paid to our directors;

(c)
to review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of those corporate goals and objectives, and determine (or make recommendations to our directors with respect to) the CEO’s compensation level based on such evaluation;

(d)
to recommend to our directors with respect to non-CEO officer and director compensation including reviewing management’s recommendations for proposed stock options and other incentive-compensation plans and equity-based plans, if any, for non-CEO officer and director compensation and make recommendations in respect thereof to our directors;

(e)
to administer the stock option plan approved by our directors in accordance with its terms including the recommendation to our directors of the grant of stock options in accordance with the terms thereof; and

(f)
to determine and recommend for the approval of our directors bonuses to be paid to our executive officers and employees and to establish targets or criteria for the payment of such bonuses, if appropriate. Pursuant to the mandate and terms of reference of the Compensation Committee, meetings of the Compensation Committee are to take place at least once per year and at such other times as the Chair of the Compensation Committee may determine.

Summary Compensation Table

The following table sets forth all annual and long-term compensation for services in all capacities to the Company during the fiscal periods indicated in respect of the Named Executive Officers:

Named Executive Officer and Principal Position	Year	Salary ($)	Share- based awards ($)	Option- based awards ($)(1)	Annual Incentive Plan ($)	Long-term Incentive Plan ($)	Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
Jerry Kroll(2)	2017	60,000	Nil	358,694	Nil	Nil	Nil	Nil	418,694
President and Chief	2016	30,000	Nil	887,605	Nil	Nil	Nil	Nil	917,605
Executive Officer
Kulwant Sandher(3)	2017	65,000	Nil	125,777	Nil	Nil	Nil	Nil	190,777
Chief Financial	2016	31,000	Nil	Nil	Nil	Nil	Nil	Nil	31,000
Officer and Secretary
Iain Ball(4)	2017	60,000	Nil	37,883	Nil	Nil	Nil	Nil	97,883
Vice-President,	2016	52,500	Nil	87,958	Nil	Nil	Nil	Nil	140,458
Finance
Henry Reisner(5)	2017	60,000	Nil	70,405	Nil	Nil	Nil	Nil	130,405
Chief Operating	2016	53,000	Nil	168,494	Nil	Nil	Nil	Nil	221,494
Officer
Ed Theobald(6)	2017	60,000	Nil	37,883	Nil	Nil	Nil	Nil	97,883
General Manager	2016	45,000	Nil	87,958	Nil	Nil	Nil	Nil	132,958
Mark West(7)	2017	144,000	Nil	102,729	Nil	Nil	Nil	16,167	262,896
Vice-President,	2016	16,000	Nil	Nil	Nil	Nil	Nil	Nil	16,000
Sales & Dealerships

(1)
The grant date fair values of the share option awards are determined using a Black-Scholes option pricing model. For a discussion of the assumptions made in the valuation, refer to Note 11 to our financial statements for the fiscal year ended December 31, 2016.

(2)	Mr. Kroll was appointed the President and Chief Executive Officer of the Company on February 16, 2015, and served as the Secretary of the Company from June 11, 2015 to August 8, 2016.
(3)	Mr. Sandher was appointed Chief Financial Officer of the Company on June 15, 2016. Mr. Sandher was appointed as Secretary of the Company on August 8, 2016.
(4)	Mr. Ball was appointed Chief Financial Officer of the Company on June 4, 2015 and subsequently was appointed Vice- President, Finance of the Company on June 27, 2016.
(5)	Mr. Reisner was appointed Chief Operating Officer of the Company on February 16, 2015.
(6)	Mr. Theobald was appointed General Manager of the Company on February 16, 2015.
(7)	Mr. West was appointed Vice-President, Sales & Dealerships of the Company on November 1, 2016.

Executive Compensation Agreements

Jerry Kroll

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Jerry Kroll with a term expiring on July 1, 2019 (the “Kroll Agreement”).

The Kroll Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Kroll provides written notice not to renew the Kroll Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Kroll Agreement: (a) Mr. Kroll is appointed as our President and Chief Executive Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Kroll a monthly fee of $5,000; (c) grant to Mr. Kroll 45,000,000 stock options exercisable into 45,000,000 common shares at an exercise price of $0.15 per share expiring on June 11, 2022 and 5,000,000 stock options exercisable into 5,000,000 common shares at an exercise price of $0.40 per share expiring on December 9, 2022 (such options have already been granted prior to the Kroll Agreement); (d) provide Mr. Kroll with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. Kroll under the Kroll Agreement without any notice or any payment in lieu of notice for just cause. Mr. Kroll may terminate his employment under the Kroll Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Kroll will terminate upon the death of Mr. Kroll. Upon the death or Mr. Kroll during the continuance of the Kroll Agreement, we will provide Mr. Kroll’s estate and, if applicable, Mr. Kroll’s immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our chairman determines would likely have been paid to Mr. Kroll; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Kroll as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Kroll’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Kroll Agreement without just cause, and provided that Mr. Kroll is in compliance with the relevant terms and conditions of the Kroll Agreement, we shall be obligated to provide a severance package to Mr. Kroll as follows: (a) a cash payment equating to an aggregate of 12 months of the then monthly fee, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our chairman determines would likely have been paid to Mr. Kroll; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Kroll during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Kroll as at the effective date of termination; (f) maintain Mr. Kroll’s Group Benefits for a period of one year from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Kroll to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. Kroll may terminate his employment under the Kroll Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Kroll terminates his employment under the Kroll Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 24 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our chairman determines would likely have been paid to Mr. Kroll; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Kroll during the next six months from the effective date of termination assuming Mr. Kroll’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Kroll as at the effective date of termination; (b) maintain Mr. Kroll’s Group Benefits for a period of one year from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Kroll to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Iain Ball

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Iain Ball with a term expiring on July 1, 2019 (the “Ball Agreement”).

The Ball Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Ball provides written notice not to renew the Ball Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Ball Agreement: (a) Mr. Ball is appointed as our Vice-President, Finance and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Ball a monthly fee of $5,000; (c) grant to Mr. Ball 500,000 stock options exercisable into 500,000 common shares at an exercise price of $0.15 per share expiring on August 13, 2022 and 750,000 stock options exercisable into 750,000 common shares at an exercise price of $0.40 per share expiring on December 9, 2022 (such options have already been granted prior to the Ball Agreement); (d) provide Mr. Ball with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. Ball under the Ball Agreement without any notice or any payment in lieu of notice for just cause. Mr. Ball may terminate his employment under the Ball Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Ball will terminate upon the death of Mr. Ball. Upon the death or Mr. Ball during the continuance of the Ball Agreement, we will provide Mr. Ball’s estate and, if applicable, Mr. Balls’ immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Ball; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Ball as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Ball’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Ball Agreement without just cause, and provided that Mr. Ball is in compliance with the relevant terms and conditions of the Ball Agreement, we shall be obligated to provide a severance package to Mr. Ball as follows: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Ball; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Ball during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Ball as at the effective date of termination; (f) maintain Mr. Ball’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Ball to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. Ball may terminate his employment under the Ball Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Ball terminates his employment under the Ball Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. Ball; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Ball during the next six months from the effective date of termination assuming Mr. Ball’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Ball as at the effective date of termination; (b) maintain Mr. Ball’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Ball to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Ed Theobald

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Edward Theobald with a term expiring on July 1, 2019 (the “Theobald Agreement”).

The Theobald Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Theobald provides written notice not to renew the Theobald Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Theobald Agreement: (a) Mr. Theobald is appointed as our General Manager and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Theobald a monthly fee of $5,000; (c) grant to Mr. Theobald 500,000 stock options exercisable into 500,000 common shares at an exercise price of $0.15 per share expiring on August 13, 2022 and 750,000 stock options exercisable into 750,000 common shares at an exercise price of $0.40 per share expiring on December 9, 2022 (such options have already been granted prior to the Theobald Agreement); (d) provide Mr. Theobald with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. Theobald under the Theobald Agreement without any notice or any payment in lieu of notice for just cause. Mr. Theobald may terminate his employment under the Theobald Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Theobald will terminate upon the death of Mr. Theobald. Upon the death or Mr. Theobald during the continuance of the Theobald Agreement, we will provide Mr. Theobald’s estate and, if applicable, Mr. Theobalds’ immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Theobald; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Theobald as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Theobald’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Theobald Agreement without just cause, and provided that Mr. Theobald is in compliance with the relevant terms and conditions of the Theobald Agreement, we shall be obligated to provide a severance package to Mr. Theobald as follows: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Theobald; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Theobald during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Theobald as at the effective date of termination; (f) maintain Mr. Theobald’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Theobald to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. Theobald may terminate his employment under the Theobald Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Theobald terminates his employment under the Theobald Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. Theobald; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Theobald during the next six months from the effective date of termination assuming Mr. Theobald’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Theobald as at the effective date of termination; (b) maintain Mr. Theobald’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Theobald to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Kulwant Sandher

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Hurricane Corporate Services Ltd. (“Hurricane Corp.”), Mr. Sandher’s services corporation, with a term expiring on July 1, 2019 (the “Sandher Agreement”).

The Sandher Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Hurricane Corp. provides written notice not to renew the Sandher Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Sandher Agreement: (a) through Hurricane Corp, Mr. Sandher is appointed as our Chief Financial Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Hurricane Corp. a monthly fee of $5,000; (c) grant to Hurricane Corp. and/or Mr. Sandher as soon as reasonably practicable after the effective date of the Sandher Agreement stock options to purchase a certain number of common shares on terms reasonably consistent with our other recent executive officers; (d) provide Hurricane Corp. and/or Mr. Sandher with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the engagement of Hurricane Corp. under the Sandher Agreement without any notice or any payment in lieu of notice for just cause. Hurricane Corp. may terminate its engagement under the Sandher Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The engagement of Hurricane Corp. will terminate upon the death of Mr. Sandher. Upon the death or Mr. Sandher during the continuance of the Sandher Agreement, we will provide Mr. Sandher’s estate and, if applicable, Mr. Sandher’s immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Hurricane Corp.; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Hurricane Corp. as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Sandher’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Sandher Agreement without just cause, and provided that Hurricane Corp. is in compliance with the relevant terms and conditions of the Sandher Agreement, we shall be obligated to provide Hurricane Corp. with the following: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Hurricane Corp.; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Hurricane Corp. and/or Mr. Sandher during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Hurricane Corp. as at the effective date of termination; (f) maintain Hurricane Corp.’s and/or Mr. Sandher’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow the Executive and Mr. Sandher to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Hurricane Corp. may terminate its engagement under the Sandher Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Hurricane Corp. terminates its engagement under the Sandher Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Hurricane Corp.; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Hurricane Corp. and/or Mr. Sandher during the next six months from the effective date of termination assuming Hurricane Corp.’s engagement was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Hurricane Corp. as at the effective date of termination; (b) maintain Hurricane Corp.’s and/or Mr. Sandher’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Hurricane Corp. and Mr. Sandher to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Henry Reisner

On July 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Henry Reisner with a term expiring on July 1, 2019 (the “Reisner Agreement”).

The Reisner Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. Reisner provides written notice not to renew the Reisner Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Reisner Agreement: (a) Mr. Reisner is appointed as our Vice-President, Finance and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Reisner a monthly fee of $5,000; (c) grant to Mr. Reisner 1,250,000 stock options exercisable into 1,250,000 common shares at an exercise price of $0.15 per share expiring on August 13, 2022 and 1,250,000 stock options exercisable into 1,250,000 common shares at an exercise price of $0.40 per share expiring on December 9, 2022 (such options have already been granted prior to the Reisner Agreement); (d) provide Mr. Reisner with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (e) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. Reisner under the Reisner Agreement without any notice or any payment in lieu of notice for just cause. Mr. Reisner may terminate his employment under the Reisner Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. Reisner will terminate upon the death of Mr. Reisner. Upon the death or Mr. Reisner during the continuance of the Reisner Agreement, we will provide Mr. Reisner’s estate and, if applicable, Mr. Reisner’s immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Reisner; (c) any outstanding vacation pay as at the effective date of termination; (d) any outstanding expenses owing to Mr. Reisner as at the effective date of termination; and (e) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Reisner’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the Reisner Agreement without just cause, and provided that Mr. Reisner is in compliance with the relevant terms and conditions of the Reisner Agreement, we shall be obligated to provide a severance package to Mr. Reisner as follows: (a) a cash payment equating to an aggregate of six month’s base salary, less any required statutory deductions, if any; (b) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. Reisner; (c) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Reisner during the next three months from the effective date of termination; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. Reisner as at the effective date of termination; (f) maintain Mr. Reisner’s Group Benefits for a period of six months from the effective date of termination; and (g) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Reisner to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. Reisner may terminate his employment under the Reisner Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. Reisner terminates his employment under the Reisner Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. Reisner; (iii) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. Reisner during the next six months from the effective date of termination assuming Mr. Reisner’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (iv) any outstanding vacation pay as at the effective date of termination; (v) any outstanding expenses owing to Mr. Reisner as at the effective date of termination; (b) maintain Mr. Reisner’s Group Benefits for a period of six months from the effective date of termination; and (c) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. Reisner to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mark West

On November 1, 2016, our Board of Directors approved the entering into of an executive services agreement with Mark West with a term expiring on November 1, 2019 (the “West Agreement”).

The West Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either we or Mr. West provides written notice not to renew the West Agreement no later than 30 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the West Agreement: (a) Mr. West is appointed as our Vice-President, Sales & Dealerships and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. West an initial monthly fee of $4,000 for the month of November 2016, and thereafter a monthly fee of $12,000; (c) pay Mr. West a commission of $10,000 for each and every dealership which is officially opened, which was directly sourced and completed by Mr. West and which is established under an authorization to sell and distribute our goods and services in a particular area; (c) grant to Mr. West as soon as reasonably practicable after the effective date of the West Agreement stock options to purchase a certain number of Common Shares on terms reasonably consistent with our other recent executive officers; (d) provide Mr. West with individual benefits of up to $10,000 per annum as a car allowance and up to $5,000 per annum as an education allowance (the “Individual Benefits”); (e) provide Mr. West with employee benefits, including group health insurance, accidental death and dismemberment insurance, travel accident insurance, group life insurance, short-term disability insurance, long-term disability insurance, drug coverage and dental coverage (the “Group Benefits”); and (f) four weeks’ paid annual vacation per calendar year.

We may terminate the employment of Mr. West under the West Agreement without any notice or any payment in lieu of notice for just cause. Mr. West may terminate his employment under the West Agreement for any reason by providing not less than 90 calendar days’ notice in writing to us, provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion.

The employment of Mr. West will terminate upon the death of Mr. West. Upon the death or Mr. West during the continuance of the West Agreement, we will provide Mr. West’s estate and, if applicable, Mr. West’s immediate family members with the following: (a) three month’s base salary, less any required statutory deductions, if any; (b) any outstanding commissions, less any required statutory deductions, if any; (c) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. West; (d) any outstanding vacation pay as at the effective date of termination; (e) any outstanding expenses owing to Mr. West as at the effective date of termination; and (f) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. West’s estate to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

If we elect to terminate the West Agreement without just cause, and provided that Mr. West is in compliance with the relevant terms and conditions of the West Agreement, we shall be obligated to provide a severance package to Mr. West as follows: (a) if the effective date of termination occurs within the first year of the West Agreement, a cash payment equating to an aggregate of nine month’s base salary, less any required statutory deductions, if any; (b) if the effective date of termination occurs after the first year but before November 1, 2019, a cash payment equating to an aggregate of twelve month’s base salary, less any required statutory deductions, if any; (c) if the effective date of termination occurs after November 1, 2019 and during any renewal period during the continuance of the West Agreement, a cash payment equating to the greater of (i) twelve month’s base salary, less any required statutory deductions, if any, and (ii) $100,000; (d) any outstanding commissions, less any required statutory deductions, if any; (e) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the three-month period from the effective date of termination that our President determines would likely have been paid to Mr. West; (f) the present value, as determined by us, acting reasonably, of each of the Individual Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination; (g) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination; (h) any outstanding vacation pay as at the effective date of termination; (i) any outstanding expenses owing to Mr. West as at the effective date of termination; (j) maintain Mr. West’s Individual Benefits for a period of six months from the effective date of termination; (k) maintain Mr. West’s Group Benefits for a period of six months from the effective date of termination; and (l) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. West to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Mr. West may terminate his employment under the West Agreement in connection with any change in control of us by providing not less than 90 calendar days’ notice in writing to us after the change in control has been effected; provided, however, that we may waive or abridge any notice period specified in such notice in our sole and absolute discretion. If Mr. West terminates his employment under the West Agreement as a consequence of a change in control of us, we will: (a) pay the total of (i) 12 months’ base salary, less any required statutory deductions, if any; (ii) any outstanding commissions, less any required statutory deductions, if any; (iii) that portion of any then declared and/or earned or accrued bonus, prorated to the end of the six-month period from the effective date of termination that our President determines would likely have been paid to Mr. West; (iv) the present value, as determined by us, acting reasonably, of each of the Individual Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination assuming Mr. West’s employment was not terminated and assuming the then currently level of Individual Benefits were continued for that six months; (v) the present value, as determined by us, acting reasonably, of each of the Group Benefits that would have been enjoyed by Mr. West during the next six months from the effective date of termination assuming Mr. West’s employment was not terminated and assuming the then currently level of Group Benefits were continued for that six months; (vi) any outstanding vacation pay as at the effective date of termination; (vii) any outstanding expenses owing to Mr. West as at the effective date of termination; (b) maintain Mr. West’s Individual Benefits for a period of six months from the effective date of termination; (c) maintain Mr. West’s Group Benefits for a period of six months from the effective date of termination; and (d) subject to our then Option Plan and the rules and policies of any regulatory authority and stock exchange having jurisdiction over us, allow Mr. West to then exercise any unexercised and fully vested portion of stock options on the effective date of termination at any time during three months from the effective date of termination.

Stock Option Plans and Stock Options

The following table sets forth, as at December 31, 2016, the equity compensation plans pursuant to which our equity securities may be issued:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders	-	-	-
Equity compensation plans not approved by securityholders	56,175,000	$0.19	3,825,000
Total	56,175,000		3,825,000

2015 Stock Option Plan

On June 11, 2015, our Board of Directors adopted our 2015 Stock Option Plan (the “Stock Option Plan”) under which an aggregate of 60,000,000 shares may be issued, subject to adjustment as described in the Stock Option Plan.

As at December 31, 2016 there were 56,175,000 outstanding options under the Stock Option Plan leaving an additional 3,825,000 options to acquire common shares that may be granted under the Stock Option Plan.

The purpose of the Stock Option Plan is to retain the services of our valued key employees, directors and consultants and such other persons as the plan administrator, which is currently the Board of Directors, shall select in accordance with the eligibility requirements of the Stock Option Plan, and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our shareholders, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the plan administrator.

The Stock Option Plan shall be administered initially by our Board of Directors, except that the Board may, in its discretion, establish a committee composed of two or more members of the Board to administer the Stock Option Plan, which committee may be an executive, compensation or other committee, including a separate committee especially created for this purpose.

Unless accelerated in accordance with the Stock Option Plan, unvested options shall terminate immediately upon the optionee resigning from or our terminating the optionee’s employment or contractual relationship with us or any related company for any reason whatsoever, including death or disability. Options that have vested shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the option as designated by the plan administrator; (ii) the date of an optionee’s termination of employment or contractual relationship with us or any related company for cause (as determined in the sole discretion of the plan administrator); (iii) the expiration of three months from the date of an optionee’s termination of employment or contractual relationship with us or any related company for any reason whatsoever other than cause, death or disability; or (iv) the expiration of three months from termination of an optionee’s employment or contractual relationship by reason of death or disability. Upon the death of an optionee, any vested options held by the optionee shall be exercisable only by the person or persons to whom such optionee’s rights under such option shall pass by the optionee’s will or by the laws of descent and distribution of the optionee’s domicile at the time of death and only until such options terminate as provided above. For purposes of the Stock Option Plan, unless otherwise defined in the stock option agreement between us and the optionee, “disability” shall mean medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than six (6) months or that can be expected to result in death. The plan administrator shall determine whether an optionee has incurred a disability on the basis of medical evidence acceptable to the plan administrator. Upon making a determination of disability, the plan administrator shall, for purposes of the Stock Option Plan, determine the date of an optionee’s termination of employment or contractual relationship.

The foregoing summary of the Stock Option Plan is not completed and is qualified in its entirety by reference to the Stock Option Plan, which is filed as Exhibit 99.1 to our registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on October 11, 2016, and is incorporated by reference herein.

As of September 30, 2017, there were stock options outstanding under our Stock Option Plan exercisable for an aggregate of 57,210,000 shares of our common share.

Outstanding Option-based Awards for Named Executive Officers and Directors

The following table reflects all option-based awards for each Named Executive Officer and director outstanding as at December 31, 2017. We do not have any other equity incentive plans other than its Stock Option Plan. As of the date hereof there are no share based award plans for any of our directors or the Named Executive Officers or directors:

	Option–based Awards
Named Executive Officer or Director	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in- the-money options ($)(1)
Jerry Kroll President, Chief Executive Officer and a director	45,000,0005,000,00010,000	US $0.15 US $0.40 US $1.00	June 11, 2022 Dec. 9, 2022 Feb. 17, 2024	US$203,159,583
Kulwant Sandher Chief Financial Officer and Secretary	250,000	$1.00	Feb. 17, 2024	$523,699

Iain Ball Vice-President, Finance	500,000750,00010,000	$0.15$0.40$1.00	Aug. 13, 2022 Dec. 9, 2022 Feb. 17, 2024	$4,360,701

Henry Reisner Chief Operating Officer	1,250,0001,250,00010,000	$0.15$0.40$1.00	Aug. 13, 2022 Dec. 9, 2022 Feb. 17, 2024	$8,888,040

Ed Theobald General Manager	500,000750,00010,000	$0.15$0.401.00	Aug. 13, 2022 Dec. 9, 2022 Feb. 17, 2024	$4,360,701

Mark West Vice-President, Sales & Dealerships	225,000	$1.00	Feb. 17, 2024	$366,589

Shaun Greffard Director	50,00025,000250,000	$0.15$0.40$1.00	Aug. 13, 2022 Dec. 9, 2022 Feb. 17, 2024	$274,973
Robert Tarzwell Director	25,0005,000	$0.15$1.00	Aug. 13, 2022 Feb. 17, 2024	$97,212

(1)
This column contains the aggregate value of in-the-money unexercised vested options as at December 31, 2016, calculated based on the difference between the last price that shares were sold by us pursuant to a private placement, which was $1.00, and the exercise price of the options, multiplied by the number of options that have vested.

Incentive Plan Awards

The following table provides information concerning our incentive award plans with respect to each Named Executive Officer and directors during the fiscal year ended December 31, 2017. Our only incentive award plan during such fiscal year was the Stock Option Plan:

Named Executive Officer and Director	Option-based Awards – Value Vested During the Year ($)(1)	Non-Equity Incentive Plan Compensation – Value Vested During the Year ($)
Jerry Kroll President and Chief Executive Officer	$80,139,063	Nil
Kulwant Sandher Chief Financial Officer and Secretary	$523,699	Nil
Iain Ball Vice-President, Finance	$1,964,414	Nil
Henry Reisner Chief Operating Officer	$3,944,453	Nil
Ed Theobald General Manager	$1,964,414	Nil
Mark West Vice-President, Sales & Dealerships	$366,589	Nil
Shaun Greffard, Director	$40,226	Nil
Robert Tarzwell, Director	$119,115	Nil

(1)
The amount represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based on the difference between the last price that shares were sold by us pursuant to a private placement on the vesting date and the exercise price of the options.

Director Compensation for Fiscal 2016

Our Board of Directors acting as the Compensation Committee assesses the appropriate level of remuneration for our directors and officers. The Board as a whole makes the final determination in respect of compensation matters. Remuneration is assessed and determined by taking into account such factors as our size and the level of compensation earned by directors and officers of companies of comparable size and industry.

The only arrangements we have, standard or otherwise, pursuant to which directors are compensated by us for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as consultants or experts for the financial year ended December 31, 2016, are through the issuance of stock options. The number of options to be granted from time to time is determined by the Board in its discretion.

During the fiscal year ended December 31, 2016, there were three directors, Jerry Kroll, Shaun Greffard and Robert Tarzwell. Mr. Kroll whose compensation information is reported in the Summary Compensation Table for Named Executive Officers above.

We reimburse out-of-pocket costs that are incurred by the directors. Neither we nor any of our subsidiaries has entered into a service contract with any director providing for benefits upon termination of such office.

Incentive Plan Awards – Value Vested or Earned

During the fiscal year ended December 31, 2016, there were three directors. Mr. Kroll’s incentive plan awards are reported in the Summary Compensation Table for Named Executive Officers above and Mr. Greffard’s and Mr. Tarzwell’s option awards are reported above.

Pension Benefits

We do not have any defined benefit pension plans or any other plans providing for retirement payments or benefits.

Termination of Employment and Change of Control Benefits

Details with respect to termination of employment and change of control benefits for our directors and executive officers is reported above under the section titled “Executive Services Agreements.”

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common share as of January 25, 2018 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding common share; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common shares, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common shares.

Name and Municipality of Residence	Common Shares of the Company Beneficially Owned, or Controlled or Directed, Directly or Indirectly(1)	Percentage of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly(2)
Directors and Executive Officers:
Jerry Kroll Vancouver, B.C., Canada President, CEO and a director	50,058,324(3)	61.9%

Iain Ball Vancouver, B.C., Canada Vice-President, Finance	843,749(4)	1.7%

Henry Reisner Vancouver, B.C., Canada COO	7,508,331(5)	15.2%

Kulwant Sandher Vancouver, B.C., Canada CFO	Nil	Nil

Ed Theobald Vancouver, B.C., Canada General Manager	1,218,749(6)	2.5%

Shaun Greffard Surrey, B.C., Canada Director	44,789(7)	*

Robert Tarzwell Vancouver, B.C., Canada Director	765,623(8)	1.6%

Mark West Vancouver, B.C., Canada Vice-President, Sales & Dealerships	101,313(9)	*

Directors and Executive Officers as a Group (Eight Persons)	60,540,878(10)	71.8%

Other 5% or more Shareholders:
Megan Martin Shareholder	5,400,000(11)	10.3%

Yuan Sheng Zhang Shareholder	5,400,000(12)	10.3%

Shang Wen YangShareholder	4,000,000(13)	8.1%

Unison International Holdings Ltd. Shareholder	6,400,000(14)	12.4%

Zongshen (Canada) Environtech Ltd. Shareholder	5,600,000(15)	11.1%

*	Less than 1%.
(1)
Under Rule 13d–3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on January 25, 2018.

(2)	The percentage is calculated based on 47,994,209 common shares that were outstanding as of January 25, 2018.
(3)
This figure consists of (i) 7,175,000 common shares registered directly to Jerry Kroll, (ii) 10,000,000 common shares registered to Ascend Sportmanagement Inc., which Mr. Kroll has discretionary voting and investment authority over securities held by Ascend Sportmanagement Inc., (iii) 175,000 common shares issuable upon exercise of warrants registered directly to Mr. Kroll, (iv) 30,625,000 stock options to purchase 30,625,000 shares of our common share which have vested, and (v) 2,083,332 stock options to purchase 2,083,332 shares of our common share which will vest within 60 days of January 25, 2018.

(4)
This figure consists of (i) 62,500 common shares registered directly to Iain Ball, (ii) 62,500 common shares issuable upon exercise of warrants registered directly to Mr. Ball, (iii) 666,667 stock options to purchase 666,667 shares of our common share which have vested, and (iv) 52,082 stock options to purchase 52,082 shares of our common share which will vest within 60 days of January 25, 2018.

(5)
This figure consists of (i) 4,750,000 common shares registered directly to Henry Reisner, (ii) 1,050,000 common shares held of record by Mr. Reisner’s wife, (iii) 250,000 common shares held of record by Mr. Reisner’s daughter, (iv) 1,354,167 stock options to purchase 1,354,167 shares of our common share which have vested, and (v) 104,164 stock options to purchase 104,164 shares of our common share which will vest within 60 days of January 25, 2018.

(6)
This figure consists of (i) 500,000 common shares registered directly to Ed Theobald, (ii) 666,667 stock options to purchase 666,667 shares of our common share which have vested, and (iii) 52,082 stock options to purchase 52,082 shares of our common share which will vest within 60 days of January 25, 2018.

(7)
This figure consists of (i) 41,667 stock options to purchase 41,667 shares of our common share which have vested, and (ii) 3,122 stock options to purchase 3,122 shares of our common share which will vest within 60 days of January 25, 2018.

(8)
This figure consists of (i) 187,500 common shares registered directly to Robert Tarzwell, (ii) 187,500 common shares held of record by Robert Tarzwell M.D. Inc., which Mr. Tarzwell has discretionary voting and investment authority over such securities, (iii) 187,500 common shares issuable upon exercise of warrants registered directly to Mr. Tarzwell, (iv) 187,500 common shares issuable upon exercise of warrants held of record by Robert Tarzwell M.D. Inc., (v) 14,583 stock options to purchase 14,583 shares of our common share which have vested, and (vi) 1,040 stock options to purchase 1,040 shares of our common share which will vest within 60 days of January ,25 2018.

(9)
This figure consists of (i) 15,500 common shares registered directly to Mark West, (ii) 15,500 common shares issuable upon exercise of warrants registered directly to Mr. West, (iii) 60,938 stock options to purchase 60.938 shares of our common share which have vested, and (iv) 9,375 stock options to purchase 9,375 shares of our common stock which will vest within 60 days of January 25, 2018.

(10)	This figure consists of (i) 24,178,000 common shares and (ii) 36,362,878 of common shares underlying warrants and stock options which have vested or will vest within 60 days of January 25, 2018.
(11)
This figure consists of (i) 1,250,000 common shares registered directly to Megan Martin, (ii) 1,250,000 common shares held of record by Ms. Martin’s husband, Yuan Sheng Zhang, (iii) 200,000 common shares held of record by Ms. Martin’s son, Bo Hong Zhang, (iv) 1,250,000 common shares issuable upon exercise of warrants registered directly to Ms. Martin, (v) 1,250,000 common shares issuable upon exercise of warrants held of record by Ms. Martin’s husband, and (vi) 200,000 common shares issuable upon exercise of warrants held of record by Ms. Martin’s son.

(12)
This figure consists of (i) 1,250,000 common shares registered directly to Yuan Sheng Zhang, (ii) 1,250,000 common shares held of record by Mr. Zhang’s wife, Megan Martin, (iii) 200,000 common shares held of record by Mr. Zhang’s son, Bo Hong Zhang, (iv) 1,250,000 common shares issuable upon exercise of warrants registered directly to Mr. Zhang, (v) 1,250,000 common shares issuable upon exercise of warrants held of record by Mr. Zhang’s wife, and (vi) 200,000 common shares issuable upon exercise of warrants held of record by Mr. Zhang’s son.

(13)	This figure consists of (i) 2,000,000 common shares registered directly to Cheng Qun Sang and (ii) 2,000,000 common shares issuable upon exercise of warrants registered directly to Cheng Qun Sang.
(14)
This figure consists of (i) 2,400,000 common shares registered to Unison International Holdings Ltd. and (ii) 4,000,000 common shares issuable upon exercise of warrants registered to Unison International Holdings Ltd. Mr. Ping Hui Lu is the President of Unison International Holdings Ltd. and has discretionary voting and investment authority over securities held by Unison International Holdings Ltd.

(15)
This figure consists of (i) 2,800,000 common shares registered to Zongshen (Canada) Environtech Ltd. and (ii) 2,800,000 common shares issuable upon exercise of warrants registered to Zongshen (Canada) Environtech Ltd. Mr. Daxue Zhang is the sole director of Zongshen (Canada) Environtech Ltd. and has discretionary voting and investment authority over securities held by Zongshen (Canada) Environtech Ltd.

The information as to shares beneficially owned or controlled or directed, directly or indirectly, not being within our knowledge, has been furnished by the officers and directors.

As at December 18, 2017, there were 98 holders of record of our common shares. Approximately nine registered holders have mailing addresses in the United States and together hold approximately 944,000 common shares, which constitutes approximately 2% of our issued and outstanding common shares as of December 18, 2017.

Transactions with Related Parties

Jerry Kroll

On October 16, 2017, Jerry Kroll, our President and CEO, entered into a Share Pledge Agreement with Zongshen to guarantee our payment for the cost of the prototype tooling and molds estimated to be $1.8 million through the pledge of 800,000 common shares of the Company at a deemed price of USD $2.00. We have agreed to reimburse Mr. Kroll on a one-for-one basis for any pledged shares realized by Zongshen at a deemed issue price of $2.00 per common share.

From February 16, 2015 to November 13, 2015, Mr. Kroll provided us with a loans in the aggregate amount of $185,000. These loans were unsecured, non-interest bearing, and due on demand. No formal written agreements regarding these loans were signed, however, they are documented in our accounting records. On January 20, 2016, we repaid $135,000 of these loans and $50,000 was repaid through the issuance of 125,000 post-subdivision units at a price of $0.40 per unit.

On February 16, 2015, Mr. Kroll acquired 7,000,000 Common Shares and Ascend Sportmanagement Inc., a corporation under the control and direction of Mr. Kroll, acquired 10,000,000 Common Shares at a price of $0.0002 per Common Share pursuant to a private placement. In addition, on June 15, 2015, Mr. Kroll acquired 50,000 units at a price of $0.20 per unit pursuant to a private placement. Each unit consisted of one Common Share and one common share purchase warrant. Each warrant is exercisable for one additional Common Share at a price of $0.40 per Common Share until June 15, 2020. Furthermore, on January 22, 2016, Mr. Kroll acquired 125,000 units at a price of $0.40 per unit pursuant to a private placement. Each unit consisted of one Common Share and one common share purchase warrant. Each warrant is exercisable for one additional Common Share at a price of $1.00 per Common Share until January 22, 2021.

On June 11, 2015 we granted 45,000,000 stock options to Mr. Kroll having an exercise price of $0.15 per Common Share until June 11, 2022. In addition, on December 9, 2015 we granted 5,000,000 stock options to Mr. Kroll having an exercise price of $0.40 per Common Share until December 9, 2022. Furthermore, on February 17, 2017 we granted 10,000 stock options to Mr. Kroll having an exercise price of $1.00 per Common Share until February 17, 2024.

Henry Reisner

On October 18, 2017, we entered into a Share Purchase Agreement (the “SPA”) to acquire Intermeccanica with Henry Reisner, our Chief Operating Officer, and two members of his family, which replaced a prior Joint Operating Agreement. Under the SPA, we agreed to purchase all the shares of Intermeccanica for $2,500,000, $300,000 of which had been previously paid under the Joint Operating Agreement. At closing, we paid the sellers $700,000 and issued a Note for the balance of $1,500,000. The Note bears interest at 5% per annum, and is payable in installments of $500,000 plus accrued interest on the sixth, twelfth and eighteenth month after purchase. Under the Note, if we raise at least $10 million by way of equity or debt after October 18, 2017, the unpaid portion of the Note shall be paid within 30 days. The Note is secured by the assets of Intermeccanica. We also agreed in the SPA that until all amounts under the Note are fully paid, Mr. Reisner, as a director and officer of Intermeccanica, will have the right at all times, working with our management, to manage its day-to-day operations and business decisions.

On February 16, 2015, Mr. Henry Reisner acquired 4,750,000 Common Shares at a price of $0.0002 per Common Share pursuant to a private placement. Mr. Reisner’s wife and daughter acquired 1,050,000 Common Shares and 250,000 Common Shares, respectively, at a price of $0.0002 per Common Share pursuant to a private placement.

On July 15, 2015, as amended on September 19, 2016, we entered into a Joint Operating Agreement with Intermeccanica and Henry Reisner which is comprised of three underlying agreements. The Joint Operating Agreement was terminated upon the entry into the SPA.

On August 13, 2015, we granted 1,250,000 stock options to Mr. Reisner having an exercise price of $0.15 per Common Share until August 13, 2022. In addition, on December 9, 2015, we granted 1,250,000 stock options to Mr. Reisner having an exercise price of $0.40 per Common Share until December 9, 2022. Furthermore, on February 17, 2017, we granted 10,000 stock options to Mr. Reisner having an exercise price of $1.00 per Common Share until February 17, 2024.

Iain Ball

On August 13, 2015, we granted 500,000 stock option to Iain Ball having an exercise price of $0.15 per Common Share until August 13, 2022. In addition on December 9, 2015, we granted 750,000 stock options to Mr. Ball having an exercise price of $0.40 per Common Share until December 9, 2022. Furthermore, on February 17, 2017 we granted 10,000 stock options to Mr. Ball having an exercise price of $1.00 per Common Share until February 17, 2024.

On August 19, 2015, Mr. Iain Ball acquired 62,500 units at a price of $0.40 per unit. Each unit consisted of one Common Share and one common share purchase warrant. Each warrant is exercisable for one additional Common Share at a price of $1.00 per Common Share until August 19, 2020.

Kulwant Sandher

On February 17, 2017, we granted 250,000 stock options to Mr. Sandher having an exercise price of $1.00 per Common Share until February 17, 2024.

Ed Theobald

On February 16, 2015, Mr. Ed Theobald acquired 500,000 Common Shares at a price of $0.0002 per Common Share pursuant to a private placement.

On August 13, 2015, we granted 500,000 stock options to Mr. Theobald having an exercise price of $0.15 per Common Share until August 13, 2022. In addition on December 9, 2015, we granted 750,000 stock options to Mr. Theobald having an exercise price of $0.40 per Common Share until December 9, 2022. Furthermore, on February 17, 2017 we granted 10,000 stock options to Mr. Theobald having an exercise price of $1.00 per Common Share until February 17, 2024.

Shaun Greffard

On August 13, 2015, we granted 50,000 stock options to Mr. Sean Greffard having an exercise price of $0.15 per Common Share until August 13, 2022. In addition on December 9, 2015, we granted 25,000 stock options to Mr. Greffard having an exercise price of $0.40 per Common Share until December 9, 2022. Furthermore, on February 17, 2017 we granted 250,000 stock options to Mr. Greffard having an exercise price of $1.00 per Common Share until February 17, 2024.

Robert Tarzwell

On June 26, 2015, Mr. Robert Tarzwell acquired 187,500 units and Robert Tarzwell M.D. Inc., a corporation under the control and direction of Mr. Tarzwell, acquired 187,500 units at a price of $0.20 per unit. Each unit consisted of one Common Share and one common share purchase warrant. Each warrant is exercisable for one additional Common Share at a price of $0.40 per Common Share until June 26, 2020.

On August 13, 2015, we granted 25,000 stock options to Mr. Tarzwell having an exercise price of $0.15 per Common Share until August 13, 2022. In addition, on February 17, 2017, we granted 5,000 stock options to Mr. Tarzwell having an exercise price of $1.00 per Common Share until February 17, 2024.

Mark West

On December 1, 2015, Mr. Mark West acquired 15,500 units at a price of $0.40 per unit. Each unit consisted of one Common Share and one common share purchase warrant. Each warrant is exercisable for one additional Common Share at a price of $1.00 per Common Share until December 1, 2020.

On February 17, 2017, we granted 225,000 stock options to Mr. West having an exercise price of $1.00 per Common Share until February 17, 2024.

Zongshen (Canada) Environtech Ltd.

On October 2, 2017, we announced a manufacturing agreement with Zongshen to produce 75,000 SOLO all-electric vehicles over the next three years. Zongshen is an entity under common control with Zongshen (Canada) Environtech Ltd., which is the beneficial owner of approximately 11.1% of our common shares. Specifically, the plan calls for the production of 5,000 SOLOs in 2018, 20,000 in 2019 and 50,000 in 2020. Under the agreement the Company agrees to reimburse Zongshen for the cost of the prototype tooling and molds estimated to be $1.8 million, which shall be payable on or before March 18, 2018, and the mass production tooling and molds estimated to be $6.0 million, which shall be payable 50% when Zongshen commences manufacturing the tooling and molds (which we expect will be in the second quarter of 2018), 40% when Zongshen completes manufacturing the tooling and molds (which we expect will be in the third quarter of 2018), and 10% upon delivery to the Company of the first production vehicle (which we expect will be in the third quarter of 2018).

MATERIAL AGREEMENTS

We have not entered into any material agreements other than in the ordinary course of business and other than those described below or in this prospectus.

Lease Agreement

Together with our subsidiary, Intermeccanica, we entered into a lease agreement with Cressey (Quebec Street) Development LLP (the “Landlord”) to jointly lease the premises located at 102 East 1stAvenue, Vancouver, British Columbia, Canada, V5T 1A4. The term of the lease is 60 months commencing November 1, 2015. We will pay half of the lease costs, including fees, taxes, and other charges associated with occupancy, to a maximum amount of $4,000 per month or $48,000 per year, paid in equal monthly installments. We will provide additional payment for any additional expenses incurred by Intermeccanica and us pursuant to the lease. Beginning August 1, 2015, we will also pay 25% of the costs associated with Intermeccanica’s existing lease at 39 Braid Street, New Westminster, British Columbia, Canada. We also advanced $10,000 (and whatever else is reasonably agreed upon mutually) to Intermeccanica prior to occupancy, which was used for improvement costs. We are not be able to sublease the premises.

SOLO Manufacturing Agreement

On October 2, 2017, we announced a manufacturing agreement with Zongshen to produce 75,000 SOLO all-electric vehicles over the next three years. Specifically, the plan calls for the production of 5,000 SOLOs in 2018; 20,000 in 2019; and 50,000 in 2020. Under the agreement the Company agrees to reimburse Zongshen for the cost of the prototype tooling and molds estimated to be $1.8 million, which shall be payable on or before March 18, 2018, and the mass production tooling and molds estimated to be $6.0 million, which shall be payable 50% when Zongshen commences manufacturing the tooling and molds (which we expect will be in the second quarter of 2018), 40% when Zongshen completes manufacturing the tooling and molds (which we expect will be in the third quarter of 2018), and 10% upon delivery to the Company of the first production vehicle (which we expect will be in the third quarter of 2018).

Share Pledge Agreement

In connection with the manufacturing agreement with Zongshen, on October 16, 2017, Jerry Kroll, our President and CEO, entered into a Share Pledge Agreement to guarantee the payment by us for the cost of the prototype tooling and molds estimated to be $1.8 million to Zongshen through the pledge of 800,000 of our common shares at a deemed price of USD $2.00. We have agreed to reimburse Mr. Kroll on a one-for-one basis for any pledged shares realized by Zongshen under the Share Pledge Agreement.

Share Purchase Agreement

On October 18, 2017 we entered into the SPA to acquire Intermeccanica, which replaced the Joint Operating Agreement. Under the SPA, we agreed to purchase all the shares of Intermeccanica for $2,500,000. In addition to an initial payment of $100,000 in 2016, during the nine months ended September 30, 2017 an additional $200,000 was paid. On October 18, 2017, we paid $700,000, and entered into a Note for the balance of $1,500,000 of the Purchase Price. The Note bears interest at 5% per annum, and is payable in installments of $500,000 plus accrued interest on the 6th, 12th and 18th month after purchase. Under the Note, if we raise at least $10 million by way of equity or debt after October 18, 2017, the unpaid portion of the Note shall be paid within 30 days. The Note is secured by the assets of Intermeccanica. We also agreed in the SPA that until all amounts under the Note are fully paid, Mr. Reisner, as a director and officer of Intermeccanica, will have the right at all times, working with its management, to manage its day-to-day operations and business decisions.

MARKET FOR OUR COMMON SHARES

On September 1, 2017, our common share began to be quoted on the OTC Market Group Inc.’s Venture Market (the “OTCQB”) under the symbol “ECCTF”. On January 25, 2018, the last reported sale price of our common share on the OTCQB was US$4.95 per share, and on January 25, 2018, we had approximately 47,994,209 common shares outstanding. The market for our common shares is limited, volatile and sporadic. The following table sets forth, for the periods indicated, the high and low bid prices of our common shares on the OTCQB as reported by Google Finance. The following quotations reflect inter-dealer prices, without retail mark-up, markdown, or commissions, and may not reflect actual transactions.

Month ended		High Bid		Low Bid
September 30, 2017	US$	8.00	US$	1.50
October 31, 2017	US$	7.50	US$	6.20
November 30, 2017	US$	6.75	US$	5.75
December 31, 2017	US$	7.50	US$	5.00

We submitted our application for listing on the Nasdaq Capital Markets on October 17, 2017. This application might not be approved.

Shares Eligible for Future Sale

Upon completion of this offering, we will have common shares outstanding, not including shares underlying underwriter warrants (please see below “Underwriter Warrants”) or any shares that may be sold pursuant to the underwriter’s over-allotment option. All of the common shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our common share in the public market could adversely affect prevailing market prices of our common share. Prior to this offering, there has been no public market for our common share. We have applied to list the common share on the NASDAQ Capital Market, but we cannot assure you that our application will be approved or a regular trading market will develop in the common share. We might consummate and close this offering without a listing approval letter from the Nasdaq Capital Market.

Additionally, we have approximately 35,244,271 vested options and 23,713,716 warrants outstanding as of December 31, 2017. The exercise price of the majority of these options and warrants is significantly below our current market price.

Underwriter Warrants

In addition to cash compensation, we have agreed to issue to the underwriters warrants to purchase up to a total of   common shares (equal to 1.5% of the common shares sold in this offering to investors introduced to the underwriters by us and 5% of all other common shares sold in this offering). The warrants will be exercisable from time to time, in whole or in part, from one year of the closing of the offering until five years from the first public sale of common shares in the offering. The warrants are exercisable at a per share price equal to IPO price of US$ . The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under FINRA Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering, except as provided for in FINRA Conduct Rule 5110(g)(2). The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, subdivisions, combinations, reclassification, merger or consolidation.

Rule 144
All of our common shares that will be outstanding upon the completion of this offering, other than those common shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding common shares of the same class, which immediately after this offering will equal approximately common shares assuming the over-allotment option is not exercised; or
●
if our common shares are listed on a national securities exchange, the average weekly trading volume of our common share, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our common share from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those common shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

NOTICE OF ARTICLES AND ARTICLES OF OUR COMPANY

As discussed above under the heading “Company Information”, our company was incorporated under the laws of the Province of British Columbia, Canada on February 16, 2015.

Remuneration of Directors

Our directors are entitled to the remuneration, if any, for acting as directors as the directors may from time to time determine. If the directors so decide, the remuneration of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to a director in such director’s capacity as an officer or employee of ours.

Number of Directors

According to Article 11.1 of our Articles, the number of directors, excluding additional directors appointed under Article 12.7 is set at:

(a)	subject to paragraphs (b) and (c), the number of directors that is equal to the number of our first directors;

(b)	if we are a public company, the greater of three and the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given); and

(c)	if we are not a public company, the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given).

Directors

Our directors are elected annually at each annual meeting of our company’s shareholders. Our Articles provide that the Board of Directors may, between annual meetings, appoint one or more additional directors to serve until the next annual meeting, but the number of additional directors must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors at the expiration of the last annual meeting of our company’s shareholders.

Our Articles provide that our directors may from time to time on behalf of our company, without shareholder approval:

●	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;
●
increase, reduce or eliminate the maximum number of shares that we are authorized to issue out of any class or series of shares or establish a maximum number of shares that we are authorized to issue out of any class or series of shares for which no maximum is established;

●	if we are authorized to issue shares of a class of shares with par value:

o	decrease the par value of those shares;
o	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;
o	subdivide all or any of its unissued or fully paid issued shares with par value into shares of smaller par value; or
o	consolidate all or any of its unissued or fully paid issued shares with par value into share of larger par value;

●	subdivide all or any of its unissued or fully paid issued shares without par value;
●	change all or any of its unissued or fully paid issued shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;
●	alter the identifying name of any of its shares;
●	consolidate all or any of its unissued or fully paid issued shares without par value;
●	otherwise alter it shares or authorized share structure when required or permitted to do so by the Business Corporations Act;
●	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;
●
issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and at any discount or premium and on such terms as they consider appropriate;

●	guarantee the repayment of money by any other person or the performance of any obligation of any other person; or
●	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future assets and undertaking of the Company.

Our Articles also provide that, we may by resolution of the directors authorize an alteration to our Notice of Articles to change our name or adopt or change any translation of that name.

Our Articles provide that the directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the Board held at regular intervals may be held at the place and at the time that the Board may by resolution from time to time determine. Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote. A director may participate in a meeting of the directors or of any committee of the directors in person, or by telephone or other communications medium, if all directors participating in the meeting are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by such provisions of our Articles is deemed for all purposes of the Business Corporations Act and our Articles to be present at the meeting and to have agreed to participate in that manner.

Our Articles provide that the quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

Our Articles do not restrict: (i) a director’s power to vote on a proposal, arrangement or contract in which the director is materially interested (although the Business Corporations Act (British Columbia) generally requires a director who is materially interested in a material contract or material transaction to disclose his or her interest to the Board, and to abstain from voting on any resolution to approve the contract or transaction, failing which the British Columbia Supreme Court may, on application of our company or any of our shareholders, set aside the material contract or material transaction on any terms that it thinks fit, or require the director to account to the Company for any profit or gain realized on it, or both); or (ii) our directors’ power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body.

Our Articles do not set out a mandatory retirement age for our directors. Our directors are not required to own securities of our company to serve as directors.

Authorized Capital

Our Notice of Articles provide that our authorized capital consists of an unlimited number of common shares, without par value, and an unlimited number of preferred shares, without par value, which have special rights or restrictions.

Rights, Preferences and Restrictions Attaching to Our Shares

The Business Corporations Act provides the following rights, privileges, restrictions and conditions attaching to our common shares:

●	to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;
●
subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our company, to share equally in the remaining property of our company on liquidation, dissolution or winding-up of our company; and

●	subject to the rights of the preferred shares, the common shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

Our preferred shares may include one or more series and, subject to the Business Corporations Act , the directors may, by resolution, if none of the shares of that particular series are issued, alter our Articles and authorize the alteration of our Notice of Articles, as the case may be, to do one or more of the following:

(a)	determine the maximum number of shares of that series that we are authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name for the shares of that series, or alter any such identifying name; and

(c)	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

The provisions in our Articles attaching to our common shares and our preferred shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the outstanding common shares and two-thirds of the preferred shares, as applicable.

With the exception of special resolutions (i.e. resolutions in respect of fundamental changes to our company, including: the sale of all or substantially all of our assets, a merger or other arrangement or an alteration to our authorized capital that is not allowed by resolution of the directors) that require the approval of holders of two-thirds of the outstanding common shares entitled to vote at a meeting, either in person or by proxy, resolutions to approve matters brought before a meeting of our shareholders require approval by a simple majority of the votes cast by shareholders entitled to vote at a meeting, either in person or by proxy.

Shareholder Meetings

The Business Corporations Act provides that: (i) a general meetings of shareholders must be held in British Columbia, or may be held at a location outside British Columbia since our Articles do not restrict our company from approving a location outside of British Columbia for the holding of the general meeting and the location for the meeting is approved by ordinary resolution, or the location for the meeting is approving in writing by the British Columbia Registrar of Companies before the meeting is held; (ii) directors must call an annual meeting of shareholders not later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than two months or by less than 21 days the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the British Columbia Supreme Court may order a meeting to be called, held and conducted in a manner that the Court directs.

Pursuant to Article 8.20 of our Articles, a shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in Article 8.20 of our Articles shall obligate us to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting of shareholders in a matter contemplated by Article 8.20 of our Articles:

(a)	each such shareholder or proxy holder shall be deemed to be present at the meeting; and

(b)	the meeting shall be deemed to be help at the location specified in the notice of the meeting.

Pursuant to our Articles, the quorum for the transaction of business at a meeting of our shareholders is one or more persons, present in person or by proxy.

LIMITATIONS ON RIGHTS OF NON-CANADIANS

Electrameccanica is incorporated pursuant to the laws of the Province of British Columbia, Canada. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of common shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See “Certain Canadian Federal Income Tax Information For United States Residents,” below.

There is no limitation imposed by Canadian law or by the charter or other constituent documents of our company on the right of a non-resident to hold or vote common shares of our company. However, the Investment Canada Act (Canada) (the “Investment Act”) has rules regarding certain acquisitions of shares by non-residents, along with other requirements under that legislation.

The following discussion summarizes the principal features of the Investment Act for a non-resident who proposes to acquire common shares of our company. The discussion is general only; it is not a substitute for independent legal advice from an investor’s own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Act is a federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures (each an “entity”). Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Act. If an investment by a non-Canadian to acquire control over an existing Canadian business is reviewable under the Investment Act, the Investment Act generally prohibits implementation of the investment unless, after review, the Minister of Industry, is satisfied that the investment is likely to be of net benefit to Canada.

A non-Canadian would acquire control of our company for the purposes of the Investment Act through the acquisition of common shares if the non-Canadian acquired a majority of the common shares of our company.

Further, the acquisition of less than a majority but one-third or more of the common shares of our company would be presumed to be an acquisition of control of our company unless it could be established that, on the acquisition, our company was not controlled in fact by the acquirer through the ownership of common shares.

For a direct acquisition that would result in an acquisition of control of our company, subject to the exception for “WTO-investors” that are controlled by persons who are resident in World Trade Organization (“WTO”) member nations, a proposed investment would be reviewable where the value of the acquired assets is $5 million or more, or if an order for review was made by the federal cabinet on the grounds that the investment related to Canada’s cultural heritage or national identity, where the value of the acquired assets is less than $5 million.

For a proposed indirect acquisition that is not a so-called WTO transaction and that would result in an acquisition of control of our company through the acquisition of a non-Canadian parent entity, the investment would be reviewable where (a) the value of the Canadian assets acquired in the transaction is $50 million or more, or (b) the value of the Canadian assets is greater than 50% of the value of all of the assets acquired in the transaction and the value of the Canadian assets is $5 million or more.

In the case of a direct acquisition by or from a “WTO investor”, the threshold is significantly higher. The 2016 threshold was $600 million was increased to $800 million in April 2017 for a two year period. Other than the exception noted below, an indirect acquisition involving a WTO investor is not reviewable under the Investment Act.

The higher WTO threshold for direct investments and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a “cultural business”. The acquisition of a Canadian business that is a “cultural business” is subject to lower review thresholds under the Investment Act because of the perceived sensitivity of the cultural sector.

In 2009, amendments were enacted to the Investment Act concerning investments that may be considered injurious to national security. If the Minister of Industry has reasonable grounds to believe that an investment by a non-Canadian “could be injurious to national security,” the Minister of Industry may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Act. To date, there is neither legislation nor guidelines published, or anticipated to be published, on the meaning of “injurious to national security.” Discussions with government officials suggest that very few investment proposals will cause a review under these new sections.

Certain transactions, except those to which the national security provisions of the Investment Act may apply, relating to common shares of our company are exempt from the Investment Act, including

(a)	the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities,

(b)
the acquisition of control of our company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Act, and

(c)
the acquisition of control of our company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of common shares, remained unchanged.

MATERIAL INCOME TAX INFORMATION

Canadian Federal Income Tax Considerations For United States Residents

The following is a summary of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of our common shares acquired by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the “Tax Act”), (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with us, and is not affiliated with us, (iii) holds our common shares as capital property, (iv) does not use or hold the common shares in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada and (v) is not a “registered non-resident insurer” or “authorized foreign bank” (each as defined in the Tax Act), and (b) for the purposes of the Canada-U.S. Tax Convention, is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, for purposes of the Tax Act, and who otherwise qualifies for the full benefits of the Canada-U.S. Tax Convention. The common shares will generally be considered to be capital property to a holder unless such common shares are held in the course of carrying on a business of buying or selling securities, or as part of an adventure or concern in the nature of trade. Holders who meet all the criteria in clauses (a) and (b)are referred to herein as “Non-Canadian Holders”.

This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions. Such holders and other holders who do not meet the criteria in clauses (a) and (b)should consult their own tax advisers.

This summary is based upon the current provisions of the Tax Act, the regulations thereunder in force at the date hereof (“Regulations”), the current provisions of the Canada-U.S. Tax Convention and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”)and assumes that such Proposed Amendments will be enacted in the form proposed. However, such Proposed Amendments might not be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ from those discussed in this summary. For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our common shares must generally be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange that is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder and no representation with respect to the Canadian federal income tax consequences to any particular Non-Canadian Holder or prospective Non-Canadian Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers should consult with their own tax advisors for advice with respect to their own particular circumstances.

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on our common shares to a Non Canadian Holder will be subject to Canadian withholding tax. Under the Canada-U.S. Tax Convention, the rate of Canadian withholding tax on dividends paid or credited by us to a Non-Canadian Holder that beneficially owns such dividends is generally 15% unless the beneficial owner is a company, which owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of a common share, unless the common shares are “taxable Canadian property” to the Non-Canadian Holder for purposes of the Tax Act and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the common shares will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time unless at any time during the 60 month period immediately preceding the disposition, more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, common shares could be deemed to be “taxable Canadian property”. Non-Canadian Holders whose common shares may constitute “taxable Canadian property” should consult their own tax advisors.

Under the Canada-U.S. Tax Convention, the gains derived by a Non-Canadian Holder from the disposition of common shares would generally not be taxable in Canada unless the value of the common shares is derived principally from real property situated in Canada. We believe that the value of our common shares are not currently derived principally from real property situated in Canada, and we do not expect this to change in the foreseeable future.

Certain Material United States Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition, ownership and disposition of our common share. This summary applies only to U.S. Holders that acquire our common shares pursuant to this prospectus and does not apply to any subsequent U.S. Holder of our common shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of our common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of our common shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership and disposition of our common shares.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●
a trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Transactions Not Addressed

This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of our common shares pursuant to this prospectus (whether or not any such transactions are undertaken in connection with the purchase of our common shares pursuant to this prospectus).

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership or disposition of our common shares by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own our common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire our common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold our common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power, of our outstanding stock. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold our common shares in connection with carrying on a business in Canada; (d) persons whose common shares in our company constitutes “taxable Canadian property” under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership or disposition of our common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the acquisition, ownership or disposition of our common shares generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax considerations for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our common shares.

Acquisition of Our Common shares

A U.S. Holder generally will not recognize gain or loss upon the acquisition of our common shares for cash pursuant to this prospectus. A U.S. Holder’s initial tax basis in our common shares acquired pursuant to this prospectus will be equal to the U.S. Holder’s U.S. dollar cost for the common shares. A U.S. Holder’s holding period for such common shares will begin on the day after the acquisition.

Ownership and Disposition of Our Common Shares

Distributions on Our Common Shares

Subject to the “passive foreign investment company” (“PFIC”) rules discussed below (see “Tax Consequences if the Company is a PFIC”), a U.S. Holder that receives a distribution, including a constructive distribution, with respect to our common shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Our Common Shares” below). However, the Company may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to our common shares will constitute a dividend. Dividends received on our common shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If the Company is eligible for the benefits of the Canada-U.S. Tax Convention or our common shares is readily tradable on an established securities market in the U.S., dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Our Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of our common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the common shares sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for our common shares is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

PFIC Status of the Company

If the Company is or becomes a PFIC, the preceding sections of this summary may not describe the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of our common shares. The U.S. federal income tax consequences of owning and disposing of our common shares if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, and certain gains from commodities or securities transactions. In determining whether or not it is a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value). If certain conditions are met, a start-up non-U.S. corporation is not a PFIC in the first year that it has gross income, but could be a PFIC in one or more earlier years in which it has no gross income but satisfies the asset test.

Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate shares of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”). At this time, however, the Company does not own any direct or indirect equity interests in another company.

The Company does not know if it currently is a PFIC or was a PFIC in a prior year and, based on current business plans and financial projections, does not know if it will be a PFIC in subsequent tax years. The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually after the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. We might be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If the Company is a PFIC for any tax year during which a U.S. Holder owns our common shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such common shares. If the Company meets the income test or the asset test for any tax year during which a U.S. Holder owns our common shares, the Company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder elects to recognize any unrealized gain in such common shares or makes a timely and effective QEF Election or, if applicable, Mark-to-Market Election.

Under the default PFIC rules:

●
any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of our common shares (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it, together with all other distributions received in the relevant tax year, exceeds 125% of the average annual distribution received during the preceding three years) received on our common shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for our common shares;

●	the amount allocated to the current tax year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year;

●
the amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year;

●	an interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year, which interest charge is not deductible by non-corporate U.S. Holders; and

●	any loss realized on the disposition of our common shares generally will not be recognized.

A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”) or a timely and effective election to treat the Company and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the PFIC consequences described above with respect to our common shares.

If a U.S. Holder makes a timely and effective QEF Election, the U.S. Holder must include currently in gross income each year its pro rata share of the Company’s ordinary income and net capital gains, regardless of whether such income and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary income or gains without a corresponding receipt of cash from the Company. If the Company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in our common shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in our common shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of our common shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary income and net capital gains for the year. U.S. Holders should be aware that we might not satisfy the recordkeeping requirements that apply to a QEF or supply U.S. Holders with information such U.S. Holders require to report under the QEF rules in the event that the Company is a PFIC for any tax year.

In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election applies. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular circumstances, including if it had a reasonable belief that the Company was not a PFIC and filed a protective election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs. Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election for the Company and any Subsidiary PFIC.

A Mark-to-Market Election may be made with respect to stock in a PFIC if such stock is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If our common shares is considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to our common shares but not with respect to a Subsidiary PFIC. At this time, however, our common shares is not listed or posted for trading on any securities exchange or stock quotation system, and therefore is not considered to be “regularly traded” for this purpose.

Should our common shares become “regularly traded,” a U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to our common shares generally will be required to recognize as ordinary income in each tax year in which the Company is a PFIC an amount equal to the excess, if any, of the fair market value of such stock as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such stock as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in our common shares generally will be increased by the amount of ordinary income recognized with respect to such stock. If the U.S. Holder’s adjusted tax basis in our common shares as of the close of a tax year exceeds the fair market value of such stock as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such stock for all prior taxable years. A U.S. Holder’s adjusted tax basis in our common shares generally will be decreased by the amount of ordinary loss recognized with respect to such stock. Any gain recognized upon a disposition of our common shares generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as ordinary loss to the extent of the net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code. Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to our common shares.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of our common shares may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to our common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership, sale or other taxable disposition of our common shares, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s shares of our common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938 for specified foreign financial assets, filing obligations relating to the PFIC rules including possible reporting on IRS Form 8621, and any other applicable reporting requirements.

Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on our common shares, and (b) proceeds arising from the sale or other taxable disposition of our common shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 28%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (“TIN”) (generally on Form W-9), (b) furnishes an incorrect U.S. TIN, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. TIN and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules are allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are exempt from dividend withholding tax or otherwise eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF OUR COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters, through their representative,  , have (i) severally agreed to purchase form us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus and (ii) have the option to purchase up to  common shares to cover over-allotments:

Underwriter	Number of Common Shares in Offering	Number of Common Shares in Over-Allotment

Total

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The common shares should be ready for delivery on or about           , 2018, against payment in immediately available funds. The underwriters may reject all or part of any order.

Neither the underwriters nor any of their respective affiliates have provided any services to us or our affiliates in the past.

Pricing of this Offering

We have been advised by the representative that the underwriters propose to offer the common shares to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of US$ per common share and the dealers may reallow a concession not in excess of US$ per common share to other dealers.

Prior to this offering there has been a limited public market for our securities. The public offering price of the units was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units include:

●
the trading history of our common shares on the OTCQB;

●
prior offerings of those companies;

●
our capital structure;

●
securities exchange listing requirements;

●
market demand;

●
expected liquidity of our securities; and

●
general conditions of the securities markets at the time of the offering.

Commissions, Discounts, Fees and Expenses

We will pay the underwriters a success fee of 5.5% for those gross proceeds originating from investors introduced by us and 7% on all other gross proceeds. The following table shows the public offering price, the maximum underwriting discount to be paid by us to the underwriters and the minimum proceeds, before expenses, to us.

		Per Common Share		Without Over-allotment		With Over-allotment
Public offering price	US$		US$		US$
Discount	US$		US$		US$
Proceeds before expenses (2)	US$		US$		US$

(1)
The offering expenses are estimated at US$          ..

In addition to the cash commission, we will also reimburse the Underwriter for the full amount of its reasonable, non-accountable expenses of up to 0.5% of the gross proceeds raised in the offering, in addition to FINRA-related fees, the fees of the underwriters’ legal counsel, certain diligence and other fees, including reimbursement for background checks on our directors, director nominees and executive officers, which such fees and expenses are capped at an aggregate of US$ .

We have also agreed to issue to the underwriters warrants to purchase up to a total of                common shares (equal to 1.5% of the common shares sold in this offering to investors introduced to the underwriters by us and 5% of all other common shares sold in this offering)

Over-allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to           days after the date of this prospectus, permits the underwriters to purchase a maximum of           additional common shares from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase the common shares covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $          million and the total proceeds to us will be $          million, based on the public offering price of US$          per common share and assuming the number of common shares issued in this offering does not change. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional common shares proportionate to the underwriters’ initial amount reflected in the table above.

Price Stabilization

To facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common shares during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the SEC.

Short sales. Short sales involve the sales by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares from us in this offering. The underwriters may close out any covered short position by either exercising their over-allotment option to purchase shares or purchasing shares or common shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares or common shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are any short sales in excess of such over-allotment option. The underwriters must close out any naked short position by purchasing shares or common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering.

Stabilizing transactions. The underwriters may make bids for or purchases of the shares or common shares for the purpose of pegging, fixing, or maintaining the price of the shares or common shares, so long as stabilizing bids do not exceed a specified maximum.

Penalty bids. If the underwriters purchase shares or common shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares or common shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares or common shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares or common shares if it discourages resale of the shares or common shares.

The transactions above may occur on NASDAQ. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our shares or common shares. If these transactions are commenced, they may be discontinued without notice at any time.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’ website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriter may be required to make for these liabilities.

Application for Nasdaq Market Listing

We have applied to have our common share approved for listing/quotation on the Nasdaq Capital Market. We cannot assure you that our application will be approved. We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market.

If the application is approved, trading of our common share on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our common shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$	3,424
Nasdaq Capital Market Listing Fee	US$	50,000
FINRA	US$	4,250
Legal Fees and Expenses	US$	150,000
Accounting Fees and Expenses	US$	20,000
Printing and Engraving Expenses	US$	5,000
Miscellaneous Expenses	US$	5,000
Total Expenses	US$	237,674

Under the Underwriting Agreement, we will pay our underwriter a fee and commission equal to 5.5% for those gross proceeds originating from investors introduced by us and 7% on all other gross proceeds of this offering. In addition to the cash commission, we will also reimburse the Underwriter for the full amount of its reasonable, non-accountable expenses of up to 0.5% of the gross proceeds raised in the offering, in addition to its expenses relating to the offering, including but not limited to (i) reasonable travel and out-of-pocket expenses, including clearing charges and (ii) legal expense, up to $ .

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 501 Madison Avenue, 14th Floor, New York, NY 10022. McMillan LLP is acting as Canadian counsel to the Underwriter. The current address of McMillan LLP is Royal Centre, 1055 W. Georgia Street, Suite 1500, PO Box 11117, Vancouver, British Columbia V6E 4N7.

                         is acting as counsel to the Underwriter. The current address of is                     ..

Our management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us. As of the date of this prospectus, no director, officer or affiliate is a party adverse to us in any legal proceeding, or has an adverse interest to us in any legal proceeding.

EXPERTS

The financial statements of Electrameccanica Vehicles Corp. as of December 31, 2016 and December 31, 2015 and for the year and period respectively then ended included in this prospectus and registration statement have been so included in reliance on the report of Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. Dale Matheson Carr-Hilton Labonte LLP has offices at Suite 1500, 1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1. Their telephone number is (604) 687-4747.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Electrameccanica Vehicles Corp.

Financial Statements

Year Ended December 31, 2016

Expressed in Canadian Dollars

INDEPENDENT AUDITOR’S REPORT

To the Directors of Electrameccanica Vehicles Corp.

We have audited the accompanying financial statements of Electrameccanica Vehicles Corp. which comprise the statement of financial position as at December 31, 2016 and December 31, 2015, and the statements of comprehensive loss, shareholders’ equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards, and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements present fairly, in all material respects, the financial position of Electrameccanica Vehicles Corp. as at December 31, 2016 and 2015, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter
Without qualifying our opinion, we draw attention to Note 1 in the financial statements which describes certain conditions that indicate the existence of a material uncertainty that casts substantial doubt about Electrameccanica Vehicles Corp’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS
Vancouver, Canada
April 13, 2017

Electrameccanica Vehicles Corp.
Statements of Financial Position
(Expressed in Canadian dollars)

		December 31,	December 31,
		2016	2015
	Note
ASSETS
Current assets
Cash and cash equivalents		$3,916,283	$106,357
Receivables	4	271,284	28,639
Prepaid expenses		249,585	47,347
Inventory		-	14,966
		4,437,152	197,309
Non-current assets
Plant and equipment	5	225,269	15,809
Investment	6	100,000	-
Trademark and patents	2	25,345	-

TOTAL ASSETS		$4,787,766	$213,118

LIABILITIES
Current liabilities
Trade payables and accrued liabilities	7	$468,000	$132,910
Customer deposits		169,500	28,506
Convertible loan	10	243,676	-
Shareholder loan	15	-	185,000
TOTAL LIABILITIES		881,176	346,416

EQUITY
Share capital	11	11,383,996	458,520
Common share subscription		101,500	50,000
Share-based payment reserve	12	2,351,144	354,015
Equity component of convertible loan		39,130	-
Deficit		(9,969,180)	(995,833)
TOTAL EQUITY		3,906,590	(133,298)

TOTAL LIABILITIES AND EQUITY		$4,787,766	$213,118

Commitments (Notes 8)

Subsequent events (Note 18)

On behalf of the Board of Directors.

/s/ Jerry Kroll_______________	/s/ Robert Tarzwell___________
Director	Director

The accompanying notes are an integral part of these financial statements

Electrameccanica Vehicles Corp.
Statements of Comprehensive Loss
(Expressed in Canadian dollars)

		Year ended
		December 31,	December 31,
		2016	2015
	Note

Operating expenses
Amortization	5	$22,567	$629
General and administrative expenses	13	1,205,835	132,870
Research and development expenses	14	2,778,295	486,809
Sales and marketing expenses		209,455	19,691
Stock-based compensation expense	12	1,461,189	354,015
Share-based payment expense	11	3,264,681	-
		(8,942,022)	(994,014)
Other items
Accretion interest expense		25,908	92
Foreign exchange loss		5,417	1,727

Net and comprehensive loss		$(8,973,347)	$(995,833)

Loss per share – basic and fully diluted		$(0.27)	$(0.04)

Weighted average number of shares outstanding – basic and fully diluted	11	32,684,868	25,769,510

The accompanying notes are an integral part of these financial statements

Electrameccanica Vehicles Corp.
Statements of Changes in Equity
(Expressed in Canadian dollars)

Period from inception February
16, 2015 to December 31, 2016
		Share capital
		Number of shares	Amount		Share subscription		Share Issue cost		Share-based payement reserve		Equity component of convertibleloan	Deficit	Total

Shares issued for cash – seed capital	11	25,350,000	$5,070	$		$		$		$			$$5,070
Shares issued for cash – private placements	11	1,433,625	453,450		-		-		-		-	-	453,450
Share subscription		-	-		50,000		-		-		-	-	50,000
Stock-based compensation		-	-		-		-		354,015		-	-	354,015
Comprehensive loss for the period		-	-		-		-		-		-	(995,833)	(995,833)
Balance at December 31, 2015		26,783,625	458,520		50,000		-		354,015		-	(995,833)	(133,298)

Shares issued for cash	11	13,575,200	8,375,519		-		(1,604,486)		-		-	-	6,771,033
Shares issued for finders fees	11	1,273,512	823,512		-		-		519,088		-	-	1,342,600
Shares issued for convertible debt issue cost	10	26,250	26,250				-		16,852		-	-	43,102
Share issued to settle debt	11	125,000	50,000										50,000
Share-based payment	11	-	3,264,681										3,264,681
Stock-based compensation	11	-	-		-		-		1,461,189		-	-	1,461,189
Share subscription	11	-	-		51,500		(10,000)		-		-		41,500
Equity component of convertible loan	10										39,130		39,130
Comprehensive loss for the year												(8,973,347)	(8,973,347)

Balance at December 31, 2016		41,783,587	$12,998,482		$101,500		$(1,614,486)		$2,351,144		$39,130	$(9,969,180)	$3,906,590

During the year ended December 31, 2016, the Company completed a 1:5 forward share split and all references to number of shares have been retroactively adjusted. See note 11 for further details.

The accompanying notes are an integral part of these financial statements

Electrameccanica Vehicles Corp.
Statements of Cash Flows
(Expressed in Canadian dollars)

	Year ended
	December 31,	December 31,
	2016	2015
Operating activities
Loss for the year	$(8,973,347)	$(995,833)
Adjustments for:
Amortization	22,567	629
Stock-based compensation expense	1,461,189	354,015
Share-based payment expense	3,264,681	-
Interest accretion expense	25,908	-
Changes in non-cash working capital items:
Receivables	(242,645)	(28,639)
Prepaid expenses	(202,238)	(47,347)
Inventory	14,966	(14,967)
Trades payable and accrued liabilities	325,090	132,910
Customer deposits	140,994	28,506
Net cash flows used in operating activities	(4,162,835)	(570,725)

Investing activities
Expenditures on property, plant and equipment	(232,027)	(16,438)
Investment	(100,000)	-
Expenditures on intellectual property	(25,345)	-
Net cash flows used in investing activities	(357,372)	(16,438)

Financing activities
Proceeds from convertible loan	300,000	-
Proceeds from (repayment of) shareholder loan	(135,000)	185,000
Proceeds from share subscription	101,500	50,000
Proceeds on issuance of common shares – net of
share issue costs	8,063,633	458,520
Net cash flows from financing activities	8,330,133	693,520
Increase in cash and cash equivalents	3,809,926	106,357

Cash and cash equivalents, beginning	106,357	-
Cash and cash equivalents, ending	$3,916,283	$106,357

Cash	666,293	106,357
Cash equivalents	3,249,990	-
Cash and cash equivalents, ending	$3,916,283	$106,357

The accompanying notes are an integral part of these financial statements

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

1.    Nature and continuance of operations

Electrameccanica Vehicles Corp (the “Company”) was incorporated on February 16, 2015, under the laws of the province of British Columbia, Canada, and its principal activity is the development and manufacturing of single occupancy electric vehicles.

The head office and principal address of the Company are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4.

These financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. As at December 31, 2016 the Company had not commenced commercial production and is not able to finance day to day activities through operations. The Company’s continuation as a going concern is dependent upon the successful results from its electric vehicles manufacturing activities and its ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations. These factors indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern. Management intends to finance its operations over the next twelve months through private placement of equity capital. Should the Company be unable to continue as a going concern, the net realizable value of its assets may be materially less than the amounts on its statement of financial position.

2.    Significant accounting policies and basis of preparation

The financial statements were authorized for issue on April 13, 2017 by the directors of the Company.

Statement of compliance with International Financial Reporting Standards

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Basis of preparation

The financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The financial statements are presented in Canadian dollars.

Significant estimates and assumptions

The preparation of financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the useful lives of property, plant and equipment, fair value measurements for financial instruments and share-based payments, and the recoverability and measurement of deferred tax assets.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

2.    Significant accounting policies and basis of preparation (cont'd)

Significant judgments

The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

-	The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
-	the classification of financial instruments; and
-	the calculation of income taxes require judgement in interpreting tax rules and regulations.

Share-based payments

Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the option reserve. The fair value of options is determined using a Black–Scholes pricing model. The number of options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Loss per share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company. Fully diluted loss per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of fully diluted loss per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period.

Financial instruments

The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition. The Company has no financial instruments classified as fair value through profit or loss, held-to-maturity, or available for sale.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. Cash and accounts receivable are classified as loans and receivables.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

2.    Significant accounting policies and basis of preparation (cont'd)

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. The Company’s non-derivative financial liabilities consist of trade payables, customer deposits, convertible loan and shareholder loan.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. Any impairment is recorded in profit or loss. No impairment was required on the Company’s financial instruments.

The Company does not have any derivative financial assets and liabilities.

Impairment of assets

The carrying amount of the Company’s assets (which include equipment and deferred development costs) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount. Any reversal of impairment cannot increase the carrying value of the asset to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

 2.    Significant accounting policies and basis of preparation (cont'd)

Deferred income tax:

Deferred income tax is recognized, using the asset and liability method, on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Property, Plant and Equipment

Property, plant and equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the statement of comprehensive loss.

Amortization is calculated on a straight-line method to write off the cost of the assets to their residual values over their estimated useful lives. The amortization rates applicable to each category of property, plant and equipment are as follows:

Class of property, plant and equipment	Amortization rate
Office furniture and equipment	20%
Shop equipment	20%
Computer equipment	33%
Vehicles	33%
Leasehold improvement	over term of lease

Trademarks and Patents

The Company capitalizes legal fees and filing costs associated with the development of its trademarks and patents. Patents are depreciated over an estimated useful life of 5 years using the straight-line method, however patents with indefinite useful lives are not amortized. Depreciation expense for the year ended December 31, 2016 was $nil (2015 - $nil).

Research and Development Costs

Research costs are expensed when incurred and are stated net of government grants. Development costs including direct material, direct labor and contract service costs are capitalized as intangible assets when the Company can demonstrate that the technical feasibility of the project has been established; the Company intends to complete the asset for use or sale and has the ability to do so; the asset can generate probable future economic benefits; the technical and financial resources are available to complete the development; and the Company can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life. The Company did not have any development costs that met the capitalization criteria for the year ended December 31, 2016, or in the prior fiscal period.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

3.    Accounting standards issued but not yet effective

New standard IFRS 9 “Financial Instruments”

This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.

 The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018.

New standard IFRS 15 “Revenue from Contracts with Customers”

This new standard contains a single model that applies to contracts with customers and two approaches to recognizing revenue: at a point in time or over time. The model features a contract-based five-step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/or timing of revenue recognized. IFRS 15 is effective for annual periods beginning on or after January 1, 2018 with early adoption permitted.

New standard IFRS 16 “Leases”

This new standard replaces IAS 17 “Leases” and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting is not substantially changed. The standard is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted for entities that have adopted IFRS 15.

The Company has not early adopted these new standards and is currently assessing the impact that these standards will have on its financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

 4.    Receivables

	December 31,	December 31,
	2016	2015
GST receivable	$155,498	$15,864
IRAP contribution receivable	108,535	12,775
GIC interest receivable	6,000	-
Other	1,251	-
	$271,284	$28,639

5.    Plant and equipment

	Office
	Furniture
	and	Shop		Computer		Leasehold
	Equipment	Equipment		Equipment	Vehicles	Improvement	Total
Cost:

Additions	$13,500	$2,938	$	$		$-	$16,438
At December 31, 2015	13,500	2,938			-	-	16,438
Additions	10,555	17,216		18,89	173,213	12,146	232,027
At December 31, 2016	24,055	20,154		18,89	173,213	12,146	248,465

Amortization:

Charge for the period	580	49					629
At December 31, 2015	580	49					629
Charge for the year	4,318	2,165		2,514	11,666	1,904	22,567
At December 31, 2016	4,898	2,214		2,514	11,666	1,904	23,196

Net book value:
At December 31, 2015	$12,920	$2,889	$	$		$-	$15,809
At December 31, 2016	$19,157	$17,940		$$16,38	$161,5	10,242	$225,269

6.    Investment

On July 15, 2015, the Company entered into a Joint Operating Agreement (the “Agreement”) with Intermeccanica International Inc. and Henry Reisner, as amended September 19, 2016. The Joint Operating Agreement includes an operating lease agreement, a product assembly agreement and buy-out or merger agreement.

Under the buy-out agreement following a qualifying public listing the Company has the right to acquire all the issued and outstanding shares of Intermeccanica (the Call Option”) for a period of 24 months from public listing at a minimum purchase price of $5,000,000, which amount may be increased, dependent on future events, as set out the Agreement. The purchase price shall be paid in a combination of cash and shares of the Company. The Call Option is subject to an initial payment of $100,000 that was made during the year and two subsequent annual payments of $100,000 if the Call Option has not yet been exercised.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

7.    Trade payables and accrued liabilities

	December 31,	December 31,
	2016	2015
Trade payables	$70,401	$105,378
Due to related parties (Note 15)	79,904	12,340
Accrued liabilities	317,695	15,192
	$468,000	$132,910

8.    Commitments

Lease obligations relate to the Company’s rent of office space and warehouse space. The term of the leases expire on November 1, 2020 and July 1, 2020 with the Company holding an option to renew for a further five years for the office space.

As at December 31, 2016, future payments required under non-cancellable operating leases contracted for but not capitalized in the financial statements are as follows:

	December 31,	December 31,
	2016	2015
Payable not later than one year	$221,071	$104,497
Payable later than one year and not later than five years	601,542	400,574
Payable later than five years	-	-
	$882,613	$505,071

9.    Income tax expense and deferred tax assets and liabilities

	December 31,	December 31,
	2016	2015
Net loss	$(8,973,347)	$(995,833)

Statutory tax rate	26%	26%
Expected income tax recovery at the statutory tax rate	$(2,333,070)	$(258,917)
Stock-based compensation	1,228,726	92,044
Share issue costs and other	(231,643)	-
Temporary differences not recognized	1,335,987	166,873
Income tax recovery	$-	$-

The Company has the following deductible temporary differences for which no deferred tax asset has been recognized:

	December 31,	December 31,
	2016	2015
Non-capital loss carry-forwards	$5,019,398	$641,189
Property, plant and equipment	23,197	630
Share issue costs	737,637	-
	$5,780,231	$641,819

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

10.    Convertible Loan

On September 7, 2016, the Company issued an unsecured convertible loan for $300,000. The loan, which is non-interest bearing, matures on September 7, 2017. The loan is convertible, at the holder’s option at any time before maturity into units of the Company at a price of $1.00 per unit or will automatically convert into units of the Company at a price of $1.00 per unit, if prior to maturity the Company has filed an approved registration statement with the US Securities and Exchange Commission and are listed for trading on the OTCQB. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share for a period of five years from date of issue. On October 5, 2016, the Company issued 26,250 units at a price of $1.00 per unit with a fair value of $43,102 for third party finder’s fees (Note 11) regarding the convertible loan.

The fair value of the liability component was calculated using a market interest rate for an equivalent non-convertible loan, which the Company determined to be 15%. The residual amount, representing the value of the equity conversion option, is included in shareholders equity as the equity component of the convertible loan. The implicit interest rate for the convertible loan is 15% per annum. The carrying value of the liability component is being accreted to the face value of the convertible loan over the period from issuance to the maturity date.

	December 31,	December 31,
	2016	2015
Proceeds from issue of convertible loan	$300,000	$-
Amount allocated to equity on issue of convertible loan	(39,130)	-
Convertible loan issue costs	(43,102)	-
Interest accretion expense	25,908	-
	$243,676	$-

11.    Share Capital

Authorized share capital

Unlimited number of common shares without par value.

On June 22, 2016, the Company completed a stock split of one pre-split common share for five post-split shares. All information related to common shares, options and warrants presented in these financial statements and accompanying notes have been retroactively adjusted to reflect the increased number of common shares resulting from the stock split.

Issued share capital

At December 31, 2016 the Company had 41,783,587 issued and outstanding common shares (2015 – 26,783,625).

Private placements

On February 16, 2015, the Company completed a placement of 24,850,000 common shares at a price of $0.0002 for gross proceeds of $4,970. On February 16, 2015, the Company completed a private placement of 500,000 units at a price of $0.0002 for gross proceeds of $100. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $0.40 per warrant share until February 16, 2020.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

11.    Share Capital (cont'd)

On June 12, 2015, the Company completed a private placement of 50,000 units, at a price of $0.20 per unit, for gross proceeds of $10,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $0.40 per warrant share until June 12, 2020.

On June 15, 2015, the Company completed a private placement of 50,000 units, at a price of $0.20 per unit, for gross proceeds of $10,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $0.40 per warrant share until June 15, 2020.

On June 26, 2015, the Company completed a private placement of 375,000 units, at a price of $0.20 per unit, for gross proceeds of $75,000. Each unit consists of one common share and one non- transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $0.40 per warrant share until June 26, 2020.

On July 7, 2015, the Company completed a private placement of 125,000 units, at a price of $0.20 per unit, for gross proceeds of $25,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $0.40 per warrant share until July 7, 2020.

On August 19, 2015, the Company completed a private placement of 62,500 units, at a price of $0.40 per unit, for gross proceeds of $25,000. Each unit consists of one common share and one non- transferable share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $1 per warrant share until August 19, 2020.

On December 1, 2015, the Company completed a private placement of 340,500 units, at a price of $0.40 per unit, for gross proceeds of $136,200. Each unit consists of one share and one non- transferable share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $1 per warrant share until December 1, 2020.

On December 31, 2015, the Company completed a private placement of 430,625 units, at a price of $0.40 per unit, for gross proceeds of $172,250. Each unit consists of one share and one non- transferable share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $1 per warrant share until December 31, 2020.

On January 22, 2016, the Company completed a private placement of 3,037,500 units at a price of $0.40 per unit for gross cash proceeds of $1,215,000. On this date, the Company also issued 125,000 shares as partial settlement of a shareholder loan in the amount of $50,000 (note 15). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $1 per warrant share until January 22, 2021. On March 7, 2016, the Company issued 750,000 units at a price of $0.40 per unit for third party finder’s fees relating to this private placement. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $1 per warrant share until March 7, 2021. The fair value of these units was calculated as $482,330.

On February 29, 2016, the Company completed a private placement of 187,500 units at a price of $0.40 per unit for gross proceeds of $75,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $1 per warrant share until February 29, 2021.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

11.    Share capital (cont’d)

On May 16, 2016, the Company completed a private placement of 730,200 units at a price of $1.00 per unit for gross proceeds of $730,200. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until May 16, 2021. On October 5, 2016, the Company issued 58,010 units at a price of $1.00 per unit with a fair value of $95,252 for third party finder’s fees relating to this private placement. The Company incurred share issue costs of $20,662 relating to this private placement.

On June 21, 2016, the Company completed a private placement of 475,000 units at a price of $1.00 per unit for gross proceeds of $475,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until June 21, 2021. On October 5, 2016, the Company issued 45,000 units at a price of $1.00 per unit with a fair value of $73,890 for third party finder’s fees relating to this private placement. The Company incurred share issue costs of $5,391 relating to this private placement.

On August 21, 2016, the Company completed a private placement of 25,000 units at a price of $1.00 per unit for gross proceeds of $25,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until August 21, 2021. The Company incurred share issue costs of $8,669 relating to this private placement.

On September 7, 2016, the Company completed a private placement of 115,000 units at a price of $1.00 per unit for gross proceeds of $115,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until September 7, 2021. On October 5, 2016, the Company issued 10,502 units at a price of $1.00 per unit with a fair value of $17,244 for third party finder’s fees relating to this private placement. The Company incurred share issue costs of $10,652 relating to this private placement.

On October 5, 2016, the Company completed a private placement of 105,000 units at a price of $1.00 per unit for gross proceeds of $105,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until October 5, 2021. On October 5, 2016, the Company issued 10,000 units at a price of $1.00 per unit with a fair value of $16,420 for third party finder’s fees relating to this private placement.

On October 28, 2016, the Company completed a private placement of 2,000,000 units at a price of $1.00 per unit for gross proceeds of $2,000,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until October 28, 2021. On November 21, 2016, the Company issued 200,000 units at a price of $1.00 per unit with a fair value of $328,732 for third party finder’s fees relating to this private placement. The Company incurred share issue costs of $11,125 relating to this private placement.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

11.    Share capital (cont'd)

On October 28, 2016, the Company completed a private placement of 2,400,000 units at a price of $0.833333 per unit for gross proceeds of $2,000,000. Each unit consists of one common share and 1.66667 non-transferable common share purchase warrants with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until October 28, 2021. The fair value of these units was calculated as $2,400,000, and a share-based payment expense of $400,000 was recorded relating to this private placement. On November 21, 2016, the Company issued 200,000 units at a price of $1.00 per unit with a fair value of $328,732 for third party finder’s fees relating to this private placement. The Company incurred share issue costs of $11,125 relating to this private placement.

On November 21, 2016, the Company completed a private placement of 4,500,000 units at a price of $0.3634 per unit for gross cash proceeds of $1,635,318. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until November 21, 2021. The fair value of these units was calculated as $4,500,000, and a share- based payment expense of $2,864,681 was recorded relating to this private placement. The Company paid cash third party finder’s fees of $163,532 relating to this private placement. The Company incurred share issue costs of $15,815 relating to this private placement.

Basic and fully diluted loss per share

The calculation of basic and fully diluted loss per share for the year ended December 31, 2016 was based on the loss attributable to common shareholders of $8,973,347 and the weighted average number of common shares outstanding of 32,684,868. Fully diluted loss per share did not include the effect of stock options and warrants as the effect would be anti-dilutive.

Stock options

The Company has adopted an incentive stock option plan, which provides that the Board of Directors of the Company may from time to time, in its discretion, grant to directors, officers, employees and technical consultants to the Company, non-transferable stock options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 60,000,000. Such options will be exercisable for a period of up to 7 years from the date of grant. Options may be exercised no later than 90 days following cessation of the optionee’s position with the Company.

Options granted vest one-quarter on the first anniversary subsequent to the grant date and the remaining three-quarters vest in thirty-six (36) equal monthly instalments commencing on the first anniversary of the grant date.

On exercise, each option allows the holder to purchase one common share of the Company.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

11.    Share capital (cont'd)

Stock options (cont’d)

The changes in options during the years ended December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
		Weighted		Weighted
	Number of	average	Number of	average
	options	exercise price	options	exercise price
Options outstanding, beginning	56,150,000	$0.19	-	$-
Options granted	100,000	0.85	56,215,000	0.19
Options expired and forfeited	(75,000)	0.40	(65,000)	0.25
Options outstanding, ending	56,175,000	$0.19	56,150,000	$0.19

Details of options outstanding as at December 31, 2015 are as follows:

Exercise price	Weighted average contractual life	Number of options outstanding
$0.15	6.45 years	45,000,000
$0.15	6.62 years	2,675,000
$0.40	6.95 years	8,475,000
	6.54 years	56,150,000

Details of options outstanding as at December 31, 2016 are as follows:

Exercise price	Weighted average contractual life	Number of options outstanding	Number of options exercisable
5.45 years		45,000,00	16,875,000
5.62 years		2,675,00	891,667
5.94 years		8,400,00	2,100,000
6.18 years		25,00
6.47 years		75,00
5.75 years		56,175,00	19,866,667

The weighted average grant date fair value of options granted during the year ended December 31, 2016 was $0.63 (2015 $0.05) . The fair value was determined using the Black-Scholes option pricing model using the following weighted average assumptions:

Year ended December 31, 2016
Expected life of options	5 years
Annualized volatility	100%
Risk-free interest rate	0.62% - 0.68%
Dividend rate	0%

Volatility was determined based on the historical volatility of a similar Company’s share price over a period of time equivalent to the expected life of the option granted. During the year ended December 31, 2016, the Company recognized stock-based compensation expense of $962,458 (2015 - $354,015).

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

11.    Share capital (cont'd)

Warrants

On exercise, each warrant allows the holder to purchase one common share of the Company. The fair value of the warrants issued as part of the third party finder’s fee at issue date on March 7, 2016 was $182,330, on October 5, 2016 was $96,146, and on November 21, 2016 was $257,464 as calculated using the Black-Scholes option pricing model with the same assumptions used for stock options.

The changes in warrants during the years ended December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
		Weighted		Weighted
	Number of	average	Number of	average
	warrants	exercise price	warrants	exercise price
Warrants outstanding, beginning	1,933,625	$0.66	-	$-
Warrants issued	16,599,962	1.75	1,933,625	0.66
Warrants outstanding, ending	18,533,587	$1.64	1,933,625	$0.66

The changes in warrants outstanding during the year ended December 31, 2016 is as follows:

At December 31, 2016, all warrants outstanding were exercisable. Details of warrants outstanding as at December 31, 2016 are as follows:

Exercise price	Weighted average contractual life	Number of warrants outstanding
$0.40-$2.00	4.53 years	18,533,587

12.    Reserve

Share-based payment reserve

The share-based payment reserve records items recognized as stock-based compensation expense and other share-based payments until such time that the stock options or warrants are exercised, at which time the corresponding amount will be transferred to share capital. If the options, or warrants expire unexercised, the amount remains in the share-based payment reserve account.

13.    General and administrative expenses

	Year ended
	December 31,	December 31,
	2016	2015
Rent	$141,957	$17,936
Office Expenses	113,158	18,013
Legal & Professional	643,725	78,660
Consulting fees	186,437	11,985
Salaries	120,558	6,276
	$1,205,835	$132,870

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

14.    Research and development expenses

	Year ended
	December 31,	December 31,
	2016	2015
Labour	$1,715,562	$382,047
Materials	1,266,730	117,537
Government grants	(203,997)	(12,775)
	$2,778,295	$486,809

15.    Related party transactions

Related party balances

The following amounts are due to related parties

	December 31,	December 31,
	2016	2015
Shareholder loan	$-	$185,000
Due to related parties (Note 7)	79,904	12,340
	$79,904	$197,340

These amounts are unsecured, non-interest bearing and have no fixed terms of repayment.

On January 22, 2016, the Company issued 125,000 units at a price of $0.40 per unit for $50,000 as partial settlement of the shareholder loan payable to the CEO (Note 11).

Key management personnel compensation

	Year ended
	December 31,	December 31,
	2016	2015
Consulting fees	$136,500	$-
Salary	45,000	-
Deferred salary for CEO	30,000	-
Stock-based compensation	1,238,043	338,883
	$1,449,513	$338,883

16.    Financial instruments and financial risk management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

16.    Financial instruments and financial risk management (cont'd)

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash and cash equivalents held in bank accounts. The majority of cash is deposited in bank accounts held with major financial institutions in Canada. As most of the Company’s cash is held by one financial institution there is a concentration of credit risk. This risk is managed by using major financial institutions that are high credit quality financial institutions as determined by rating agencies. The Company’s secondary exposure to risk is on its other receivables. This risk is minimal as receivables consist primarily of government grant and refundable government goods and services taxes.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

Historically, the Company's source of funding has been shareholder loans and the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s non-derivative financial liabilities as at December 31, 2016 and 2015:

At December 31, 2016	Within one	Between one
	year	and five	More than
		years	five years
Trade payables	$150,305	$-	$-
Customer deposits	169,500	-	-
Convertible loan	243,676
	$563,481	$-	$-

At December 31, 2015	Within one	Between one
	year	and five	More than
		years	five years
Trade payables	$117,718	$-	$-
Customer deposits	28,506	-	-
Shareholder loan	185,000	-	-
	$331,224	$-	$-

Foreign exchange risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company is exposed to currency risk as it incurs expenditures that are denominated in US dollars while its functional currency is the Canadian dollar. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

16.    Financial instruments and financial risk management (cont’d)

The following is an analysis of Canadian dollar equivalent of financial assets and liabilities that are denominated in US dollars:

	December 31,	December 31,
	2016	2015
Cash and cash equivalents	$98,762	$43,638
Trade payables	(4,804)	(18,084)
	$93,958	$25,554

Based on the above net exposures, as at December 31, 2016, a 10% change in the US dollars to Canadian dollar exchange rate would impact the Company’s net loss by $6,992 (December 31, 2015 - $2,000).

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of twelve months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on the Company’s net loss of $39,163 for the year ended December 31, 2016 (December 31, 2015 - $1,064)

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	December 31,	December 31,
	2016	2015
Loans and receivables:
Cash and cash equivalents	$3,916,283	$106,357
Other receivables	271,284	28,639
	$4,187,567	$134,996

Financial liabilities included in the statement of financial position are as follows:

	December 31,	December 31,
	2016	2015
Non-derivative financial liabilities:
Trade payable	$150,305	$117,718
Customer deposits	169,500	28,506
Convertible loan	243,676	-
Shareholder loan	-	185,000
	$563,481	$331,224

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Expressed in Canadian dollars)
For the years ended December 31, 2016 and 2015

16.    Financial instruments and financial risk management (cont’d)

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount. Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

17.    Capital management

The Company’s policy is to maintain a strong capital base so as to safeguard the Company’s ability to maintain its business and sustain future development of the business. The capital structure of the Company consists of equity. There were no changes in the Company’s approach to capital management during the year. The Company is not subject to any externally imposed capital requirements.

18.    Subsequent events

On February 8, 2017, the Company completed a private placement of 320,000 units at a price of $1.00 per unit for gross proceeds of $320,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until February 8, 2022. The Company has agreed to pay third party finder’s fees of $22,000 relating to this private placement.

On February 17, 2017 the Company granted stock options to acquire 1,020,000 common shares of the Company at an exercise price of $1.00 per share for a period of 7 years. The majority of the options vest over a 48 month period while an option for 250,000 shares vests over a 41 month period and an option for 225,000 shares vests over a 45 month period.

On March 29, 2017, the Company completed a private placement of 108,000 units at a price of $1.00 per unit for gross proceeds of $108,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until March 29, 2022. On March 29, 2017, the Company issued 5,000 units at a price of $1.00 per unit for third party finder’s fees relating to this private placement.

On March 30, 2017, the Company completed a private placement of 100,000 units at a price of $1.00 per unit for gross proceeds of $100,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until March 30, 2022. The Company has agreed to pay cash third party finder’s fees of $10,000 relating to this private placement.

Electrameccanica Vehicles Corp.

Interim Financial Statements
September 30, 2017
Unaudited - Expressed in Canadian Dollars

Electrameccanica Vehicles Corp.
Statements of Financial Position
(Expressed in Canadian dollars)

		September 30,	December 31,
		2017	2016
	Note	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents		$3,464,108	$3,916,283
Receivables	4	143,717	271,284
Prepaid expenses		597,256	249,585
Inventory		3,475	-
		4,208,556	4,437,152
Non-current assets
Plant and equipment	5	281,248	225,269
Investment	6	300,000	100,000
Trademark and patents	7	86,314	25,345

TOTAL ASSETS		$4,876,118	$4,787,766

LIABILITIES
Current liabilities
Trade payables and accrued liabilities	8	$895,076	$468,000
Customer deposits		205,000	169,500
Deposit on financing	10	1,209,261
Convertible loan	10	-	243,676
TOTAL LIABILITIES		2,309,337	881,176

EQUITY
Share capital	11	15,822,884	11,383,996
Common share subscription		-	101,500
Share-based payment reserve	12	3,462,345	2,351,144
Equity component of convertible loan		-	39,130
Deficit		(16,718,448)	(9,969,180)
TOTAL EQUITY		2,566,781	3,906,590

TOTAL LIABILITIES AND EQUITY		$4,876,118	$4,787,766

Commitments (Notes 5, 9 & 18)
Subsequent events (Note 18)

On behalf of the Board of Directors.
“Jerry Kroll”	“Robert Tarzwell”
Director	Director

		Three months ended		Nine months ended
	Note	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Operating expenses
Amortization	5 & 7	$29,997	$4,608	$85,201	$8,257
General and administrative expenses	13	589,707	363,345	1,517,662	751,216
Research and development expenses	14	820,044	850,295	2,725,094	1,977,205
Sales and marketing expenses		441,253	53,938	731,491	129,998
Stock-based compensation expense	11	282,167	175,180	819,546	659,802
		(2,163,168)	(1,447,366)	(5,878,994)	(3,526,478)
Other items
Accretion interest expense	10	145,985	5,181	186,764	5,181
Finder’s fees re convertible loan	10	675,007	-	675,007	-
Foreign exchange loss		572	1,338	8,503	4,380

Net and comprehensive loss		$(2,984,732)	$(1,453,885)	$(6,749,268)	$(3,536,039)

Loss per share – basic and fully diluted		$(0.07)	$(0.05)	$(0.16)	$(0.11)

Weighted average number of shares outstanding – basic and fully diluted	11	43,556,478	32,131,597	42,733,909	30,979,169

Electrameccanica Vehicles Corp.
Statements of Changes in Equity
(Expressed in Canadian dollars)

		Share capital							Equity
									component
							Share-based		of
		Number of			Share	Share	payment		convertible
		shares	Amount		subscription	Issue cost	reserve		loan	Deficit	Total
Balance at December 31, 2015		26,783,625	$458,520		$50,000		$$354,015	$		$(995,833)	$(133,298)
Shares issued for cash		13,575,200	8,375,519		-	(1,604,486)	-		-	-	6,771,033
Shares issued for finders fees		1,273,512	823,512		-	-	519,088		-	-	1,342,600
Shares issued for convertible debt issue cost		26,250	26,250		-	-	16,852		-	-	43,102
Share issued to settle debt		125,000	50,000		-	-	-		-	-	50,000
Share-based payment		-	3,264,681		-	-	-		-	-	3,264,681
Stock-based compensation		-	-		-	-	1,461,189		-	-	1,461,189
Share subscription		-	-		51,500	(10,000)	-		-	-	41,500
Equity component of convertible loan		-	-		-	-	-		39,130	-	39,130
Comprehensive loss for the year		-	-		-	-	-		-	(8,973,347)	(8,973,347)
				$
Balance at December 31, 2016		41,783,587	$12,998,482		101,500	$(1,614,486)	$2,351,144		$39,130	$(9,969,180)	$3,906,590

Shares issued for cash	11	1,964,970	2,497,415		-	(268,138)	-		-	-	2,229,277
Shares issued for finders fees	11	105,001	680,007		-	-	3,223		-	-	683,230
Share issued for convertible loan	11	1,300,034	1,469,604						(169,570)		1,300,034
Share issued for services	11	50,000	50,000				288,432				338,432
Share subscription	11	-	-		(101,500)	10,000	-		-	-	(91,500)
Stock-based compensation	11	-	-		-	-	819,546		-	-	819,546
Equity component of convertible loan	11								130,440		130,440
Comprehensive loss for the period		-	-		-	-	-		-	(6,749,268)	(6,749,268)
Balance at September 30, 2017 (Unaudited)		45,203,592	$17,695,508		$-	$(1,872,624)	$3,462,345		$-	$(16,718,448)	$2,566,781

During the year ended December 31, 2016, the Company completed a 1:5 forward share split and all references to number of shares have been retroactively adjusted. See note 11 for further details.

Electrameccanica Vehicles Corp.
Statements of Cash Flows
(Unaudited - Expressed in Canadian dollars)

	Three months ended		Nine months ended

	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating activities
Loss for the period	$(2,984,732)	$(1,453,885)	$(6,749,268)	$(3,536,039)
Adjustments for:
Amortization	29,997	4,608	85,201	8,257
Stock-based compensation expense	282,167	175,180	819,546	659,802
Stock-based payment expense	338,432	-	338,432	-
Interest accretion expense	145,985	5,181	186,764	5,181
Finder’s fees re convertible loan	675,007	-	675,007	-
Changes in non-cash working capital items:
Receivables	40,353	(98,533)	127,567	(179,925)
Prepaid expenses	(365,151)	23,924	(347,671)	(143,371)
Inventory	-	-	(3,475)	14,966
Trades payable and accrued liabilities	299,683	428,001	427,076	489,453
Advance payable	-	-	-	(50,000)
Customer deposits	2,750	79,750	35,500	79,994
Net cash flows used in operating activities	(1,535,509)	(835,774)	(4,405,321)	(2,651,682)
Investing activities
Expenditures on plant and equipment	(834)	(27,103)	(138,344)	(58,935)
Investment	(100,000)	-	(200,000)	-
Expenditures on intellectual property	(28,552)	(8,326)	(63,805)	(18,227)
Net cash flows used in investing activities	(129,386)	(35,429)	(402,149)	(77,162)
Financing activities
Proceeds from convertible loans	2,209,295	300,000	2,209,295	300,000
Repayment of shareholder loan	-	-	-	(135,000)
Proceeds from share subscription	-	106,500	-	106,500
Proceeds on issuance of common shares – net of share issue costs	1,330,936	140,000	2,146,000	2,585,200
Net cash flows from financing activities	3,540,231	546,500	4,355,295	2,856,700
(Decrease) increase in cash and cash equivalents	1,875,336	(324,703)	(452,175)	127,856

Cash and cash equivalents, beginning	1,588,772	558,916	3,916,283	106,357
Cash and cash equivalents, ending	$3,464,108	$234,213	$3,464,108	$234,213

Cash	$2,209,108	$234,213	$2,209,108	$234,213
Cash equivalents	1,255,000	-	1,255,000	-
Cash and cash equivalents, ending	$3,464,108	$234,213	$3,464,108	$234,213

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

1.    Nature and continuance of operations

Electrameccanica Vehicles Corp (the “Company”) was incorporated on February 16, 2015, under the laws of the province of British Columbia, Canada, and its principal activity is the development and manufacturing of single occupancy electric vehicles.

The head office and principal address of the Company are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4.

These financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. As at September 30, 2017 the Company had not commenced commercial production and is not able to finance day to day activities through operations. The Company’s continuation as a going concern is dependent upon the successful results from its electric vehicles manufacturing activities and its ability to attain profitable operations and generate funds there from and/or raise equity capital or borrowings sufficient to meet current and future obligations. These factors indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern. Management intends to finance its operations over the next twelve months through private placement of convertible debt and equity capital. Should the Company be unable to continue as a going concern, the net realizable value of its assets may be materially less than the amounts on its statement of financial position.

2  2.    Significant accounting policies and basis of preparation

The financial statements were authorized for issue on November 19, 2017 by the directors of the Company.

Statement of compliance with International Financial Reporting Standards

These unaudited interim condensed financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) applicable to the preparation of interim financial statements, including International Accounting Standards (“IAS”) 34, Interim Financial Reporting, as issued by the International Accounting Standards Board (“IASB”). These unaudited interim condensed financial statements follow the same accounting policies and methods of application as the most recent annual financial statements of the Company. These unaudited interim condensed financial statements do not include all the information and disclosures required by IFRS for annual financial statements and should be read in conjunction with the annual audited financial statements for the year ended December 31, 2016, which have been prepared in accordance with IFRS as issued by the IASB.

Basis of preparation

The financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. The financial statements are presented in Canadian dollars.

Significant estimates and assumptions

The preparation of financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

2.    Significant accounting policies and basis of preparation

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the useful lives of plant and equipment, fair value measurements for financial instruments and share-based payments, and the recoverability and measurement of deferred tax assets.

Significant judgments

The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:
•
The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
•
the classification of financial instruments; and
•
the calculation of income taxes require judgement in interpreting tax rules and regulations.

Share-based payments

Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the option reserve. The fair value of options is determined using a Black–Scholes pricing model. The number of options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Loss per share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company. Fully diluted loss per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of fully diluted loss per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period.

Financial instruments

The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition. The Company has no financial instruments classified as fair value through profit or loss, held-to-maturity, or available for sale.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. Cash and accounts receivable are classified as loans and receivables.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

2.    Significant accounting policies and basis of preparation

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. The Company’s non-derivative financial liabilities consist of trade payables, customer deposits, convertible loan and shareholder loan.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. Any impairment is recorded in profit or loss. No impairment was required on the Company’s financial instruments.

The Company does not have any derivative financial assets and liabilities.

Impairment of assets

The carrying amount of the Company’s long-lived assets is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount. Any reversal of impairment cannot increase the carrying value of the asset to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

2.    Significant accounting policies and basis of preparation

Deferred income tax:

Deferred income tax is recognized, using the asset and liability method, on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Plant and Equipment

Plant and equipment is stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the statement of comprehensive loss.

Amortization is calculated on a straight-line method to write off the cost of the assets to their residual values over their estimated useful lives. The amortization rates applicable to each category of property, plant and equipment are as follows:

Class and plant and equipment	Amortization rate
Office furniture and equipment	20%
Shop equipment	20%
Computer equipment	33%
Computer software	50%
Vehicles	33%
Leasehold improvements	over term of lease

Trademarks and Patents

The Company capitalizes legal fees and filing costs associated with the development of its trademarks and patents. Trademarks and patents are depreciated over an estimated useful life of 5 years using the straight-line method, however trademarks or patents with indefinite useful lives are not amortized.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

2.    Significant accounting policies and basis of preparation

Research and Development Costs

Research costs are expensed when incurred and are stated net of government grants. Development costs including direct material, direct labour and contract service costs are capitalized as intangible assets when the Company can demonstrate that the technical feasibility of the project has been established; the Company intends to complete the asset for use or sale and has the ability to do so; the asset can generate probable future economic benefits; the technical and financial resources are available to complete the development; and the Company can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life. The Company did not have any development costs that met the capitalization criteria for the period ended September 30, 2017, or in the prior fiscal year.

3.    Accounting standard issued but not yet effective

New standard IFRS 9 “Financial Instruments”

This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.

The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018.

New standard IFRS 15 “Revenue from Contracts with Customers”

This new standard contains a single model that applies to contracts with customers and two approaches to recognizing revenue: at a point in time or over time. The model features a contract-based five-step analysis of transactions to determine whether, how much and when revenue is recognized. New estimates and judgmental thresholds have been introduced, which may affect the amount and/or timing of revenue recognized.  IFRS 15 is effective for annual periods beginning on or after January 1, 2018 with early adoption permitted.

New standard IFRS 16 “Leases”

This new standard replaces IAS 17 “Leases” and the related interpretative guidance. IFRS 16 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset being leased. For those assets determined to meet the definition of a lease, IFRS 16 introduces significant changes to the accounting by lessees, introducing a single, on-balance sheet accounting model that is similar to current finance lease accounting, with limited exceptions for short-term leases or leases of low value assets. Lessor accounting is not substantially changed. The standard is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted for entities that have adopted IFRS 15.

The Company has not early adopted these new standards and is currently assessing the impact that these standards will have on its financial statements.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

3.    Accounting standard issued but not yet effective

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s financial statements.

4.    Receivables

	September 30, 2017	December 31, 2016
Trade receivable	$22,393	$-
GST receivable	55,343	155,498
IRAP contribution receivable	30,607	108,535
GIC interest receivable	17,374	6,000
Other	18,000	1,251
	$143,717	$271,284

5.    Plant and equipment

	Office Furniture and Equipment	Shop Equipment	Computer Equipment	Software	Vehicles	Leasehold Improvements	Total
Cost:

At December 31, 2015	$13,500	$2,938	$-	$-	$-	$-	$16,438
Additions	10,555	17,216	18,897	-	173,213	12,146	232,027
At December 31, 2016	24,055	20,154	18,897	-	173,213	12,146	248,465
Additions	31,268	36,301	18,204	18,713	16,463	17,395	138,344
At September 30, 2017	55,323	56,455	37,101	18,713	189,676	29,541	386,809

Amortization:

At December 31, 2015	580	49	-	-	-	-	629
Charge for the year	4,318	2,165	2,514	-	11,666	1,904	22,567
At December 31, 2016	4,898	2,214	2,514	-	11,666	1,904	23,196
Charge for the period	7,670	8,298	7,897	5,873	47,564	5,063	82,365
At September 30, 2017	12,568	10,512	10,411	5,873	59,230	6,967	105,561

Net book value:
At December 31, 2016	$19,157	$17,940	$16,383	$-	$161,547	$10,242	$225,269
At September 30, 2017	$42,755	$45,943	$26,690	$12,840	$130,446	$22,574	$281,248

On September 29, 2017 the Company entered into a manufacturing agreement (“agreement”) with Chongqing Zongshen Automobile Co., Ltd. (“Zongshen”). Under the agreement the Company agrees to reimburse Zongshen for the cost of the prototype tooling and molds estimated to be CNY ¥9.5 million (CAD $1.8 million), which shall be payable on or before March 18, 2018, and the mass production tooling and molds estimated to be CNY ¥29.3 million (CAD $6.0 million), which shall be payable 50% when Zongshen commences manufacturing the tooling and molds, 40% when Zongshen completes manufacturing the tooling and molds, and 10% upon delivery to the Company of the first production vehicle.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017
5.    Plant and equipment (cont'd)

Under the agreement the Company agrees the minimum purchase commitments for the Solo vehicle are in calendar 2018: 5,000, in 2019: 20,000, and in 2020: 50,000, which shall be payable based on the Company’s purchase orders: 30% after Zongshen schedules production, and 70% after accepted vehicle delivery.

6.     Investment

On July 15, 2015, the Company entered into a Joint Operating Agreement with Intermeccanica International Inc. (“Intermeccanica”) and Henry Reisner, as amended September 19, 2016. The Joint Operating Agreement includes an operating lease agreement, a product assembly agreement and buy-out or merger agreement.

On October 18, 2017 the Company entered into a Share Purchase Agreement (the “SPA”) to acquire Intermeccanica, which replaced the Joint Operating Agreement. Under the SPA the Company agreed to purchase all the shares of Intermeccanica for $2,500,000. In addition to an initial payment of $100,000 in 2016, during the nine months ended September 30, 2017 an additional $200,000 was paid. On October 18, 2017 the Company paid $700,000, and entered into a Promissory Note (the “Note”) for the balance of $1,500,000. The Note bears interest at 5% per annum, and is payable in installments of $500,000 plus accrued interest on the 6th, 12th and 18th month after purchase. Under the Note if the Company raises at least $10 million by way of equity or debt after October 18, 2017 the unpaid portion of the Note shall be paid within 30 days. The Promissory Note will be secured over the assets of Intermeccanica.

7.    Trademarks and patents

Cost:

At December 31, 2015	$-
Additions	25,345
At December 31, 2016	25,345
Additions	63,805
At September 30, 2017	89,150

Amortization:

At December 31, 2015	-
Charge for the year	-
At December 31, 2016	-
Charge for the period	2,836
At September 30, 2017	2,836

Net book value:
At December 31, 2016	$25,345
At September 30, 2017	$86,314

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

8.    Trade payables and accrued liabilities

	September 30, 2017	December 31, 2016
Trade payables	$267,068	$70,401
Due to related parties (Note 15)	50,986	79,904
Accrued liabilities	577,022	317,695
	$895,076	$468,000

9.    Commitments

Lease obligations relate to the Company’s rent of office space and warehouse space. The term of the leases expire on November 1, 2020 and July 1, 2020 with the Company holding an option to renew for a further five years for the office space.

As at September 30, 2017, future payments required under non-cancellable operating leases contracted for but not capitalized in the financial statements are as follows:

	September 30, 2017	December 31, 2016
Payable not later than one year	$235,342	$221,071
Payable later than one year and not later than five years	434,485	601,542
Payable later than five years	-	-
	$669,827	$882,613

10.    Convertible loans

On July 31, 2017 the unsecured convertible loan for $300,000, which was issued on September 7, 2016, was converted by the holder into units of the Company at a price of $1.00 per unit. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share for a period of five years from September 7, 2016. On October 5, 2016, the Company issued 26,250 units at a price of $1.00 per unit with a fair value of $43,102 for third party finder’s fees regarding the convertible loan.

The loan was non-interest bearing. The fair value of the liability component was calculated using a market interest rate for an equivalent non-convertible loan, which the Company determined to be 15%.  The residual amount, representing the value of the equity conversion option, was included in shareholders equity as the equity component of the convertible loan. The implicit interest rate for the convertible loan was 15% per annum. The carrying value of the liability component was being accreted to the face value of the convertible loan over the period from issuance to the maturity date of September 7, 2017. Upon conversion the loan was accreted to face value.

	September 30,	December 31,
Unsecured Convertible Loan issued September 7, 2016	2017	2016
Proceeds from issue of convertible loan	$300,000	$300,000
Amount allocated to equity on issue of convertible loan	(39,130)	(39,130)
Finder’s fees re convertible loan	(43,102)	(43,102)
Interest accretion expense	82,232	25,908
Conversion to common shares	(300,000)	-
	$-	$243,676

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017
10.    Convertible loans

On September 29, 2017 the unsecured convertible loan for $1,000,034, which was issued on July 31, 2017, was converted by the holder into units of the Company at a price of $1.00 per unit. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share for a period of five years from July 31, 2017. On September 30, 2017, the Company issued 100,001 common shares at a price of $1.00 per share with a fair value of $675,007 for third party finder’s fees regarding the convertible loan.

The loan was non-interest bearing. The fair value of the liability component was calculated using a market interest rate for an equivalent non-convertible loan, which the Company determined to be 15%.  The residual amount, $130,439, representing the value of the equity conversion option, was included in shareholders equity as the equity component of the convertible loan. The implicit interest rate for the convertible loan was 15% per annum. The carrying value of the liability component was being accreted to the face value of the convertible loan over the period from issuance to the maturity date of July 31, 2018. Upon conversion the loan was accreted to face value.

Unsecured Convertible Loan issued July 31, 2017	September 30, 2017
Proceeds from issue of convertible loan	$1,000,034
Amount allocated to equity on issue of convertible loan	(130,439)
Finder’s fees re convertible loan	(675,007)
Interest accretion expense	805,446
Conversion to common shares	1,000,034
$-

On September 29, 2017 the Company received USD $970,000 (CAD $1,209,261) as a deposit on a financing of USD $1,152,289 (CAD $1,437,277). Subsequent to September 30, 2017 the Company received the balance of the financing totaling USD $182,289 (CAD $227,966) (note 18).

11.    Share capital

Authorized share capital

Unlimited number of common shares without par value.

On June 22, 2016, the Company completed a stock split of one pre-split common share for five post-split shares. All information related to common shares, options and warrants presented in these financial statements and accompanying notes have been retroactively adjusted to reflect the increased number of common shares resulting from the stock split.

Issued share capital

At September 30, 2017 the Company had 45,203,592 issued and outstanding common shares (December 31, 2016 – 41,783,587).

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

11.    Share Captial (cont'd)

Private placements

On February 8, 2017, the Company completed a private placement of 320,000 units at a price of $1.00 per unit for gross proceeds of $320,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until February 8, 2022. The Company incurred share issue costs of $42,655 relating to this private placement.

On March 29, 2017, the Company completed a private placement of 108,000 units at a price of $1.00 per unit for gross proceeds of $108,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until March 29, 2022. On March 29, 2017, the Company issued 5,000 units at a price of $1.00 per unit with a fair value of $8,223 for third party finder’s fees relating to this private placement. The Company incurred share issue costs of $10,417 relating to this private placement.

On March 30, 2017, the Company completed a private placement of 100,000 units at a price of $1.00 per unit for gross proceeds of $100,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until March 30, 2022. The Company incurred share issue costs of $12,194 relating to this private placement.

On April 17, 2017, the Company completed a private placement of 200,000 units at a price of $1.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until April 17, 2022. The Company incurred share issue costs of $24,820 relating to this private placement.

On April 26, 2017, the Company completed a private placement of 200,000 units at a price of $1.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until April 26, 2022. The Company incurred share issue costs of $24,820 relating to this private placement.

On May 30, 2017, the Company completed a private placement of 75,000 units at a price of $1.00 per unit for gross proceeds of $75,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until May 30, 2022. The Company incurred share issue costs of $13,159 relating to this private placement.

On June 29, 2017, the Company completed a private placement of 25,000 units at a price of $1.00 per unit for gross proceeds of $25,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until June 29, 2022. The Company incurred share issue costs of $3,095 relating to this private placement.

On July 13, 2017, the Company completed a private placement of 300,000 units at a price of $1.00 per unit for gross proceeds of $300,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until July 13, 2022. The Company incurred share issue costs of $34,934 relating to this private placement.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

11.    Share Captial (cont'd)

On July 27, 2017, the Company completed a private placement of 1,500 units at a price of $1.00 per unit for gross proceeds of $1,500. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until July 27, 2022.

On August 9, 2017, the Company completed a private placement of 200,000 units at a price of $1.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until August 9, 2022. The Company incurred share issue costs of $24,934 relating to this private placement.

On August 30, 2017, the Company completed a private placement of 350,000 units at a price of $1.00 per unit for gross proceeds of $350,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until August 30, 2022. The Company incurred share issue costs of $13,535 relating to this private placement.

On September 29, 2017, the Company completed a private placement of 85,470 units at a price of USD $5.85 per unit for gross proceeds of USD $500,000 (CAD $617,915). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $11.70 per warrant share until September 29, 2022. The Company incurred share issue costs of $63,575 relating to this private placement.

Shares issued on conversion of convertible loans

On July 31, 2017 the unsecured convertible loan for $300,000 (note 10) was converted by the holder into units of the Company at a price of $1.00 per unit. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until September 7, 2021.

On September 29, 2017 the unsecured convertible loan for $1,000,034 (note 10) was converted by the holder into units of the Company at a price of $1.00 per unit. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until July 31, 2022.

Consulting Contracts

On July 31, 2017 the Company entered into a consulting agreement with a consultant to provide cross-marketing services and activities for an initial period of two years from September 30, 2017. The Company agreed to compensate the consultant by the issuance of 45,045 fully vested non-transferrable share purchase warrants of the Company on September 30, 2017. Each warrant entitling the consultant to acquire one common share at a price of USD $1 per warrant share until September 30, 2019. The fair value of the warrants issued was $288,432 (note 11).

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

11.    Share Captial (cont'd)

On August 28, 2017 the Company entered into a consulting agreement with a consultant to provide corporate governance and assistance with complying with securities and exchange regulations and requirements. Upon entering into the consulting agreement the Company issued 50,000 common shares at $1 per share to the consultant. Additionally, the Company agreed to issue to the consultant 100,000 common shares at $1 per share upon completion of an acceptable governance manual, and completion of a filed and accepted NASDAQ submission and issue a further 100,000 common shares at $1 per share upon the Company receiving approval for uplisting to either the NASDAQ or NYSE.

Basic and fully diluted loss per share

The calculation of basic and fully diluted loss per share for the nine months ended September 30, 2017 was based on the loss attributable to common shareholders of $6,749,268 and the weighted average number of common shares outstanding of 42,733,909. Fully diluted loss per share did not include the effect of stock options and warrants as the effect would be anti-dilutive.

Stock options

The Company has adopted an incentive stock option plan, which provides that the Board of Directors of the Company may from time to time, in its discretion, grant to directors, officers, employees and technical consultants to the Company, non-transferable stock options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 60,000,000. Such options will be exercisable for a period of up to 7 years from the date of grant. Options may be exercised no later than 90 days following cessation of the optionee’s position with the Company.

Options granted typically vest one-quarter on the first anniversary subsequent to the grant date and the remaining three-quarters vest in thirty-six (36) equal monthly instalments commencing on the first vesting date.

On exercise, each option allows the holder to purchase one common share of the Company.

The changes in options during period ended September 30, 2017 are as follows:

	September 30, 2017
	Number of options	Weighted average exercise price
Options outstanding, beginning	56,175,000	$0.19
Options granted	1,120,000	1.00
Options expired and forfeited	(85,000)	1.00
Options outstanding, ending	57,210,000	$0.20

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

11.    Share Captial (cont'd)

Details of options outstanding as at September 30, 2017 are as follows:

	Weighted average	Number of options	Number of options
Exercise price	contractual life	outstanding	exercisable
$0.15	4.70 years	45,000,000	26,250,000
$0.15	4.87 years	2,675,000	1,448,958
$0.40	5.19 years	8,400,000	3,850,000
$0.40	5.44 years	25,000	9,896
$1.00	5.73 years	50,000	16,667
$1.00	6.39 years	960,000	78,125
$1.00	6.86 years	100,000
	4.82 years	57,210,000	31,653,646

The weighted average grant date fair value of options granted during the period ended September 30, 2017 was $0.74. The fair value was determined using the Black-Scholes option pricing model using the following weighted average assumptions:

Period ended September 30, 2017
Expected life of options	5 years
Annualized volatility	100%
Risk-free interest rate	1.06%
Dividend rate	0%

Volatility was determined based on the historical volatility of a similar Company’s share price over a period of time equivalent to the expected life of the option granted. During the period ended September 30, 2017, the Company recognized stock-based compensation expense of $819,546.

Warrants

On exercise, each warrant allows the holder to purchase one common share of the Company.

The fair value of the warrants issued as part of the third party finder’s fee at issue date on March 29, 2017 was $3,223 as calculated using the Black-Scholes option pricing model with the same assumptions used for stock options.

The fair value of the warrants issued for consulting services at issue date on September 30, 2017 was $288,432 as calculated using the Black-Scholes option pricing model using the following weighted average assumptions:

Period ended September 30, 2017
Expected life of warrants	2 years
Annualized volatility	200%
Risk-free interest rate	1.52%
Dividend rate	0%

Volatility was determined based on the historical volatility of the Company’s share price over a period of time equivalent to the expected life of the option granted.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

11.    Share Captial (cont'd)

The changes in warrants during the period ended September 30, 2017 are as follows:

	September 30, 2017
	Number of warrants	Weighted average exercise price
Warrants outstanding, beginning	18,533,587	$1.64
Warrants issued	3,315,049	2.31
Warrants outstanding, ending	21,848,636	$1.74

At September 30, 2017, all warrants outstanding were exercisable.

Details of warrants outstanding as at September 30, 2017 are as follows:

Period ended September 30, 2017
Expected life of options	5 years
Annualized volatility	100%
Risk-free interest rate	1.06%
Dividend rate	0%

12.    Reserve

Share-based payment reserve

The share-based payment reserve records items recognized as stock-based compensation expense and other share-based payments until such time that the stock options or warrants are exercised, at which time the corresponding amount will be transferred to share capital. If the options, or warrants expire unexercised, the amount remains in the share-based payment reserve account.

13.    General and administrative expenses

	Three months ended	Nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Rent	$ 65,698	$ 36,794	$ 186,392	$ 94,129
Office Expenses	29,637	19,440	90,335	53,747
Legal & Professional	269,296	196,001	622,700	375,332
Consulting Fees	67,148	67,484	254,056	127,187
Investor Relations	76,004	-	116,580	-
Salaries	81,924	43,626	247,599	100,821
	$ 589,707	$ 363,345	$ 1,517,662	$ 751,216

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

14.
Research and development expenses

	Three months ended		Nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Labour	$455,171	$406,747	$1,359,508	$1,188,740
Materials	476,253	493,867	1,670,500	934,245
Government grants	(111,380)	(50,319)	(304,914)	(145,780)
	$820,044	$850,295	$2,725,094	$1,977,205

15.
Related party transactions

Related party balances

The following amounts are due to related parties

	September 30, 2017	December 31, 2016
Due to related parties (Note 8)	$50,986	$79,904
	$50,986	$79,904

These amounts are unsecured, non-interest bearing and have no fixed terms of repayment.

Key management personnel compensation

Three months ended		Nine months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Consulting fees	$45,000	$45,000	$135,000	$91,500
Salary	66,000	15,000	168,000	30,000
Deferred salary for CEO	-	-	30,000
Stock-based compensation	171,218	157,833	598,110	615,674
	$282,218	$217,833	$931,110	$737,174

16.
Financial instruments and financial risk management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company’s primary exposure to credit risk is on its cash and cash equivalents comprising cash and short-term deposits held in bank accounts. The majority of cash and short-term deposits are deposited in bank accounts held with major financial institutions in Canada. As most of the Company’s cash and short-term deposits are held by one financial institution there is a concentration of credit risk. This risk is managed by using major financial institutions that are high credit quality financial institutions as determined by rating agencies. The Company’s secondary exposure to risk is on its other receivables. This risk is minimal as receivables consist primarily of government grant and refundable government goods and services taxes.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

16.
Financial instruments and financial risk management (cont’d)

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

Historically, the Company's source of funding has been shareholder loans and the issuance of convertible debt and equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant debt and equity funding.

The following is an analysis of the contractual maturities of the Company’s non-derivative financial liabilities as at September 30, 2017:

At September 30, 2017	Within one year	Between one and five years	More than five years
Trade payables	$318,054	$-	$-
Customer deposits	205,000	-	-
Deposit on financing	1,209,261
	$1,732,315	$-	$-

At December 31, 2016	Within one year	Between one and five years	More than five years
Trade payables	$150,305	$-	$-
Customer deposits	169,500	-	-
Convertible loan	243,676	-	-
	$563,481	$-	$-

Foreign exchange risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company is exposed to currency risk as it incurs expenditures that are denominated in US dollars while its functional currency is the Canadian dollar. The Company does not hedge its exposure to fluctuations in foreign exchange rates.

The following is an analysis of Canadian dollar equivalent of financial assets and liabilities that are denominated in US dollars:

	September 30, 2017	December 31, 2016
Cash and cash equivalents	$1,874,044	$98,762
Trade payables	(124,479)	(4,804)
	$1,749,565	$93,958

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

16.
Financial instruments and financial risk management (cont’d)

Based on the above net exposures, as at September 30, 2017, a 10% change in the US dollars to Canadian dollar exchange rate would impact the Company’s net loss by $140,339 (December 31, 2016 - $6,992).

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of twelve months or less and are therefore exposed to interest rate fluctuations on renewal. A 1% change in market interest rates would have an impact on the Company’s net loss of $9,338 for the period ended September 30, 2017 (December 31, 2016 - $39,163)

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	September 30, 2017	December 31, 2016
Loans and receivables:
Cash and cash equivalents	$3,464,108	$3,916,283
Other receivables	143,717	271,284
	$3,607,825	$4,187,567

Financial liabilities included in the statement of financial position are as follows:

	September 30, 2017	December 31, 2016
Non-derivative financial liabilities:
Trade payable	$318,054	$150,305
Customer deposits	205,000	169,500
Convertible loan	1,209,261	243,676
	$1,732,315	$563,481

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●
Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●
Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●
Level 3 – Inputs that are not based on observable market data.

17.
Capital management

The Company’s policy is to maintain a strong capital base so as to safeguard the Company’s ability to maintain its business and sustain future development of the business. The capital structure of the Company consists of equity. There were no changes in the Company’s approach to capital management during the year. The Company is not subject to any externally imposed capital requirements.

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

18.
Subsequent events

On October 13, 2017 the Company issued 12,500 common shares pursuant the exercise of stock options of $0.15 per share for proceeds of $1,875.

On October 16, 2017 the President and CEO of the Company (as “Pledgor”) entered into a Share Pledge Agreement (“Share Pledge”) to guarantee the payment by the Company for the cost of the prototype tooling and molds estimated to be CNY ¥9.5 million (CAD $1.8 million) to Zongshen (note 5) through the pledge of 800,000 common shares of the Company at a deemed price of USD $2.00. The Company approved its obligations under the Share Pledge and has agreed to reimburse the Pledgor on a one for one basis for any pledged shares realized by Zongshen at a deemed issue price of CAD $2.00 per common share.

On October 16, 2017, the Company completed a private placement of 50,000 units at a price of USD $6.00 per unit for gross proceeds of USD $300,000 (CAD $373,350). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $12.00 per warrant share until October 16, 2019. On October 16, 2017, the Company issued 2,000 common shares at a price of USD $6.00 per share with a fair value of USD $12,000 (CAD $14,934) for third party finder’s fees relating to this private placement. Additionally, the Company has agreed to pay cash third party finder’s fees of USD $18,000 (CAD $23,642) relating to this private placement.

On October 17, 2017, the Company issued an unsecured convertible loan for USD $1,152,289 (CAD $1,437,277). The loan, which is non-interest bearing, matures on October 17, 2018. The loan is convertible, at the holder’s option at any time before maturity into units of the Company at a price of USD $3.60 per unit or will automatically convert into units of the Company at a price of USD $3.60 per unit, if prior to maturity the Company’s common shares trade on the OTCQB (or such other stock exchange on which the common shares are listed) at either a volume weighted average trading price or final closing bid price of USD $8.00 or greater per common share for a period of 10 consecutive trading days. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD 7.20 per warrant share for a period of five years from date of issue. The Company has agreed to pay cash third party finder’s fees of USD $115,229 (CAD $143,728 relating to the convertible loan upon conversion of the loan to common shares (note 10).

On October 18, 2017 the Company entered into a Share Purchase Agreement (the “SPA”) to acquire Intermeccanica. Under the SPA the Company agreed to purchase all the shares of Intermeccanica for $2,500,000. In addition to an initial payment of $100,000 in 2016, during the nine months ended September 30, 2017 an additional $200,000 was paid (note 6). On October 18, 2017 the Company paid $700,000, and entered into a Promissory Note (the “Note”) for the balance of $1,500,000. The Note bears interest at 5% per annum, and is payable in installments of $500,000 plus accrued interest on the 6th, 12th and 18th month after purchase. Under the Note if the Company raises at least $10 million by way of equity or debt after October 18, 2017 the unpaid portion of the Note shall be paid within 30 days. The Promissory Note will be secured over the assets of Intermeccanica.

On October 23, 2017, the Company completed a private placement of 45,045 common shares at a price of USD $5.55 per share for gross proceeds of USD $250,000 (CAD $315,790).

Electrameccanica Vehicles Corp.
Notes to the Financial Statements
(Unaudited - Expressed in Canadian dollars)
For the nine months ended September 30, 2017

18.
Subsequent events (cont.)

On October 31, 2017, the Company completed a private placement of 250,000 units at a price of USD $3.75 per unit for gross proceeds of USD $937,500 (CAD $1,192,545). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $7.50 per warrant share until October 31, 2024. On October 31, 2017, the Company issued 12,500 common shares at a price of USD $3.75 per share with a fair value of USD $46,875 (CAD $59,625) for third party finder’s fees relating to this private placement. Additionally, the Company has agreed to pay cash third party finder’s fees of USD $65,625 (CAD $83,475) relating to this private placement.

On November 6, 2017, the Company completed a private placement and option subscription agreement. Pursuant to the private placement the Company issued 352,941 shares at a price of $0.85 for gross proceeds of $300,000. The agreement entitles the subscriber to acquire up to an aggregate of 1,000,000 shares at a price of $0.85 per share until May 6, 2018. The Company has agreed to pay cash third party finder’s fees of $30,000 relating to this private placement.

On November 9, 2017, the Company completed a private placement of 250,000 units at a price of USD $3.75 per unit for gross proceeds of USD $937,500 (CAD $1,187,906). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $7.50 per warrant share until November 9, 2019. On November 9, 2017, the Company issued 12,500 common shares at a price of USD $3.75 per share with a fair value of USD $46,875 (CAD $59,395) for third party finder’s fees relating to this private placement. Additionally, the Company has agreed to pay cash third party finder’s fees of USD $65,625 (CAD $83,153) relating to this private placement.

ELECTRAMECCANICA VEHICLES CORP.

                      Common Shares

____________________________

PROSPECTUS

____________________________

                          , 2018

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporate laws of British Columbia allow us, and our Articles require us (subject to the provisions of the Business Corporations Act (British Columbia) note below), to indemnify our directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia).

According to Business Corporations Act (British Columbia) for the purposes of such an indemnification:

“eligible party”, in relation to the Company, means an individual who:

(a)	is or was a director or officer of the Company; and

(b)	is or was a director or officer of another corporation:

(i)	at a time when the corporation is or was an affiliate of the Company; or

(ii)	at the request of the Company; or

(c)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and include/es, except in the definition of “eligible proceeding” and certain other cases, the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the Business Corporations Act (British Columbia), the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of our Articles noted above, the Company must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

(a)
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; and

(d)
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following:

(a)	indemnify the eligible party in respect of the proceeding; or

(b)	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the Business Corporations Act (British Columbia) or our Articles, on the application of the Company or an eligible party, the British Columbia Supreme Court may do one or more of the following:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

(e)	make any other order the court considers appropriate.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

Since our inception on February 16, 2015, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S promulgated under the Securities Act regarding sales by an issuer in offshore transactions, Regulation D under the Securities Act, Rule 701 under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

On February 16, 2015, we issued an aggregate of 24,850,000 post-subdivision shares of our common share at a price of $0.0002 per share to seven individuals/entities pursuant to private placement subscription agreements.

On February 16, 2015, we issued 500,000 post-subdivision units (each, a “Unit”) at a price of $0.0002 per Unit to one individual pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $0.40 per share (each, a “Warrant Share”) until five years from the date of issuance.

On June 11, 2015, we issued 45,000,000 post-subdivision options (each, an “Option”) to one individual to purchase a share of common share (each, an “Option Share”) at a price of $0.15 per Option Share until June 11, 2022.

On June 12, 2015, we issued 50,000 post-subdivision units (each, a “Unit”) at a price of $0.20 per Unit to one entity pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $0.40 per share (each, a “Warrant Share”) until five years from the date of issuance.

On June 15, 2015, we issued 50,000 post-consolidation units (each, a “Unit”) at a price of $0.20 per Unit to one individual pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $0.40 per share (each, a “Warrant Share”) until five years from the date of issuance.

On June 26, 2015, we issued an aggregate of 375,000 post-subdivision units (each, a “Unit”) at a price of $0.20 per Unit to one individual and one entity pursuant to private placement subscription agreements. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $0.40 per share (each, a “Warrant Share”) until five years from the date of issuance.

On July 7, 2015, we issued 125,000 post-subdivision units (each, a “Unit”) at a price of $0.20 per Unit to one individual pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $0.40 per share (each, a “Warrant Share”) until five years from the date of issuance.

On August 13, 2015, we issued 2,740,000 post-subdivision options (each, an “Option”) to 14 individuals to purchase a share of common share (each, an “Option Share”) at a price of $0.15 per Option Share until August 13, 2022.

On August 19, 2015, we issued 62,500 post-subdivision units (each, a “Unit”) at a price of $0.40 per Unit to one individual pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $1.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On December 1, 2015, we issued an aggregate of 340,500 post-subdivision units (each, a “Unit”) at a price of $0.40 per Unit to four individuals pursuant to private placement subscription agreements. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $1.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On December 9, 2015, we issued 8,475,000 post-subdivision options (each, an “Option”) to 21 individuals to purchase a share of common share (each, an “Option Share”) at a price of $0.40 per Option Share until December 9, 2022.On December 31, 2015, we issued an aggregate of 430,625 post-subdivision units (each, a “Unit”) at a price of $0.40 per Unit to eight individuals pursuant to private placement subscription agreements. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $1.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On January 22, 2016, we issued an aggregate of 3,162,500 post-subdivision units (each, a “Unit”) at a price of $0.40 per Unit to eight individuals/entities pursuant to private placement subscription agreements. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $1.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On February 29, 2016, we issued an aggregate of 187,500 post-subdivision units (each, a “Unit”) at a price of $0.40 per Unit to three individuals pursuant to private placement subscription agreements. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $1.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On March 7, 2016, we issued an aggregate of 750,000 post-subdivision units (each, a “Unit”) at a price of $0.40 per Unit to five individuals/entities pursuant to private placement subscription agreements. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $1.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On March 7, 2016, we issued 25,000 post-subdivision options (each, an “Option”) to one individual to purchase a share of common share (each, an “Option Share”) at a price of $0.40 per Option Share until March 7, 2023.

On May 16, 2016, we issued an aggregate of 730,200 post-subdivision units (each, a “Unit”) at a price of $1.00 per Unit to twelve individuals pursuant to private placement subscription agreements. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On June 21, 2016, we issued 75,000 post-subdivision options (each, an “Option”) to three individuals to purchase a share of common share (each, an “Option Share”) at a price of $1.00 per Option Share until June 21, 2023.

On June 21, 2016, we issued and aggregate of 475,000 post-subdivision units ((each, a “Unit”) at a price of $1.00 per Unit to five individuals pursuant to private placement subscription agreements. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On August 15, 2016, we issued 25,000 units (each, a “Unit”) at a price of $1.00 per Unit to one individual pursuant to a private placement subscription agreement. Each Unit was comprised of one shares of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On September 7, 2016, we issued an aggregate of 115,000 units (each, a “Unit”) at a price of $1.00 per Unit to five individuals pursuant to a private placement subscription agreement. Each Unit was comprised of one shares of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On September 7, 2016, we issued a $300,000 unsecured convertible note (the “Note”) that is convertible into units (each, a “Unit”) at a price of $1.00 per Unit. Each Unit consists of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until September 7, 2021.

On October 5, 2016, we issued an aggregate of 105,000 units (each, a “Unit”) at a price of $1.00 per Unit to two individuals pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On October 5, 2016, we issued an aggregate of 149,762 units (each, a “Unit”) at a price of $1.00 per Unit to two individuals/entities pursuant to third party finder’s fees. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On October 28, 2016, we issued 2,000,000 units (each a “Unit”) at a price of $1.00 per Unit to one individual pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On October 28, 2016 we issued 2,400,000 units (each a “Unit”) at a price of $0.8333333333 per Unit to one entity pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and 1.6666666667 common share purchase warrants (each whole warrant, a “Warrant”). Each whole Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On November 21, 2016, we issued 4,500,000 units (each a “Unit”) at a price of $0.36340426 per Unit to eight individuals/entities pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On November 21, 2016, we issued 400,000 units (each a “Unit”) at a price of $1.00 per Unit to one individual pursuant to third party finder’s fees. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On February 8, 2017, we issued 320,000 units (each a “Unit”) at a price of $1.00 per Unit to three individuals pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On February 17, 2017, we issued 1,020,000 options (each, an “Option”) to thirty-two individuals to purchase a share of common share (each, an “Option Share”) at a price of $1.00 per Option Share until February 17, 2024.

On March 29, 2017, we issued 108,000 units (each a “Unit”) at a price of $1.00 per Unit to four individuals pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On March 29, 2017, we issued 5,000 units (each a “Unit”) at a price of $1.00 per Unit to one individual pursuant to third party finder’s fees. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On March 30, 2017, we issued 100,000 units (each a “Unit”) at a price of $1.00 per Unit to one individual pursuant to a private placement subscription agreement. Each Unit was comprised of one share of our common share and one common share purchase warrant (each, a “Warrant”). Each Warrant entitles the holder to acquire one additional share of our common share at a price of $2.00 per share (each, a “Warrant Share”) until five years from the date of issuance.

On April 17, 2017, we completed a private placement of 200,000 units at a price of $1.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until April 17, 2022. We incurred share issue costs of $24,820 relating to this private placement.

On April 26, 2017, we completed a private placement of 200,000 units at a price of $1.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until April 26, 2022. We incurred share issue costs of $24,820 relating to this private placement.

On May 30, 2017, we completed a private placement of 75,000 units at a price of $1.00 per unit for gross proceeds of $75,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until May 30, 2022. We incurred share issue costs of $13,159 relating to this private placement.

On June 29, 2017, we completed a private placement of 25,000 units at a price of $1.00 per unit for gross proceeds of $25,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until June 29, 2022. We incurred share issue costs of $3,095 relating to this private placement.

On July 13, 2017, we completed a private placement of 300,000 units at a price of $1.00 per unit for gross proceeds of $300,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until July 13, 2022. We has agreed to pay cash third party finder’s fees of $30,000 relating to this private placement.

On July 27, 2017, we completed a private placement of 1,500 units at a price of $1.00 per unit for gross proceeds of $1,500. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until July 27, 2022.

On July 31, 2017 the unsecured convertible loan for $300,000 (note 10) was converted by the holder into units at a price of $1.00 per unit. Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share for a period of five years from date of issue.

On July 31, 2017, we issued an unsecured convertible loan for $1,000,034. The loan, which is non-interest bearing, matures on July 31, 2018. The loan is convertible, at the holder’s option at any time before maturity into units at a price of $1.00 per unit or will automatically convert into units of the Company at a price of $1.00 per unit, if, prior to maturity the Company’s common shares trade on the over-the-counter OTCQB market (or on such other stock exchange or market on which such common shares are listed at the time and as may be selected for such purposes by the Board of Directors of the Company in its sole discretion) at either a volume weighted average trading price or with a final closing bid price of $2.00 or greater per common share for a period of 10 consecutive trading days. Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share for a period of five years from date of issue. We agreed to pay a third party finder’s fee of $100,003 cash relating to this convertible loan.

On August 9, 2017, we completed a private placement of 200,000 units at a price of $1.00 per unit for gross proceeds of $200,000. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of $2 per warrant share until Aug 9, 2022. We agreed to pay a third party finder’s fee of $20,000 cash relating to this private placement.

On October 13, 2017 we issued 12,500 common shares pursuant the exercise of stock options of $0.15 per share for proceeds of $1,875.

On October 16, 2017, we completed a private placement of 50,000 units at a price of USD $6.00 per unit for gross proceeds of USD $300,000 (CAD $373,350). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $12.00 per warrant share until October 16, 2019. On October 16, 2017, we issued 2,000 common shares at a price of USD $6.00 per share with a fair value of USD $12,000 (CAD $14,934) for third party finder’s fees relating to this private placement. Additionally, we agreed to pay a third party finder’s fee of USD $18,000 (CAD $23,642) cash relating to this private placement.

On October 17, 2017, we issued an unsecured convertible loan for USD $1,152,289 (CAD $1,437,277). The loan, which is non-interest bearing, matures on October 17, 2018. The loan is convertible, at the holder’s option at any time before maturity into units at a price of USD $3.60 per unit or will automatically convert into units at a price of USD $3.60 per unit, if prior to maturity our common shares trades on the OTCQB (or such other stock exchange on which the common shares are listed) at either a volume weighted average trading price or final closing bid price of USD $8.00 or greater per common share for a period of 10 consecutive trading days. Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD 7.20 per warrant share for a period of five years from date of issue. We agreed to pay a third party finder’s fee of USD $115,229 (CAD $143,728) cash relating to the convertible loan upon conversion of the loan to common shares (note 10).

On October 23, 2017, we completed a private placement of 45,045 common shares at a price of USD $5.55 per share for gross proceeds of USD $250,000 (CAD $315,790).

On October 31, 2017, we completed a private placement of 250,000 units at a price of USD $3.75 per unit for gross proceeds of USD $937,500 (CAD $1,192,545). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $7.50 per warrant share until October 31, 2024. On October 31, 2017, we issued 12,500 common shares at a price of USD $3.75 per share with a fair value of USD $46,875 (CAD $59,625) for third party finder’s fees relating to this private placement. Additionally, we agreed to pay a third party finder’s fee of USD $65,625 (CAD $83,475) cash relating to this private placement.

On November 6, 2017, we entered into a private placement and option subscription agreement. Pursuant to the agreement, we issued 352,941 shares at a price of $0.85 for gross proceeds of $300,000. The agreement entitles the subscriber to acquire up to an aggregate of 1,000,000 shares at a price of $0.85 per share until May 6, 2018. We agreed to pay a third party finder’s fee of $30,000 cash relating to this private placement.

On November 9, 2017, we completed a private placement of 250,000 units at a price of USD $3.75 per unit for gross proceeds of USD $937,500 (CAD $1,187,906). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $7.50 per warrant share until November 9, 2019. On November 9, 2017, we issued 12,500 common shares at a price of USD $3.75 per share with a fair value of USD $46,875 (CAD $59,395) for third party finder’s fees relating to this private placement. Additionally, we agreed to pay a third party finder’s fee of USD $65,625 (CAD $83,153) cash relating to this private placement.

On November 22, 2017, the Company completed a private placement of 580,000 units at a price of USD $3.75 per unit for gross proceeds of USD $2,175,000 (CAD $2,779,215). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $7.50 per warrant share until November 22, 2019. On November 22, 2017, the Company issued 29,000 common shares at a price of USD $3.75 per share with a fair value of USD $108,750 (CAD $138,960) for third party finder’s fees relating to this private placement. Additionally, the Company has agreed to pay cash third party finder’s fees of USD $152,250 (CAD $194,536) relating to this private placement.

On November 22, 2017, the Company completed a private placement of 50,083 common shares at a price of USD $5.99 per share for gross proceeds of USD $300,000 (CAD $383,322).

On November 22, 2017 the Company issued 100,000 common shares at $1 per share with a fair value of $100,000 to a consultant pursuant to a consulting agreement the Company entered into on August 28, 2017.

On November 23, 2017, the Company completed a private placement of 420,000 units at a price of USD $3.75 per unit for gross proceeds of USD $1,575,000 (CAD $2,012,440). Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD $7.50 per warrant share until November 23, 2019. On November 23, 2017, the Company issued 21,000 common shares at a price of USD $3.75 per share with a fair value of USD $78,750 (CAD $100,622) for third party finder’s fees relating to this private placement. Additionally, the Company has agreed to pay cash third party finder’s fees of USD $110,250 (CAD $140,871) relating to this private placement.

On November 27, 2017 the unsecured convertible loan for USD $1,152,289 (CAD $1,437,052), which was issued on October 17, 2017, was converted by the holder into 320,080 units of the Company at a price of USD $3.60 per unit. Each unit consists of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD 7.20 per warrant share for a period of five years from November 27, 2017. On November 27, 2017, the Company issued 32,008 shares at a price of USD $3.60 per share with a fair value of USD $115,229 (CAD $143,705) for third party finder’s fees regarding the convertible loan.

On December 1, 2017 the Company issued 5,000 common shares pursuant the exercise of warrants at $2.00 per share for proceeds of $10,000.

On December 7, 2017, the Company completed a private placement of 192,901 common shares at a price of USD $5.18 per share for gross proceeds of USD $1,000,000 (CAD $1,268,450).

On December 29, 2017, the Company issued 529,412 common shares at $0.85 per share for gross proceeds of $450,000 pursuant to a private placement and option subscription agreement the Company entered into on November 6, 2017. The Company has agreed to pay cash third party finder’s fees of $45,000 relating to this share subscription.

On January 22, 2018, we completed a private placement of 400,000 units at a price of USD $4.20 per unit for gross proceeds of USD $1,680,000 (CAD$2,083,200). Each unit consisted of one common share and one non-transferable common share purchase warrant with each warrant entitling the subscriber to acquire one additional share at a price of USD$8.40 per warrant share until January 22, 2021.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement

3.1	Notice of Articles(1)

3.2	Articles(1)

4.1	Share Certificate – Common Shares(1)

4.2	Form of Warrant Certificate(1)

4.3
Promissory Note issued on October 18, 2017, included as Exhibit B to Exhibit 99.1 to our report of foreign private issuer on Form 6-K as filed with the SEC on October 20, 2017 and incorporated herein by reference

5.1	Opinion of McMillan LLP**

10.1	Share Purchase Agreement(3)

10.2	Executive Services Agreement between the Company and Jerry Kroll, dated July 1, 2016(1)

10.3	Executive Services Agreement between the Company and Ed Theobald, dated July 1, 2016(1)

10.4	Executive Services Agreement between the Company and Iain Ball, dated July 1, 2016(1)

10.5	Executive Services Agreement between the Company and Hurricane Corporate Services Ltd., dated July 1, 2016(1)

10.6	Executive Services Agreement between the Company and Henry Reisner, dated July 1, 2016(1)

10.7	Executive Services Agreement between the Company and Mark West, dated November 1, 2016(2)

10.8	Manufacturing Agreement between Chongqing Zongshen Automobile Co., Ltd. and the Company, dated September 29, 2017*+

10.9	Share Pledge Agreement between the Company and Jerry Kroll, dated October 16, 2017*

14.1	Code of Ethics(1)

21.1
Electrameccanica Vehicles Corp. has one subsidiary: Intermeccanica International Inc., a corporation subsisting under the laws of the Province of British Columbia, Canada. Electrameccanica Vehicles Corp. has 100% of the voting and dispositive control over the subsidiary.

23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP, Chartered Accountants*

23.2	Consent of McMillan LLP (contained in exhibit 5.1)**

99.1	2015 Stock Option Plan(1)

99.2	Audit Committee Charter(1)

99.3	Nominating and Corporate Governance Committee Charter(1)

99.4	Compensation Committee Charter(1)

Notes:

*	Filed herewith.
**	To be filed by amendment
+
Portions of this exhibit have been omitted pursuant to a request for confidential treatment. Confidential information has been omitted from the exhibit in places marked “****”and has been filed separately with the SEC.

(1)	Filed as an exhibit to our registration statement on Form F-1 as filed with the SEC on October 12, 2016 and incorporated herein by reference.
(2)	Filed as an exhibit to our registration statement on Form F-1/A as filed with the SEC on December 20, 2016 and incorporated herein by reference.
(3)	Filed as an exhibit to our report of foreign private issuer on Form 6-K as filed with the SEC on October 20, 2017 and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S- X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada on this 1st day of February 2018.

ELECTRAMECCANICA VEHICLES CORP.
(Registrant)

By:	/s/ Jerry Kroll
Jerry Kroll, President, Chief Executive Officer
and Director (Principal Executive Officer)

By:	/s/ Kulwant Sandher
Kulwant Sandher, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Kroll as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerry Kroll	President, Chief Executive Officer (Principal Executive Officer) and a director	February 1, 2018
Jerry Kroll

/s/ Kulwant Sandher	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	February 1, 2018
Kulwant Sandher

/s/ Shaun Greffard	Director	January 31, 2018
Shaun Greffard

/s/ Robert Tarzwell	Director	February 1, 2018
Robert Tarzwell

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Electrameccanica Vehicles Corp., has signed this registration statement or amendment thereto in New York, New York, on February 1, 2018.

Ortoli Rosenstadt LLP

By: /s/ William S. Rosenstadt
Name: William S. Rosenstadt
Title: Managing Partner